Exhibit 4.20

DATED 19 November 2020

GRUYERE HOLDINGS PTY LTD

Arranged by

THE FINANCIAL INSTITUTIONS LISTED HEREIN

with

COMMONWEALTH BANK OF AUSTRALIA

Acting as Agent

SYNDICATED FACILITY AGREEMENT

THE SCHEDULES

THIS AGREEMENT is dated 19 November 2020 and made between:

(1)	GOLD FIELDS LIMITED (the “Parent”);

(2)	GRUYERE HOLDINGS PTY LTD ABN 65 615 728 491 (the “Original Borrower”);

(3)	THE SUBSIDIARIES of the Parent listed in Part I of Schedule 1 (The Original Parties) as guarantors (together with the Parent, the “Original Guarantors”);

(4)

THE FINANCIAL INSTITUTIONS listed in Part II of Schedule 1 (The Original Parties) as mandated lead arrangers and bookrunners (together the “Mandated Lead Arrangers and Bookrunners” and individually a “Mandated Lead Arranger and Bookrunner”);

(5)

THE FINANCIAL INSTITUTIONS listed in Part III of Schedule 1 (The Original Parties) as mandated lead arrangers (together the “Mandated Lead Arrangers” and individually a “Mandated Lead Arranger” and, together with the Mandated Lead Arrangers and Bookrunners, and whether acting individually or together, the “Arranger”);

(6)	THE FINANCIAL INSTITUTIONS listed in Part IV of Schedule 1 (The Original Parties) as lenders (the “Original Lenders”); and

(7)	COMMONWEALTH BANK OF AUSTRALIA ABN 48 123 123 124 as agent of the other Finance Parties (the “Agent”).

IT IS AGREED as follows:

SECTION 1

INTERPRETATION

1.	Definitions and Interpretation

1.1	Definitions

In this Agreement:

“Accession Letter” means a document substantially in the form set out in Schedule 6 (Form of Accession Letter).

“Additional Borrower” means a company which becomes an Additional Borrower in accordance with Clause 24 (Changes to the Obligors).

“Additional Guarantor” means a company which becomes an Additional Guarantor in accordance with Clause 24 (Changes to the Obligors).

“Additional Obligor” means an Additional Borrower or an Additional Guarantor.

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

“Agreement” means this agreement.

“Anti-Corruption Laws” means:

(a)	the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, 1997 (the “OECD Convention”);

(b)

the US Foreign Corrupt Practices Act of 1977 (as amended by the Foreign Corrupt Practices Act Amendments of 1988 and 1998, and as may be further amended and supplemented from time to time) or the rules and regulations thereunder (the “ FCPA”);

(c)	the Bribery Act 2010;

(d)	the following South African laws:

(i)	the South African Prevention and Combating of Corrupt Activities Act, 2004; and

(ii)	the South African Prevention of Organised Crime Act, 1998; and

(iii)	the South African Protection of Constitutional Democracy Against Terrorist Related Activities Act, 2004;

(e)

any other applicable law in any applicable jurisdiction (including any (i) statute, ordinance, rule or regulation; (ii) order of any court, tribunal or any other judicial body; and (iii) rule, regulation, guideline or order of any public body, or any other administrative requirement) which:

(i)	prohibits the conferring of any gift, payment or other benefit on any person or any officer, employee, agent or adviser of such person; and/or

(ii)	is broadly equivalent to the FCPA and/or the Bribery Act 2010 or was intended to enact the provisions of the OECD Convention or which has as its objective the prevention of corruption.

“APLMA” means the Asia Pacific Loan Market Association.

“Article 55 BRRD” means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“Assignment Agreement” means an agreement substantially in the form set out in Schedule 5 (Form of Assignment Agreement) or any other form agreed between the relevant assignor and assignee.

“Associate” has the meaning given to such term in Clause 20.1 (Financial definitions) of this Agreement.

“Auditors” means, at any time, the auditors of the Parent at that time, being as at the date of this Agreement, PricewaterhouseCoopers and any replacement for those auditors appointed by the Parent.

“Australian Banking Code of Practice” means the Banking Code of Practice published by the Australian Bankers’ Association, as amended, revised or amended and restated from time to time.

“Australian Withholding Tax” means any Australian Tax required to be withheld or deducted from any interest or other payment under Division 11A of Part III of the Tax Act or Subdivision 12F of Schedule 1 to the Taxation Administration Act 1953 (Cth).

“Availability Period” means the period from and including the date of this Agreement to and including the date which is one (1) Month prior to the Termination Date.

“Available Commitment” means a Lender’s Commitment minus:

(a)	the amount of its participation in any outstanding Loans; and

(b)	in relation to any proposed Utilisation, the amount of its participation in any Loans that are due to be made on or before the proposed Utilisation Date,

other than that Lender’s participation in any Loans that are due to be repaid or prepaid on or before the proposed Utilisation Date.

“Available Facility” means the aggregate for the time being of each Lender’s Available Commitment.

“Bail-In Action” means the exercise of any Write-down and Conversion Powers.

“Bail-In Legislation” means:

(a)

in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time; and

(b)

in relation to any state other than such an EEA Member Country or (to the extent that the United Kingdom is not such an EEA Member Country) the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation.

“Bank Guarantee Facility Agreement” means the bank guarantee facility agreement dated 24 May 2017 between the Parent, the Original Borrower, the subsidiaries of the Parent listed in part I of schedule 1 to that agreement and the financial institutions listed in part II of schedule 1 to that agreement.

“Basel III” has the meaning set out in paragraph (b) of Clause 13.1 (Increased costs).

“BBSY Bid” means in relation to any Loan:

(a)	the applicable Screen Rate as of the Specified Time on the Quotation Day for Australian dollars and for a period equal in length to the Interest Period of that Loan; or

(b)	as otherwise determined pursuant to Clause 10.1 (Unavailability of Screen Rate).

and if, in either case, that rate is less than zero, BBSY Bid shall be deemed to be zero.

“Blocking Law” means:

(a)	any provision of Council Regulation (EC) No 2271/1996 of 22 November 1996 (or any law or regulation implementing such Regulation in any member state of the European Union or the United Kingdom);

(b)	section 7 of the German Foreign Trade Regulation (Außenwirtschaftsverordnung); or

(c)	any similar blocking or anti-boycott law (in the United Kingdom).

“Borrower” means the Original Borrower or an Additional Borrower unless it has ceased to be a Borrower in accordance with Clause 24 (Changes to the Obligors).

“Break Costs” means the amount (if any) by which:

(a)

the interest (excluding the Margin) which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(b)

the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in Sydney, Perth and Johannesburg and where it relates to a requirement for a Lender to make its participation in a Loan available under this Agreement, it also includes Singapore.

“Cerro Corona Operation” means the gold and copper mine in Peru owned and operated by the Cerro Corona Subsidiary.

“Cerro Corona Subsidiary” means Gold Fields La Cima S.A.

“Code” means the US Internal Revenue Code of 1986.

“Commitment” means:

(a)

in relation to an Original Lender, the amount set opposite its name under the heading “Commitment” in Part III of Schedule 1 (The Original Parties) and the amount of any other Commitment transferred to it under this Agreement; and

(b)	in relation to any other Lender, the amount of any Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Compliance Certificate” means a certificate substantially in the form set out in Schedule 8 (Form of Compliance Certificate).

“Confidential Information” means all information relating to the Parent, any Obligor, the Group, the Finance Documents or a Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or a Facility from either:

(a)	any member of the Group or any of its advisers; or

(b)	another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any member of the Group or any of its advisers,

in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes:

(a)	information that:

(i)	is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 36 (Confidential Information); or

(ii)	is identified in writing at the time of delivery as non-confidential by the Parent; or

(iii)

is known by that Finance Party before the date the information is disclosed to it in accordance with sub-paragraph (i) or (ii) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality; and

(b)	any Funding Rate or Reference Bank Quotation.

“Confidentiality Undertaking” means a confidentiality undertaking substantially in a recommended form of the LMA as set out in Schedule 10 (LMA Form of Confidentiality Undertaking) or in any other form agreed between the Parent and the Agent.

“Consolidated EBITDA” has the meaning set out in Clause 20.1 (Financial Definitions).

“Consolidated Tangible Net Worth” means, at any time, the “Total equity”, as reported in the “Statement of financial position” in the last set of annual consolidated financial statements of the Parent delivered to the Agent pursuant to this Agreement.

“Constitutional Documents” means, in respect of any person at any time, the then current and up-to-date constitutional documents of such person at such time (including, without limitation, such person’s memorandum of incorporation and articles of association, certificate of incorporation, articles of incorporation or commercial registration certificate).

“Corporations Act” means Corporations Act 2001 (Cth).

“Default” means an Event of Default or any event or circumstance specified in Clause 22 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

“Defaulting Lender” means any Lender:

(a)

which has failed to make its participation in a Loan available or has notified the Agent that it will not make its participation in a Loan available by the Utilisation Date of that Loan i n accordance with Clause 5.4 (Lenders’ participation);

(b)	which has otherwise rescinded or repudiated a Finance Document; or

(c)	with respect to which an Insolvency Event has occurred and is continuing,

unless, in the case of paragraph (a) above:

(i)	its failure to pay is caused by:

(A)	administrative or technical error; or

(B)	a Disruption Event, and

payment is made within five (5) Business Days of its due date; or:

(ii)	the Lender is disputing in good faith whether it is contractually obliged to make the payment in question.

“Designated Website” has the meaning given to it in paragraph (a) of Clause 19.8 (Use of websites).

“Disruption Event” means either or both of:

(a)

a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with a Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)	the occurrence of any other event which results in a disruption (of a technical or system-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)	from performing its payment obligations under the Finance Documents; or

(ii)	from communicating with other Parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party wh ose operations are disrupted.

“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway.

“Eligible Institution” means any Lender or other bank, financial institution, trust, fund or other entity (other than a member of the Group) selected by the Parent.

“Encumbrance” means any mortgage, pledge, lien, assignment or cession conferring security, hypothecation, a security interest, preferential right or trust arrangement or other encumbrance of the like securing any obligation of any person, provided that this term shall not include a PPSA Deemed Security Interest.

“Environmental Claim” means any claim, proceeding or investigation by any person in respect of any Environmental Law.

“Environmental Law” means any law applicable to the business conducted by a Material Group Company at the relevant time in any jurisdiction in which that Material Group Company conducts business which relates to the pollution, degradation or protection of the environment or harm to or the protection of human health or the health of animals or plants.

“Environmental Permits” means any permit, licence, consent, approval and other authorisation and the filing of any notification, report or assessment required under any Environmental Law for the operation of the business of any Material Group Company conducted on or from the properties owned or used by that Material Group Company.

“EU Bail-In Legislation Schedule” means the document described as such and published by the Loan Market Association (or any successor person) from time to time.

“Event of Default” means any event or circumstance specified as such in Clause 22 (Events of Default).

“Existing Facility Agreement” means the A$500,000,000 syndicated facility agreement dated 24 May 2017 between, among others, the Parent and the financial institutions listed therein, as amended from time to time.

“Existing Lender” has the meaning given to it in Clause 23.1 (Assignments and transfers by the Lenders).

“Facility” means the revolving loan facility made available under this Agreement as described in Clause 2.1 (The Facility).

“Facility Office” means the office(s) notified by a Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five (5) Business Days’ written notice) as the office(s) through which it will perform its obligations under this Agreement.

“FATCA” means:

(a)	sections 1471 to 1474 of the Code and any associated regulations;

(b)

any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or

(c)

any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

“FATCA Application Date” means:

(a)	in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014; or

(b)

in relation to a “passthru payment” described in section 1471(d)(7) of the Code not falling within paragraph (a) above, the first date from which such payment may become subject to a deduction or withholding required by FATCA.

“FATCA Deduction” means a deduction or withholding from a payment under a Finance Document required by FATCA.

“FATCA Exempt Party” means a Party that is entitled to receive payments free from any FATCA Deduction.

“Fee Letter” means any letter or letters dated on or about the date of this Agreement between the Arranger and the Original Borrower (or the Agent and the Original Borrower) setting out any of the fees referred to in Clause 11 (Fees).

“Finance Document” means this Agreement, any Fee Letter, any Accession Letter, any Resignation Letter and any other document designated as such by the Agent and the Parent.

“Finance Party” means the Agent, the Arranger or a Lender.

“Financial Indebtedness” means (without double counting) any indebtedness for or in respect of:

(a)	moneys borrowed;

(b)	any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

(c)	any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)	the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with GAAP, be treated as a balance sheet liability;

(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f)	the amount of liability in respect of any purchase price for assets or services the payment of which is deferred where the deferral of such price is either:

(i)	used primarily as a method of raising credit; or

(ii)	not made in the ordinary course of business;

(g)	any agreement or option to re-acquire an asset if one of the primary reasons for entering into such agreement or option is to raise finance;

(h)	any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing;

(i)

any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account);

(j)	any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution;

(k)	any amount raised by the issue of redeemable shares to the extent such shares are redeemable prior to the Termination Date; and

(l)	the amount of any liability in respect of any guarantee or indemnity for any of its items referred to in paragraphs (a) to (k) above.

“Financial Year” means, at any time, the financial year of the Group ending on 31 December in each calendar year.

“Fourth Anniversary” has the meaning given to it in clause 6.2 (Extension option).

“Funding Rate” means any individual rate notified by a Lender to the Agent pursuant to paragraph (a)(ii) of Clause 10.4 (Cost of funds).

“GAAP” means the generally accepted accounting principles set out in IFRS.

“Ghanaian Companies” means Gold Fields Ghana Limited and Abosso Goldfields Limited.

“GMC” means Gruyere Mining Company Pty Ltd ABN 11 615 729 005 (a wholly owned Subsidiary of the Original Borrower).

“GRL” means Gold Road Resources Limited ABN 13 109 289 527.

“Group” means the Parent and each of its Subsidiaries from time to time.

“Group Company” means a member of the Group.

“Gruyere Gold JV” means the 50:50 unincorporated joint venture between GMC and GRL for the development and operation of the Gruyere Gold Project, established pursuant to the Gruyere Gold JV Agreement.

“Gruyere Gold JV Agreement” means the joint venture agreement dated 6 December 2016 between GMC, GRL and others.

“Gruyere Gold Project” means the Gruyere gold mineral resource project in Western Australia including Central Bore, the Attila and Alaric deposits and the YAM14 and Toto prospects located approximately 200 kilometres east of Laverton.

“GST” has the meaning given in the GST Act.

“GST Act” means the A New Tax System (Goods and Services Tax) Act 1999 (Cth).

“Guarantor” means an Original Guarantor or an Additional Guarantor unless, in the case of an Additional Guarantor, it has ceased to be a Guarantor in accordance with Clause 24 (Changes to the Obligors).

“Holding Company” means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.

“IFRS” means international accounting standards within the meaning of the IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements.

“Impaired Agent” means the Agent at any time when:

(a)	it has failed to make (or has notified a Party that it will not make) a payment required to be made by it under the Finance Documents by the due date for payment;

(b)	the Agent otherwise rescinds or repudiates a Finance Document;

(c)	(if the Agent is also a Lender) it is a Defaulting Lender under paragraph (a) or (b) of the definition of “Defaulting Lender”; or

(d)	an Insolvency Event has occurred and is continuing with respect to the Agent;

unless, in the case of paragraph (a) above:

(i)	its failure to pay is caused by:

(A)	administrative or technical error; or

(B)	a Disruption Event; and

payment is made within five (5) Business Days of its due date; or

(ii)	the Agent is disputing in good faith whether it is contractually obliged to make the payment in question.

“Increased Costs” has the meaning given to it in paragraph (b) of Clause 13.1 (Increased costs).

“Indebtedness for Borrowed Money” means Financial Indebtedness save for any indebtedness for or in respect of paragraphs (i) and (j) of the definition of “Financial Indebtedness”.

“Indirect Tax” means any goods and services tax, consumption tax, value added tax or any tax of a similar nature.

“Information” has the meaning given to such term in paragraph (a) of Clause 18.11 (No misleading information).

“Information Package” means the presentation dated 7 October 2020 entitled Gold Fields – Gruyere Bank Presentation in the form approved and identified as such by the Parent, and at the Parent’s request and on its behalf, has been posted on Debtdomain by Commonwealth Bank of Australia in connection with the syndication of the Facility.

“Insolvency Event” means, in relation to an entity, that:

(a)	any receiver, administrative receiver, administrator, liquidator, compulsory manager or other similar officer is appointed in respect of that entity or all or substantially all of its assets;

(b)	that entity is subject to any event which has an analogous effect to any of the events specified in paragraph (a) above under the applicable laws of any jurisdiction; or

(c)	that entity suspends making payments on all or substantially all of its debts or publicly announces an intention to do so.

“Interest Period” means, in relation to a Loan, each period determined in accordance with Clause 9 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 8.5 (Default interest).

“Interpolated Screen Rate” means, in relation to any Loan, the rate (rounded to the same number of decimal places as the two (2) relevant Screen Rates) which results from interpolating on a linear basis between:

(a)	the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of that Loan; and

(b)	the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of that Loan,

each as of the Specified Time on the Quotation Day for the currency of that Loan.

“Legal Opinion” means any legal opinion delivered to the Agent under Clause 4 (Conditions of Utilisation) or Clause 24 (Changes to the Obligors).

“Legal Reservations” means:

(c)

the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;

(d)	the time barring of claims, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of stamp duty may be void and defences of set-off or counterclaim;

(e)	similar principles, rights and defences under the laws of any jurisdiction in which an Obligor is incorporated; and

(f)	any other matters which are set out as qualifications or reservations as to matters of law of general application in the Legal Opinions.

“Lender” means:

(a)	any Original Lender; and

(b)	any bank or financial institution which has become a Party in accordance with Clause 23 (Changes to the Lenders),

which in each case has not ceased to be a Lender in accordance with the terms of this Agreement.

“LMA” means the Loan Market Association.

“Loan” means a loan made or to be made under the Facility or the principal amount outstanding for the time being of that loan.

“Majority Lenders” means:

(a)

at any time there are only three (3) Lenders, a Lender or Lenders whose Commitments aggregate 66 per cent. or more of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated 66 per cent. or more of the Total Commitments immediately prior to the reduction); and

(b)

at any other time a Lender or Lenders whose Commitments aggregate more than 66 2⁄3 per cent. of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66 2⁄3 per cent. of the Total Commitments immediately prior to the reduction).

“Margin” means the percentage rate per annum determined in accordance with Clause 8.3 (Margin).

“Market Capitalisation” means the product obtained as a result of multiplying (A) by (B), where

(A) is the average closing price for the issued shares of the Parent on the Johannesburg Stock Exchange during the 30 day period prior to the date the relevant Obligor or Material Group Company has entered into a legally binding commitment to make the relevant acquisition or investment or the relevant sale, lease, transfer or other disposal (as applicable) and (B) is the total number of shares (including, without double counting those represented by American depository receipts) issued by the Parent.

“Material Adverse Effect” means a material adverse effect on:

(a)	the business or financial condition of the Group taken as a whole;

(b)	the ability of an Obligor to perform its payment obligations or financial covenant obligations under any Finance Document to which it is a party; or

(c)	the validity or enforceability of the Finance Documents or any of them.

“Material Group Company” means:

(a)	the Obligors; and

(b) any member of the Group from time to time that is not a Non-Material Group Company;

and “Material Group Companies” means, as the context requires, all of them.

“Mining Charter” has the meaning given to it in Clause 22.9 (Creditors’ process).

“Month” means a period starting on one (1) day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)

(subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(b)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(c)	if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

Paragraphs (a), (b) and (c) above will only apply to the last Month of any period.

“Moody’s” means Moody’s Investor Services Inc., or any successor to its rating agency function.

“MPRDA” has the meaning given to it in Clause 22.9 (Creditors’ Process).

“New Lender” has the meaning given to it in Clause 23.1 (Assignments and transfers by the Lenders).

“Newshelf” means Newshelf 899 Proprietary Limited, a company incorporated under the laws of South Africa.

“Non-Material Group Company” means, at any time, a member of the Group (other than an Obligor) which had EBITDA (determined on the same basis as Consolidated EBITDA) and gross assets in its most recently ended Financial Year (on a consolidated basis taking into account it and its Subsidiaries only) less than 10 per cent. of Consolidated EBITDA (but including, for these purposes only, the net income of any Project Finance Subsidiaries) and gross assets of the Group (calculated according to the most recent set of audited consolidated financial statements delivered pursuant to Clause 18.12 (Financial Statements)). Compliance with the aforementioned condition shall be determined by reference to the latest audited financial statements of such member of the Group (consolidated in the case of a member of the Group which itself has Subsidiaries), provided that:

(a)

if, in the case of any member of the Group which itself has Subsidiaries, no consolidated financial statements are prepared and audited, its consolidated EBITDA and gross assets shall be determined on the basis of pro forma consolidated financial statements of the relevant member of the Group and its Subsidiaries, prepared for this purpose by the Parent;

(b)

if any intra-Group transfer or re-organisation takes place, the audited financial statements of the Group Company and all relevant members of the Group shall be adjusted by the Parent in order to take into account such intra-Group transfer or re-organisation; and

(c)

the audited financial statements of the Group and any relevant member of the Group shall be adjusted in such a manner as the Auditors think fair and appropriate to take account of the acquisition or disposal of any member of the Group or any business of any member of the Group, after the date or at which the audited financial statements of the Group are made up.

Should there be any dispute regarding whether any member of the Group is or is not a Non-Material Group Company such dispute shall be referred, at the request of the Agent, to the Auditors and a report by the Auditors that a member of the Group is or is not a Non-Material Group Company shall, in the absence of manifest error, be conclusive and binding on all Parties. The costs of obtaining the report by the Auditors will be borne by the unsuccessful party to the dispute.

“Obligor” means a Borrower or a Guarantor.

“Offshore Associate” means a Tax Associate:

(a)

which is a non-resident of Australia and does not become a Lender or receive a payment in carrying on a business in Australia at or through a permanent establishment of the Tax Associate in Australia; or

(b)

which is a resident of Australia and which becomes a Lender or receives a payment in carrying on a business in a country outside Australia at or through a permanent establishment of the Tax Associate in that country; and

which does not become a Lender and receive payment in the capacity of a clearing house, custodian, funds manager or responsible entity of a registered scheme.

“Original Financial Statements” means the audited consolidated financial statements of the Parent for the Financial Year ended 31 December 2019.

“Paper Form Lender” has the meaning given to it in paragraph (a) of Clause 19.8 (Use of websites).

“Party” means a party to this Agreement.

“Permitted Disposal” means any sale, lease, transfer or other disposal:

(a)	by an Obligor or any member of the Group of obsolete or redundant assets which are no longer required for the efficient operation of the business of such Obligor or such member of the Group;

(b)

by an Obligor or any member of the Group in the ordinary course of its day-to-day business if that sale, lease, transfer or other disposal is not otherwise restricted by a term of any Finance Document;

(c)	by an Obligor to another Obligor (other than to an Additional Obligor);

(d)	by an Obligor to an Additional Obligor or to a member of the Group that is not an Obligor if such sale, lease, transfer or other disposal is concluded at arm’s length;

(e)	by a member of the Group that is not an Obligor to another member of the Group;

(f)

which is a Permitted Transaction to the extent that the higher of the market value or consideration receivable when aggregated with the higher of the market value or consideration receivable for any other sale, lease, transfer or other disposal constituting a Permitted Transaction (other than a sale, lease, transfer or other disposal referred to in any other paragraph of this definition of “Permitted Disposal”) (the “Aggregate PT Value”) does not exceed, in aggregate, 10 per cent. of the Market Capitalisation of the Parent (the “PT Disposal Basket”);

(g)	for which the Agent has given its prior written consent (acting on the instructions of the Majority Lenders); or

(h)

by any member of the Group to any other person where the higher of the market value or consideration receivable when aggregated with the higher of the market value or consideration receivable for any other sale, lease, transfer or other disposal by any Material Group Company (other than a sale, lease, transfer or other disposal referred to in the preceding paragraphs) does not exceed (at the time of the relevant disposal) 20 per cent. of Market Capitalisation in any Financial Year (the “Annual Disposal Basket”) and does not exceed (at the time of the relevant disposal), in aggregate during the period from the date of this Agreement to the Termination Date, 30 per cent. of Market Capitalisation (the “Life Disposal Basket”). For the avoidance of doubt, if any Permitted Transaction is carried out and would result in the Aggregate PT Value exceeding the PT Disposal Basket, the amount of such excess shall (except to the extent that such excess would be permitted under one of the preceding paragraphs of this definition) reduce the then available Annual Disposal Basket and the then available Life Disposal Basket by an amount equal to such excess.

“Permitted Encumbrance” means:

(a)

any Encumbrance created prior to the date of this Agreement which (i) is disclosed in the Original Financial Statements and (ii) in all circumstances secures only indebtedness outstanding or a facility available at the date of this Agreement if the principal amount or original facility thereby secured is not increased after the date of this Agreement;

(b)

any title transfer or retention arrangement entered into by any member of the Group in the normal course of its trading activities and on terms no worse for that member of the Group than the standard terms of the relevant supplier;

(c)

any netting or set-off arrangement entered into by any member of the Group in the ordinary course of its banking arrangements (which shall include, for the avoidance of doubt, those pursuant to hedging arrangements in relation to gold, silver, copper and other commodity prices, foreign exchange rates and interest rates where such arrangements are entered into for the purposes of providing protection against fluctuation in such rates or prices in the ordinary course of business), for the purpose of netting debit and credit balances;

(d)	any lien arising by operation of law and in the ordinary course of trading and not by reason of any default (whether in payments or otherwise), of any member of the Group;

(e)

any Encumbrance over or affecting (or transaction described in paragraph (b) of Clause 21.3 (Negative pledge) (“Quasi-Encumbrance”) affecting) any asset acquired by a member of the Group after the date of this Agreement if:

(i)	the Encumbrance or Quasi-Encumbrance was not created in contemplation of the acquisition of that asset by a member of the Group;

(ii)	the principal amount secured has not been increased in contemplation of, or since the acquisition of that asset by a member of the Group; and

(iii)

the Encumbrance or Quasi-Encumbrance is (other than an Encumbrance or Quasi-Encumbrance otherwise permitted pursuant to paragraph (b), (c) or (d) above or, (f), (g), (i), (j) or (k) below) removed or discharged within six (6) months of the date of acquisition of such asset;

(f)

any Encumbrance or Quasi-Encumbrance over or affecting any asset of any company which becomes a member of the Group after the date of this Agreement, where the Encumbrance or Quasi-Encumbrance is created prior to the date on which that company becomes a member of the Group, if:

(i)	the Encumbrance or Quasi-Encumbrance was not created in contemplation of the acquisition of that company;

(ii)	the principal amount secured has not increased in contemplation of or since the acquisition of that company; and

(iii)

the Encumbrance or Quasi-Encumbrance is (other than an Encumbrance or Quasi-Encumbrance otherwise permitted pursuant to paragraph (b), (c), (d) or (e) above or (g), (i), (j) or (k) below) removed or discharged within six (6) months of that company becoming a member of the Group;

(g)	any Encumbrance or Quasi-Encumbrance granted in respect of Project Finance Borrowings over assets of, or the shares in, a Project Finance Subsidiary (other than the Cerro Corona Subsidiary);

(h)

any Encumbrance or Quasi-Encumbrance resulting from the rules and regulations of any clearing system or stock exchange over shares and/or other securities held in that clearing system or stock exchange;

(i)

in respect of Encumbrances or Quasi-Encumbrances over or affecting any asset of any Material Group Company (other than the Cerro Corona Subsidiary), any Encumbrance or Quasi-Encumbrance securing Financial Indebtedness the principal amount of which (when aggregated with the principal amount of any other indebtedness which has the benefit of any Encumbrance or Quasi-Encumbrance other than any permitted under paragraphs (a) to (h) above and (k) and (l) below), does not at any time exceed 12 per cent. of Consolidated Tangible Net Worth (or its equivalent in another currency) (but adjusted to include the net value of new assets acquired since the last date of the latest set of consolidated annual financial statements of the Group);

(j)	any Encumbrance granted in favour of GRL by way of cross-security for performance of obligations under the Gruyere Gold JV Agreement;

(k)	any other Encumbrance or Quasi-Encumbrance as agreed by the Agent (acting on the instructions of the Majority Lenders) in writing; or

(l)

any Encumbrance or Quasi-Encumbrance granted in respect of Financial Indebtedness incurred in connection with the Cerro Corona Operation over the business or assets of the Cerro Corona Subsidiary or over the Ownership Interests in the Cerro Corona Subsidiary provided that the amount of Financial Indebtedness secured by all such Encumbrances or Quasi-Encumbrances permitted by this paragraph (l) does not at any time in aggregate exceed two hundred million US dollars (US$200,000,000) (or its equivalent). In this paragraph (l) “Ownership Interests” means (i) the shares issued by the Cerro Corona Subsidiary, (ii) any shareholder loans made to the Cerro Corona Subsidiary (iii) to the extent required by Peruvian law, the shares in the Holding Company which directly owns the shares issued by the Cerro Corona Subsidiary provided that such Holding Company’s sole assets are shares issued by, and any loans made by it to, the Cerro Corona Subsidiary and its sister company, Minera Gold Fields S.A.

“Permitted Financial Indebtedness” means any Financial Indebtedness:

(a)	arising under the Finance Documents;

(b)	arising under the Bank Guarantee Facility Agreement;

(c)	arising under any environmental bond which any member of the Group is required to issue by any applicable law;

(d)

arising in connection with the Cerro Corona Operation provided that, the aggregate amount of all such Financial Indebtedness does not at any time exceed two hundred million US dollars (US$200,000,000) (or its equivalent);

(e)	arising under any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price but not for speculative purposes;

(f)

of the Group existing and available on the date of this Agreement (or, of any person that becomes a member of the Group from time to time, provided that, such Financial Indebtedness existed at the time such person became a member of the Group and was not created in anticipation thereof);

(g)	between Group Companies to the extent incurred for the purposes of financing general corporate and working capital requirements;

(h)

incurred by Gold Fields Operations Limited or GFI Joint Venture Operation Limited to the extent that that the aggregate amount of all such Financial Indebtedness does not at any time exceed ZAR 2,500,000,000;

(i)	in respect of any lease or hire purchase contract entered into at any time which:

(i)	would, in accordance with GAAP immediately after the adoption of IFRS 16, be treated as a balance sheet liability; and

(ii)	would not, in accordance with GAAP in force immediately before the adoption of IFRS 16, have been treated as a balance sheet liability;

(j)

incurred pursuant to any counter-indemnity obligation in respect of any guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution in favour of Tshiamiso Trust to the extent that the aggregate amount of all such Financial Indebtedness does not at any time exceed ZAR 357,500,000; or

(k)

not falling within the preceding paragraphs above provided that the aggregate amount of all Financial Indebtedness (excluding, for the avoidance of doubt, any Financial Indebtedness incurred by a Guarantor or a Project Finance Subsidiary) permitted under this paragraph (k) does not at any time exceed three hundred million US dollars (US$300,000,000) (or its equivalent).

“Permitted Guarantee” means:

(a)	any guarantee of any Financial Indebtedness of any member of the Group;

(b)	any guarantee given in respect of the netting or set-off arrangements permitted pursuant to paragraph (c) of the definition of “Permitted Encumbrance”;

(c)	any guarantees or indemnities outstanding on the date of this Agreement;

(d)	any guarantee constituting Financial Indebtedness which is not prohibited by Clause 21.11 (Financial Indebtedness); or

(e)

any guarantees not falling within the preceding paragraphs above so long as the aggregate amount of such guarantees outstanding at any time when aggregated with the amount of any loans permitted pursuant to paragraph (f) of “Permitted Loan” does not exceed US$300,000,000 (or its equivalent) at any time.

“Permitted Loan” means:

(a)	any trade credit extended by any member of the Group to its customers on normal commercial terms and in the ordinary course of its trading activities;

(b)	Financial Indebtedness which is referred to in the definition of, or otherwise constitutes, Permitted Financial Indebtedness (except under paragraph (e) of that definition);

(c)	a loan made by an Obligor to another Obligor or made by a Material Group Company which is not an Obligor to another Material Group Company;

(d)	any loan between Group Companies to the extent made for the purposes of financing general corporate and working capital requirements;

(e)	any loan made by an Obligor or Material Group Company which is outstanding on the date of this Agreement; or

(f)

any loan not falling within the preceding paragraphs so long as the aggregate amount of the Financial Indebtedness under any such loans when aggregated with the amount of any guarantees permitted pursuant to paragraph (e) of “Permitted Guarantee” does not exceed US$300,000,000 (or its equivalent) at any time.

“Permitted Transaction” means:

(a)	any sale, lease, transfer or other disposal:

(i)

by GFI Joint Venture Holdings Proprietary Limited or Gold Fields Operations Limited of all or part of its business, assets or undertaking including, without limitation, all or part of its ownership or operational interests in the South Deep Mine;

(ii)	by Newshelf of its shares in GFI Joint Venture Holdings Proprietary Limited;

(iii)	by Newshelf of its shares in Gold Fields Operations Limited; and/or

(iv)	by the Parent of its shares in Newshelf; and/or

(b)	any distribution of:

(i)	the share capital held by the Parent in Newshelf; and/or

(ii)	the share capital held by Newshelf in GFI Joint Venture Holdings Proprietary Limited or Gold Fields Operations Limited,

to the shareholders of the Parent or the shareholders of any other member of the Group.

“PPSA” means the Personal Property Securities Act 2009 (Cth).

“PPSA Deemed Security Interest” means an interest of the kind referred to in section 12(3) of the PPSA where the transaction concerned does not, in substance, secure payment or performance of an obligation.

“Prime Bank” means a bank determined by ASX Benchmarks Pty Limited ACN 616 075 417 (or any other person which takes over the administration of the Screen Rate for Australian dollars) as being a Prime Bank or an acceptor or issuer of bills of exchange or negotiable certificates of deposit for the purposes of calculating that Screen Rate. If ASX Benchmarks Pty Limited ACN 616 075 417 or such other person ceases to make such determination, the Prime Banks shall be the Prime Banks last so appointed.

“Project Finance Borrowings” means:

(a)

any indebtedness to finance (or re-finance) a project comprised of the ownership, development, construction, refurbishment, commissioning and/or operation of assets which is incurred by a Project Finance Subsidiary in connection with such project and in respect of which the recourse of the person(s) making any such finance (or re-finance) available to that Project Finance Subsidiary for the payment, repayment and prepayment of such indebtedness is limited to (i) the Project Finance Subsidiary and its assets and/or the shares in that Project Finance Subsidiary and/or (ii) during the period prior to successful completion of the relevant completion tests applicable to such project guarantees from any one or more members of the Group; or

(b)

any indebtedness the terms and conditions of which have been approved by the Agent and which the Agent has agreed in writing (acting on the instructions of the Majority Lenders) to treat as a “Project Finance Borrowing” for the purposes of the Finance Documents.

“Project Finance Subsidiary” means a single purpose company or other entity (excluding the Obligors) whose sole business is a project comprised of the ownership, development, construction, refurbishment, commissioning and/or operation of an asset which has incurred Project Finance Borrowings.

“Qualifying Lender” has the meaning given to it in Clause 12 (Tax Gross-up and Indemnities).

“Quotation Day” means, in relation to any period for which an interest rate is to be determined, the first day of that period.

“Recovered Amount” has the meaning given to it in Clause 27.1 (Payments to Finance Parties).

“Recovering Finance Party” has the meaning given to it in Clause 27.1 (Payments to Finance Parties).

“Redistributed Amount” has the meaning given to it in Clause 27.4 (Reversal of redistribution).

“Reference Bank Quotation” means any quotation supplied to the Agent by a Reference Bank.

“Reference Bank Rate” means the sum of the following rates:

(a)	the following rates:

(i)

the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request by the Reference Banks as the mid discount rate (expressed as a yield percent to maturity) observed by the relevant Reference Bank for marketable parcels of Australian dollar denominated bank accepted bills and negotiable certificates of deposit accepted or issued by Prime Banks, and which mature on the last day of the relevant period; or

(ii)

(if there is no observable market rate for marketable parcels of Prime Bank Australian dollar securities referred to in paragraph (i) above), the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request by the Reference Banks as the rate at which the relevant Reference Bank could borrow funds in Australian dollars in the Australian interbank market for the relevant period were it to do so by asking for and then accepting interbank offers for deposits in reasonable market sizes and for that period; and

(b)	0.05% per annum.

“Reference Banks” means the principal Sydney offices of Australia and New Zealand Banking Group Limited, Commonwealth Bank of Australia and Westpac Banking Corporation or such other entities as may be appointed by the Agent in consultation with the Parent at the relevant time.

“Related Fund” in relation to a fund (the “first fund”), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.

“Relevant Interbank Market” means the Australian interbank market for bank accepted bills and negotiable certificates of deposit.

“Relevant Nominating Body” means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board.

“Repeating Representations” means each of the representations set out in Clause 18.1 (Status) to Clause 18.24 (Sanctions) inclusive, other than Clause 18.3 (Binding Obligations), Clause 18.6 (Governing law and enforcement), Clause 18.7 (Deduction of Tax), Clause 18.8 (No filing or stamp taxes), paragraphs (a) and (b) of Clause 18.11 (No misleading information), Clause 18.14 (No proceedings pending or threatened), Clause 18.18 (Insurance), Clause 18.21 (Taxation) and paragraph (b) of Clause 18.24 (Sanctions).

“Replacement Benchmark” means a benchmark rate which is:

(a)	formally designated, nominated or recommended as the replacement for a Screen Rate by:

(i)	the administrator of that Screen Rate (provided that the market or economic reality that such benchmark rate measures is the same as that measured by the Screen Rate); or

(ii)	any Relevant Nominating Body,

and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the “Replacement Benchmark” will be the replacement under paragraph (ii) above;

(b)	in the opinion of the Majority Lenders and the Parent, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor to a Screen Rate; or

(c)	in the opinion of the Majority Lenders and the Parent, an appropriate successor to a Screen Rate.

“Replacement Lender” has the meaning given to it in paragraph (a) of Clause 35.6 (Replacement of a Defaulting Lender).

“Representative” means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.

“Resignation Letter” means a letter substantially in the form set out in Schedule 7 (Form of Resignation Letter).

“Resolution Authority” means any body which has authority to exercise any Write-down and Conversion Powers.

“Retiring Guarantor” has the meaning given to it in Clause 17.8 (Release of Guarantors’ right of contribution).

“Rollover Loan” means one (1) or more Loans:

(a)	made or to be made on the same day that a maturing Loan is due to be repaid;

(b)	the aggregate amount of which is equal to or less than the amount of the maturing Loan; and

(c)	made or to be made to the same Borrower for the purpose of refinancing a maturing Loan.

“Sanctioned	Country” means a country, territory or region that is the target of Sanctions.

“Sanctions” means any economic, financial or trade sanctions laws, regulations, embargoes or restrictive measures administered, enacted or enforced by the United States government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, the government of Australia, the government of Canada, the government of Japan, the government of South Africa or any other relevant sanctions authority which replaces, or is a successor to, any of the foregoing.

“Screen Rate” means:

(a)

the Australian Bank Bill Swap Reference Rate (Bid) administered by ASX Benchmarks Pty Limited ACN 616 075 417 (or any other person which takes over the administration of that rate) for the relevant period displayed on page BBSY of the Thomson Reuters Screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters. If such page or service ceases to be available, the Agent may specify another page or service displaying the relevant rate after consultation with the Parent; and

(b)	if the rate described in sub-paragraph (a) above is not available, the sum of:

(i)

the Australian Bank Bill Swap Reference Rate administered by ASX Benchmarks Pty Limited ACN 616 075 417 (or any other person which takes over the administration of that rate) for the relevant period and displayed on page BBSW of the Thomson Reuters Screen (or any replacement Thomson Reuters page which displays that rate). If such page or service ceases to be available, the Agent may specify another page or service displaying the relevant rate after consultation with the Parent; and

(ii)	0.05% per annum.

“Screen Rate Replacement Event” means, in relation to a Screen Rate:

(a)	the methodology, formula or other means of determining that Screen Rate has, in the opinion of the Majority Lenders and the Parent materially changed;

(b)

(i)

(A)	the administrator of that Screen Rate or its supervisor publicly announces that such administrator is insolvent; or

(B)

information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of that Screen Rate is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide that Screen Rate;

(ii)

the administrator of that Screen Rate publicly announces that it has ceased or will cease, to provide that Screen Rate permanently or indefinitely and, at that time, there is no successor administrator to continue to provide that Screen Rate;

(iii)	the supervisor of the administrator of that Screen Rate publicly announces that such Screen Rate has been or will be permanently or indefinitely discontinued; or

(iv)	the administrator of that Screen Rate or its supervisor announces that that Screen Rate may no longer be used; or

(c)

the administrator of that Screen Rate determines that that Screen Rate should be calculated in accordance with its reduced submissions or other contingency or fallback policies or arrangements and either:

(i)	the circumstance(s) or event(s) leading to such determination are not (in the opinion of the Majority Lenders and the Parent) temporary; or

(ii)	that Screen Rate is calculated in accordance with any such policy or arrangement for a period no less than one month; or

(d)	in the opinion of the Majority Lenders and the Parent, that Screen Rate is otherwise no longer appropriate for the purposes of calculating interest under this Agreement.

“Sharing Finance Parties” has the meaning given to it in Clause 27.2 (Redistribution of payments).

“Sharing Payment” has the meaning given to it in Clause 27.1 (Payments to Finance Parties).

“South Africa” means the Republic of South Africa.

“South African Obligor” means:

(a)	Gold Fields Limited; or

(b)	any Additional Obligor incorporated in South Africa.

“South Deep Mine” means the South Deep underground gold mine owned and operated by the South Deep joint venture, an unincorporated joint venture established pursuant to a joint venture agreement entered into on 31 March 1999 (and as amended from time to time) between Gold Fields Operations Limited and GFI Joint Venture Holdings Proprietary Limited.

“Specified Time” means a time determined in accordance with Schedule 9 (Timetable).

“Standard & Poor’s” means Standard & Poor’s, a division of the McGraw-Hill Companies Inc., or any successor to its rating agency function.

“Subsidiary” means, in relation to any company or corporation, a company or corporation:

(a)	which is controlled, directly or indirectly, by the first mentioned company or corporation;

(b)	more than half the issued share capital of which is beneficially owned, directly or indirectly by the first mentioned company or corporation; or

(c)	which is a Subsidiary of another Subsidiary of the first mentioned company or corporation,

and for this purpose, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body.

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including, without limitation, any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Tax Act” means the Income Tax Assessment Act 1936.

“Tax Associate” has the meaning given to “Associate” in Section 128F(9) of the Tax Act.

“Tax Credit” has the meaning given to it in Clause 12 (Tax Gross-up and Indemnities).

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.

“Tax Payment” means either the payment of an additional amount by an Obligor to a Finance Party under Clause 12.2 (Tax gross-up) or a payment under Clause 12.3 (Tax Indemnity).

“Termination Date” means, subject to clause 6.2 (Extension option), the third anniversary of the date of this Agreement.

“Total Commitments” means the aggregate of the Commitments, being A$500,000,000 at the date of this Agreement.

“Transfer Certificate” means a certificate substantially in the form set out in Schedule 4 (Form of Transfer Certificate) or any other form agreed between the Agent and the Parent.

“Transfer Date” means, in relation to an assignment or a transfer:

(a)	the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; or

(b)

in the event that no Transfer Date is specified in the relevant Assignment Agreement or Transfer Certificate, the date on which the Agent executes the relevant Assignment Agreement or Transfer Certificate.

“Treaty Lender” has the meaning given to it in Clause 12 (Tax Gross-up and Indemnities).

“Treaty State” has the meaning given to it in Clause 12 (Tax Gross-up and Indemnities).

“UK Bail-In Legislation” means (to the extent that the United Kingdom is not an EEA Member Country which has implemented, or implements, Article 55 BRRD) Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

“Unpaid Sum” means any sum due and payable but unpaid by an Obligor under the Finance Documents.

“US” means the United States of America.

“Utilisation” means a utilisation of a Facility.

“Utilisation Date” means the date of a Utilisation, being the date on which the relevant Loan is to be made.

“Utilisation Request” means a notice substantially in the form set out in Schedule 3 (Utilisation Request).

“Website Lenders” has the meaning given to it in paragraph (a) of Clause 19.8 (Use of websites).

“Write-down and Conversion Powers” means:

(c)

in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule;

(d)	in relation to any other applicable Bail-In Legislation:

(i)

any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and

(ii)	any similar or analogous powers under that Bail-In Legislation; and

(e)	in relation to any UK Bail-In Legislation:

(i)

any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers; and

(ii)	any similar or analogous powers under that UK Bail-In Legislation.

1.2	Construction

(a)	Unless a contrary indication appears any reference in this Agreement to:

(i)	the “Agent”, the “Arranger”, any “Finance Party”, any “Lender”, any “Obligor” or any “Party” shall be construed so as to include its successors in title, permitted assigns and permitted transferees;

(ii)

“arm’s length” means terms that are fair and reasonable to the counterparty of a transaction and no more or less favourable to the other party to the relevant transaction as could reasonably be expected to be obtained in a comparable arm’s length transaction with a person that is not the ultimate Holding Company of such counterparty or an entity of which such counterparty or its ultimate Holding Company has direct or indirect control, or owns directly or indirectly more than 20 per cent. of the share capital or similar rights of ownership;

(iii)	“assets” includes present and future properties, revenues and rights of every description;

(iv)	“audited” means, in respect of any financial statement, those financial statements as audited by the Auditors;

(v)

“authorisations” mean any authorisation, consent, registration, filing agreement, notarisation, certificate, licence, approval, resolution, permit and/or authority or any exemption from any of the aforesaid, by, with or from any authority (including, without limitation, any approvals required from the South African Reserve Bank in relation to any Finance Document or any transaction contemplated under any Finance Document);

(vi)	a “Finance Document” or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, novated, supplemented, extended, replaced or restated;

(vii)	a “group of Lenders” includes all the Lenders;

(viii)

a “guarantee” means (other than in Clause 17 (Guarantee and Indemnity)), any guarantee, letter of credit, bond, indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or contingent to purchase or assume any indebtedness of any person or to make any investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness;

(ix)	“indebtedness” shall be construed so as to include any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(x)

“law” shall be construed as any law (including statutory, common or customary law), statute, constitution, decree, judgment, treaty, regulation, directive, by-law, order, other legislative measure, requirement, request or guideline (whether or not having the force of law but, if not having the force of law, is generally complied with by the persons to whom it is addressed or applied) of any government, supranational, local government, statutory or regulatory or self-regulatory or similar body or authority or court and the common law, as amended, replaced, re-enacted, restated or reinterpreted from time to time;

(xi)

a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium, partnership or other entity (whether or not having separate legal personality);

(xii)

a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but complied with generally) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(xiii)

in relation to a South African Obligor, “business rescue” means proceedings commenced under Chapter 6 of the Companies Act 2008 of South Africa to rehabilitate a company that is financially distressed (as defined therein) and “business rescue practitioner” means any person appointed to oversee such company during the business rescue proceedings;

(xiv)

“signed”, “signing” or “signature” shall, notwithstanding anything to the contrary in this Agreement, be read and construed as including any form of electronic signature, as contemplated by the Electronic Communications and Transactions Act, 2002;

(xv)	a provision of law is a reference to that provision as amended or re-enacted; and

(xvi)	a time of day is a reference to Sydney time.

(b)

The determination of the extent to which a rate is “for a period equal in length” to an Interest Period shall disregard any inconsistency arising from the last day of that Interest Period being determined pursuant to the terms of this Agreement.

(c)	Section, Clause and Schedule headings are for ease of reference only.

(d)

Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(e)	A Default is “continuing” if it has not been remedied or waived.

1.3	Currency Symbols and Definitions

(a)	“A$” and “Australian dollars” denote lawful currency of Australia.

(b)	“US$” and “US dollars” denote lawful currency of the United States of America.

(c)	“ZAR” denotes the lawful currency of South Africa.

1.4	Australian Banking Code of Practice

The Parties agree that the Australian Banking Code of Practice does not apply to the Finance Documents and the transactions under them.

SECTION 2

THE FACILITY

2.	The Facility

2.1	The Facility

Subject to the terms of this Agreement, the Lenders make available to the Borrowers an Australian dollar revolving loan facility in an aggregate amount equal to the Total Commitments.

2.2	Finance Parties’ rights and obligations

(a)

The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)

The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor is a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with paragraph (c) below. The rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents and, for the avoidance of doubt, any part of a Loan or any other amount owed by an Obligor which relates to a Finance Party’s participation in the Facility or its role under a Finance Document (including any such amount payable to the Agent on its behalf) is a debt owing to that Finance Party by that Obligor.

(c)	A Finance Party may, except as specifically provided in the Finance Documents, separately enforce its rights under or in connection with the Finance Documents.

3.	Purpose

3.1	Purpose

(a)	The Original Borrower shall apply all amounts borrowed by it under the Facility towards:

(i)	the repayment of the Existing Facility Agreement;

(ii)	meeting capital calls under the Gruyere Gold JV Agreement;

(iii)	payment of any fees under Clauses 11.2 to 11.4 or any costs or expenses payable under Clause 16.1; and/or

(iv)	the general corporate and working capital purposes of the Group.

(b)	Each Additional Borrower shall apply all amounts borrowed by it under a Facility towards the purposes specified in the Accession Letter to which it is a party as Additional Borrower.

3.2	Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.	Conditions of Utilisation

4.1	Initial conditions precedent

(a)

No Borrower may deliver a Utilisation Request unless the Agent has received all of the documents and other evidence listed in Part I of Schedule 2 (Conditions Precedent to Initial Utilisation) in form and substance satisfactory to the Agent. The Agent shall notify the Parent and the Lenders promptly upon being so satisfied.

(b)

Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in paragraph (a) above, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

4.2	Further conditions precedent

Subject to Clause 4.1 (Initial Conditions Precedent), the Lenders will only be obliged to comply with Clause 5.4 (Lenders’ participation) if on the date of the Utilisation Request and on the proposed Utilisation Date:

(a)

in the case of a Rollover Loan, no Event of Default is continuing or would result from the proposed Rollover Loan, and in the case of any other Loan, no Default is continuing or would result from the proposed Loan; and

(b)	the Repeating Representations to be made by each Obligor are true in all material respects.

4.3	Maximum number of Loans

A Borrower may not deliver a Utilisation Request if as a result of the proposed Utilisation more than 8 Loans would be outstanding.

SECTION 3

UTILISATION

5.	Utilisation

5.1	Delivery of a Utilisation Request

A Borrower may utilise the Facility by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time.

5.2	Completion of a Utilisation Request

(a)	Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(i)	the proposed Utilisation Date is a Business Day within the Availability Period;

(ii)	in respect of the first Utilisation Request, the proposed Utilisation Date is the date on which the Existing Facility Agreement is to be repaid or prepaid in full;

(iii)	the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount); and

(iv)	the proposed Interest Period complies with Clause 9 (Interest Periods).

(b)	Only one (1) Loan may be requested in each Utilisation Request.

5.3	Currency and amount

(a)	The currency specified in a Utilisation Request must be Australian dollars.

(b)

The amount of the proposed Loan must be an amount which is not more than the Available Facility and which is a minimum of five million Australian dollars (A$5,000,000) or, if less, the Available Facility.

5.4	Lenders’ participation

(a)

If the conditions set out in this Agreement have been met and subject to Clause 6.1 (Repayment Loans), each Lender shall make its participation in each Loan available by the Utilisation Date through its Facility Office.

(b)	The amount of each Lender’s participation in each Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making that Loan.

(c)

The Agent shall notify each Lender of the amount of each Loan, the amount of its participation in that Loan and if different the amount of that participation to be made available in accordance with Clause 28.1 (Payments to the Agent), in each case by the Specified Time.

5.5	Cancellation of Commitment

The Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period for the Facility.

SECTION 4

REPAYMENT, PREPAYMENT AND CANCELLATION

6.	Repayment

6.1	Repayment of Loans

(a)	Each Borrower which has drawn a Loan shall repay that Loan on the last day of its Interest Period.

(b)	Without prejudice to each Borrower’s obligation under paragraph (a) above, if:

(i)	one (1) or more Loans are to be made available to a Borrower:

(A)	on the same day that a maturing Loan is due to be repaid by that Borrower; and

(B)	in whole or in part for the purpose of refinancing the maturing Loan; and

(ii)

the proportion borne by each Lender’s participation in the maturing Loan to the amount of that maturing Loan is the same as the proportion borne by that Lender’s participation in the new Loans to the aggregate amount of those new Loans, the aggregate amount of the new Loans shall, unless the Parent notifies the Agent to the contrary in the relevant Utilisation Request, be treated as if applied in or towards repayment of the maturing Loan so that:

(A)	if the amount of the maturing Loan exceeds the aggregate amount of the new Loans:

(1)	the relevant Borrower will only be required to make a payment under Clause 28.1 (Payments to the Agent) in an amount in the relevant currency equal to that excess; and

(2)

each Lender’s participation (if any) in the new Loans shall be treated as having been made available and applied by the Borrower in or towards repayment of that Lender’s participation (if any) in the maturing Loan and that Lender will not be required to make a payment under Clause 28.1 (Payments to the Agent) in respect of its participation in the new Loans; and

(B)	if the amount of the maturing Loan is equal to or less than the aggregate amount of the new Loans:

(1)	the relevant Borrower will not be required to make a payment under Clause 28.1 (Payments to the Agent); and

(2)

each Lender will be required to make a payment under Clause 28.1 (Payments to the Agent) in respect of its participation in the new Loans only to the extent that its participation in the new Loans exceeds that Lender’s participation in the maturing Loan and the remainder of that Lender’s participation in the new Loans shall be treated as having been made available and applied by the Borrower in or towards repayment of that Lender’s participation in the maturing Loan.

6.2	Extension option

(a)

The Parent may request that the Termination Date be extended subject to the terms of this Clause 6.2 by giving notice to the Agent not less than 30 days (and not more than 60 days) before the date which is one (1) year after the date of this Agreement with the effect that the Termination Date shall be the fourth anniversary of the date of this Agreement (the “Fourth Anniversary”) with respect to the Commitment of and participation in the Loans of each Lender which agrees to such extension.

(b)	A notice served by the Parent pursuant to paragraph (a) of this Clause 6.2 above shall be irrevocable.

(c)	The Agent shall promptly notify each Lender of any such request.

(d)

Each Lender shall notify the Agent of its decision (which shall be in its sole discretion) whether or not to agree to the request by the date falling not later than 15 days after the date on which the relevant Lender received the request (the “Response Deadline”) and the Agent shall promptly notify the Parent whether or not each Lender has agreed to the request. If a Lender does not respond to a request by the Response Deadline, it will be deemed to have refused that request.

(e)

In the event that one (1) or more (but not all) of the Lenders agree to a request, the Parent may, promptly following receipt of notification from the Agent pursuant to paragraph (d) above, elect by notice to the Agent to accept the extension offered by all the relevant Lender(s), in which case the Termination Date shall be extended in relation to the Commitments and participations of such Lender(s).

(f)	In the event that all of the Lenders agree to a request, the Termination Date shall be extended in relation to the Commitments and participations of all such Lenders.

(g)	Notwithstanding any other provision in this Agreement:

(i)	no request for a further extension under this Clause 6.2 shall extend the Termination Date beyond the Fourth Anniversary; and

(ii)	the Lenders will only be obliged to comply with the provisions of this Clause 6.2 if on the date of any extension request and the date falling on the third anniversary of the date of this Agreement:

(A)	no Default is continuing or would result from the proposed extension; and

(B)	the Repeating Representations to be made by each Obligor are true in all material respects.

(h)

If any Lender does not agree to any extension request, the Termination Date applicable to its Commitments shall remain that Termination Date which applied to it immediately prior to the service of the relevant request and its participation in any outstanding Loan shall be repaid in accordance with Clause 6.1 (Repayment of Loans).

(i)

If any extension is agreed in accordance with this Clause 6.2, the Original Borrower shall pay to the Agent (for the account of each Lender that is, at that time, agreeing to that extension (an “Extending Lender”)) a fee (at a flat percentage rate to be agreed between the Original Borrower and the relevant Extending Lenders at the time of the extension) on the amount of Commitment of each Extending Lender whose Commitment is extended. Any such fee shall be payable on the third Business Day after (i) the Parent notifies the Agent of its decision to proceed with the relevant extension in accordance with paragraph (e) above or (ii) the date on which the Agent notifies the Parent that all of the Lenders have agreed to a request (as applicable).

7.	Prepayment and Cancellation

7.1	Illegality

If it becomes unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Loan (or if it becomes unlawful for any Affiliate of a Lender for that Lender to do so):

(a)	that Lender shall promptly notify the Agent upon becoming aware of that event;

(b)	upon the Agent notifying the Parent, the Available Commitment of that Lender will be immediately cancelled; and

(c)

to the extent that the Lender’s participation has not been transferred pursuant to paragraph (d) of Clause 7.5 (Right of replacement or repayment and cancellation in relation to a single Lender), each Borrower shall repay that Lender’s participation in the Loans made to that Borrower on the last day of the Interest Period for each Loan occurring after the Agent has notified the Parent or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law) and that Lender’s corresponding Commitments shall be cancelled in the amount of the participations repaid.

7.2	Change of control

(a)	If any person or group of persons acting in concert gains control of the Parent:

(i)	the Parent shall promptly notify the Agent upon becoming aware of that event;

(ii)	a Lender shall not be obliged to fund a Utilisation (except for a Rollover Loan) and the Agent and the Parent shall consult about the change of control;

(iii)

if the Majority Lenders so require after a period of forty-five (45) days from receipt of the notice referred to in sub-paragraph (i) above (provided, for the avoidance of doubt, failure of the Parent to provide such notice shall not prevent the Lenders from taking the following actions), the Agent shall by notice to the Parent, (such notice to be delivered no later than sixty (60) days from receipt of the notice referred to in sub-paragraph (i) above), cancel the Total Commitments and declare all outstanding Loans, together with accrued interest and all other amounts accrued under the Finance Documents immediately due and payable, whereupon the Total Commitments will be cancelled and all such outstanding amounts will become immediately due and payable;

(iv)

if the Majority Lenders do not require cancellation and prepayment in accordance with paragraph (iii) above, a Lender may by notice to the Agent which shall be delivered not earlier than forty-five (45) days nor later than sixty (60) days from receipt of the notice referred to in sub-paragraph (i) above, whereupon the Agent shall by notice to the Parent (such notice to be delivered promptly after receipt of such Lender notification), cancel the Commitment of that Lender and declare the participation of that Lender in all outstanding Loans, together with accrued interest thereon and all other amounts due to such Lender under the Finance Documents immediately due and payable, whereupon the Commitment of that Lender will be cancelled and all such outstanding amounts will become immediately due and payable.

(b)	For the purpose of paragraph (a) above “control” means:

(i)	the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:

(A)	cast, or control the casting of, more than one-half of the maximum number of votes that might be cast at a general meeting of the Parent;

(B)	appoint or remove all, or the majority, of the directors or other equivalent officers of the Parent; or

(C)	give directions with respect to the operating and financial policies of the Parent which the directors or other equivalent officers of the Parent are obliged to comply with; or

(ii)

the holding of more than one-half of the issued share capital of the Parent (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital).

(c)

For the purpose of paragraph (a) above “acting in concert” means, a group of persons who, pursuant to an agreement or understanding (whether formal or informal), actively co-operate, through the acquisition by any of them, either directly or indirectly, of shares in the Parent, to obtain or consolidate control of the Parent.

7.3	Voluntary cancellation

During the Availability Period, the Parent may, if it gives the Agent not less than five (5) Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount of A$10,000,000) of the Available Facility. Any cancellation under this Clause 7.3 shall reduce the Commitments of the Lenders rateably.

7.4	Voluntary Prepayment

The Borrower to which a Loan has been made may, if it gives the Agent not less than five (5) Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of a Loan (but if in part, being an amount that reduces the amount of the Loan by a minimum amount of A$5,000,000).

7.5	Right of replacement or repayment and cancellation in relation to a single Lender

(a)	If:

(i)	an Obligor is required to pay an additional amount to a Lender under paragraph (c) of Clause 12.2 (Tax gross-up); or

(ii)	any Lender claims indemnification from the Parent under Clause 12.3 (Tax indemnity) or Clause 13.1 (Increased costs),

the Parent may, whilst the circumstance giving rise to the requirement for that increase or indemnification continues, give the Agent notice of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender’s participation in the Loans or give the Agent notice of its intention to replace that Lender in accordance with paragraph (d) below.

(b)

On receipt of a notice of cancellation referred to in paragraph (a) above, the Commitment of that Lender shall immediately be reduced to zero whereupon the Total Commitments shall be reduced by the same amount.

(c)

On the last day of each Interest Period which ends after the Parent has given notice of cancellation under paragraph (a) above (or, if earlier, the date specified by the Parent in that notice), each Borrower to which a Loan is outstanding shall repay that Lender’s participation in that Loan.

(d)

The Parent may, in the circumstances set out in paragraph (a) above to a Lender or if an Obligor becomes obliged to pay any amount in accordance with Clause 7.1 (Illegality) to any Lender, on five (5) Business Days’ prior notice to the Agent and that Lender, replace that Lender by requiring that Lender to (and, to the extent permitted by law, that Lender shall) transfer pursuant to Clause 23 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement to an Eligible Institution which confirms its willingness to assume and does assume all the obligations of the transferring Lender in accordance with Clause 23 (Changes to the Lenders) for a purchase price in cash or other cash payment payable at the time of the transfer equal to the outstanding principal amount of such Lender’s participation in the outstanding Loans and all accrued interest (to the extent that the Agent has not given a notification under Clause 23.9 (Pro rata interest settlement)), Break Costs and other amounts payable in relation thereto under the Finance Documents.

(e)	The replacement of a Lender pursuant to paragraph (d) above shall be subject to the following conditions:

(i)	the Parent shall have no right to replace the Agent;

(ii)	neither the Agent nor any Lender shall have any obligation to find a replacement Lender;

(iii)	in no event shall the Lender replaced under paragraph (d) above be required to pay or surrender any of the fees received by such Lender pursuant to the Finance Documents; and

(iv)	the Lender shall only be obliged to transfer its rights and obligations pursuant to paragraph

(d) above once it is satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to that transfer and the Lender shall perform such “know your customer” or other similar checks as soon as reasonably practicable following delivery of a notice referred to in paragraph (d) above and shall notify the Agent and the Parent when it is satisfied that it has complied with those checks.

7.6	Restrictions

(a)

Any notice of cancellation or prepayment given by any Party under this Clause 7 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

(b)	Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

(c)	Unless a contrary indication appears in this Agreement any part of the Facility which is prepaid or repaid may be reborrowed in accordance with the terms of this Agreement.

(d)	The Borrowers shall not repay or prepay all or any part of the Loans or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

(e)	No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

(f)	If the Agent receives a notice under this Clause 7 it shall promptly forward a copy of that notice to either the Parent or the affected Lender, as appropriate.

(g)

If all or part of any Lender’s participation in a Loan is repaid or prepaid and is not available for redrawing (other than by operation of Clause 4.2 (Further conditions precedent)), an amount of that Lender’s Commitment (equal to the amount of the participation which is repaid or prepaid) in respect of the Facility will be deemed to be cancelled on the date of repayment or prepayment.

7.7	Application of prepayments

Any prepayment of a Loan pursuant to paragraph (a)(iii) of Clause 7.2 (Change of control), Clause 7.4 (Voluntary Prepayment) shall be applied pro rata to each Lender’s participation in that Loan.

7.8	Right of cancellation in relation to a Defaulting Lender

(a)

If any Lender becomes a Defaulting Lender, the Parent may, at any time whilst the Lender continues to be a Defaulting Lender, give the Agent five (5) Business Days’ notice of cancellation of the Available Commitment of that Lender.

(b)	On the notice referred to in paragraph (a) above becoming effective, the Available Commitment of the Defaulting Lender shall immediately be reduced to zero.

(c)	The Agent shall as soon as practicable after receipt of a notice referred to in paragraph (a) above, notify all the Lenders.

SECTION 5

COSTS OF UTILISATION

8.	Interest

8.1	Calculation of interest

The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(a)	Margin; and

(b)	BBSY Bid.

8.2	Payment of interest

Each Borrower to which a Loan has been made shall pay accrued interest on that Loan on the last day of each Interest Period (and, if the Interest Period is longer than six (6) months, on the dates falling at six (6) Monthly intervals after the first day of the relevant Interest Period).

8.3	Margin

Subject to Clause 8.4 (Margin Adjustments), the Margin in relation to each Loan is 2.20 per cent.

per annum.

8.4	Margin Adjustments

(a)

The Margin for all Loans shall be adjusted to the percentage rate set out opposite the relevant long term credit rating assigned to the Parent in the table below if the Parent notifies the Agent that a revised long term credit rating assigned to the Parent by either Moody’s or Standard & Poor’s is published or withdrawn.

Rating (Standard & Poor’s )	Rating (Moody’s)	Margin p.a.
BBB	Baa2	1.75%
BBB-	Baa3	2.05%
BB+	Ba1	2.35%
BB	Ba2	2.60%
BB-	Ba3	3.00%

(b)

Any adjustment to the Margin (whether upwards or downwards) referred to in paragraph (a) will take effect on and from the date on which the Parent notifies the Agent of the publication of the relevant change to, or to the extent applicable, the withdrawal of the long term credit rating assigned to the Parent by Moody’s or Standard & Poor’s.

(c)

If at any time there is a difference in the long term credit ratings assigned to the Parent by each of Standard & Poor’s and Moody’s, the applicable Margin will be the average of the Margins applicable to the relevant ratings.

(d)

If at any time only one of Standard & Poor’s or Moody’s assigns a long term credit rating to the Parent or if either Standard & Poor’s or Moody’s ceases to assign a long term credit rating to the Parent:

(i)

the applicable Margin will be the average of (x) the Margin applicable to the rating assigned by the remaining rating agency or the rating agency that has issued a rating (as applicable) and (y) the applicable Margin set out in the table above opposite the ratings BB- in the case of Standard & Poor’s and Ba3 in the case of Moody’s; or

(ii)

the Parent may obtain a substitute rating from another statistical rating agency acceptable to the Agent, acting reasonably, but until such time as a substitute rating agency is appointed by the Parent and has assigned a long term credit rating to the Parent, the Margin shall be determined in accordance with sub-paragraph (i) above.

(e)	Following any substitution under paragraph (d)(ii) above, references in this Clause 8.4 to Moody’s or Standard & Poor’s as the case may be shall be to such substitute rating agency.

(f)

If none of Moody’s, Standard & Poor’s or any other statistical ratings agency appointed by the Parent under paragraph (d)(ii) above, assign a long term credit rating to the Parent, the Margin set out in the table above opposite the ratings BB- in the case of Standard & Poor’s and Ba3 in the case of Moody’s will apply.

(g)	Notwithstanding any other provision, if at any time an Event of Default is continuing the Margin will be 3.00 per cent. per annum.

(h)

If the relevant Event of Default ceases to be continuing, the Margin will be calculated in accordance with paragraph (a) above, and shall take effect in relation to each Loan from the next Business Day after the date on which the relevant Event of Default ceases to be continuing.

(i)

The Parent shall notify the Agent promptly upon (and in any event within three (3) Business Days) becoming aware that Moody’s, and/or Standard & Poor’s and/or any other statistical ratings agency as appointed by the Parent under paragraph (d)(ii) above has published or withdrawn a long term credit rating assigned to the Parent.

(j)

If at any time Moody’s or Standard & Poor’s, as the case may be, assigns a long term credit rating to the Parent which is not set out in the table referred to in paragraph (a) above, then the Parent and the Agent agree to discuss in good faith and to agree the Margin for all Loans in those circumstances.

8.5	Default interest

(a)

If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is 1 per cent. per annum higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this Clause 8.5 shall be immediately payable by that Obligor on demand by the Agent.

(b)	If any overdue amount consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:

(i)	the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

(ii)

the rate of interest applying to the overdue amount during that first Interest Period shall be 1 per cent. per annum higher than the rate which would have applied if the overdue amount had not become due.

(c)

Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

8.6	Notification of rates of interest

The Agent shall promptly notify the Lenders and the relevant Borrower of the determination of a rate of interest under this Agreement.

9.	Interest Periods

9.1	Selection of Interest Periods

(a)	A Borrower (or the Parent on behalf of a Borrower) may select an Interest Period for a Loan in the Utilisation Request for that Loan.

(b)

Subject to this Clause 9, a Borrower may select an Interest Period of one (1), two (2), three (3) or six (6) months or any other period agreed between the Borrower (or the Parent) and the Agent (acting on the instructions of all the Lenders) in relation to the relevant Loan.

(c)	An Interest Period for a Loan shall not extend beyond the earliest Termination Date that applies to a Lender participating in that Loan.

(d)	A Loan has one (1) Interest Period only.

9.2	Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

10.	Changes to the Calculation of Interest

10.1	Unavailability of Screen Rate

(a)

Interpolated Screen Rate: If no Screen Rate is available for BBSY Bid for the Interest Period of a Loan, the applicable BBSY Bid shall be the Interpolated Screen Rate for a period equal in length to the Interest Period of that Loan.

(b)	Reference Bank Rate: If no Screen Rate is available for BBSY Bid for:

(i)	the currency of a Loan; or

(ii)	the Interest Period of a Loan and it is not possible to calculate the Interpolated Screen Rate,

the applicable BBSY Bid shall be the Reference Bank Rate as of the Specified Time for the currency of that Loan and for a period equal in length to the Interest Period of that Loan.

(c)

Cost of funds: If paragraph (b) above applies but no Reference Bank Rate is available for the relevant currency or Interest Period there shall be no BBSY Bid for that Loan and Clause 10.4 (Cost of funds) shall apply to that Loan for that Interest Period.

10.2	Calculation of Reference Bank Rate

(a)

Subject to paragraph (b) below, if BBSY Bid is to be determined on the basis of a Reference Bank Rate but a Reference Bank does not supply a quotation by the Specified Time, the Reference Bank Rate shall be calculated on the basis of the quotations of the remaining Reference Banks.

(b)	If at or about noon on the Quotation Day none or only one of the Reference Banks supplies a quotation, there shall be no Reference Bank Rate for the relevant Interest Period.

10.3	Market Disruption

If, before 5.00pm in Sydney on the Business Day after the Quotation Day for the relevant Interest Period, the Agent receives notifications from a Lender or Lenders (whose participations in a Loan exceed 35 per cent. of that Loan) that as a result of market circumstances not limited to it (whether or not those circumstances, or their effect on the Lender’s cost of funds, subsist on the date it becomes a Lender), the cost to it of funding its participation in that Loan from the wholesale market for Australian dollars would be in excess of BBSY Bid (in which case an “Affected Lender” will be a Lender which gives such a notification), then Clause 10.4 (Cost of funds) shall apply to the participation in that Loan of each Affected Lender for the relevant Interest Period.

10.4	Cost of funds

(a)	If this Clause 10.4 applies, the rate of interest on each Lender’s share of the relevant Loan for the relevant Interest Period shall be the percentage rate per annum which is the sum of:

(i)	the Margin; and

(ii)

(A)	in the circumstances described in Clause 10.3 (Market Disruption), the rate notified to the Agent by the relevant Affected Lender; and

(B)	in the circumstances described in Clause 10.1 (Unavailability of Screen Rate), the rate of interest notified to the Agent by that Lender,

to be that which expresses as a percentage rate per annum, the cost to the Lender of funding its participation in that Loan from whatever source it may reasonably select. The rate is to be notified as soon as practicable and in any event within 10 Business Days after the first day of that Interest Period.

(b)

If this Clause 10.4 applies and the Agent or the Parent so requires, the Agent and the Parent shall enter into negotiations (for a period of not more than thirty (30) days) with a view to agreeing a substitute basis for determining the rate of interest.

(c)	Any alternative basis agreed pursuant to paragraph (b) above shall, with the prior consent of all the Lenders and the Parent, be binding on all Parties.

10.5	Break Costs

(a)

Each Borrower shall, within three (3) Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by that Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

(b)	Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

11.	Fees

11.1	Commitment fee

(a)

The Original Borrower shall pay to the Agent (for the account of each Lender) a fee (in Australian dollars) computed at the rate of 40 per cent. of the applicable Margin per annum on that Lender’s Available Commitment accruing from the earlier of:

(i)	the first Utilisation Date; and

(ii)	20 Business Days from the date of this Agreement.

(b)	The accrued commitment fee is payable on:

(i)	the last day of each successive period of three (3) Months commencing from the earlier of:

(A)	the first Utilisation Date; and

(B)	20 Business Days from the date of this Agreement;

(ii)	on the last day of the Availability Period; and

(iii)	if cancelled in full, on the cancelled amount of the relevant Lender’s Commitment at the time the cancellation is effective.

(c)	No commitment fee is payable to the Agent (for the account of a Lender) on any Available Commitment of that Lender for any day on which that Lender is a Defaulting Lender.

11.2	Arrangement fee

The Original Borrower shall pay to the Agent (for the account of the Arranger) an arrangement fee in the amount and at the times agreed in a Fee Letter.

11.3	Agency fee

The Original Borrower shall pay to the Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter.

11.4	Participation fee

The Original Borrower shall pay to the Agent (for the account of the Original Lenders) a participation fee in the amount and at the times agreed in a Fee Letter.

SECTION 6

ADDITIONAL PAYMENT OBLIGATIONS

12.	Tax Gross-up and Indemnities

12.1	Definitions

In this Clause 12:

(a)	“Qualifying Lender” means a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document and is:

(i)	a resident of Australia that does not become a Lender as part of a business carried on by it at or through a Facility Office located outside Australia;

(ii)	a non-resident of Australia that becomes a Lender as part of a business carried on by it at or through a Facility Office located in Australia; or

(iii)	a Treaty Lender.

“Tax Credit” means a credit or offset against, relief or remission for, or repayment of any Tax.

“Treaty Lender” means a Lender which:

(i)	is treated as a resident of a Treaty State for the purposes of a Treaty;

(ii)	does not carry on a business in Australia through a permanent establishment with which that Lender’s participation in the Loan is effectively connected; and

(iii)	otherwise satisfies the requirements under that Treaty for a full exemption from tax imposed by Australia on interest.

“Treaty State” means a jurisdiction having an international tax agreement within the meaning of the Income Tax Assessment Act 1997 (Cth) (a “Treaty”) which makes provision for full exemption from tax imposed by Australia on interest.

(b)	Unless this Clause 12 expressly provides to the contrary, a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination.

12.2	Tax gross-up

(a)	Each Obligor shall make all payments to be made by it under the Finance Documents without any Tax Deduction, unless a Tax Deduction is required by law.

(b)

An Obligor shall promptly upon becoming aware that it must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender. If the Agent receives such notification from a Lender it shall notify the Parent and, if applicable, that Obligor.

(c)

If a Tax Deduction, other than a Tax Deduction in respect of a Tax covered by paragraph (b)(i) of Clause 12.3 (Tax Indemnity), is required by law to be made by an Obligor from a payment, that Obligor shall pay any additional amounts as may be necessary, together with a payment, so that the recipient of that payment receives, in aggregate, an amount which (after making any Tax Deduction) equals the payment which would have been received by it if no Tax Deduction had been required.

(d)

No additional amounts shall be payable under paragraph (c) above by reason of a Tax Deduction on account of Tax imposed by Australia, if on the date on which the payment falls due the payment could have been made to the relevant Lender without a Tax Deduction if the Lender had been a Qualifying Lender, but on that date that Lender is not or has ceased to be a “Qualifying Lender” other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Treaty or any published practice or published concession of any relevant taxing authority.

(e)

If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(f)

Within thirty (30) days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

(g)

A Qualifying Lender and each Obligor which makes a payment to which that Qualifying Lender is entitled shall co-operate in completing any procedural formalities necessary for that Obligor to obtain authorisation to make that payment without a Tax Deduction.

12.3	Tax indemnity

(a)

An Obligor shall (within three (3) Business Days of demand by the Agent) pay to a Finance Party an amount equal to the loss, liability or cost which that Finance Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Finance Party in respect of a Finance Document.

(b)	Paragraph (a) above shall not apply:

(i)	with respect to any Tax assessed on a Finance Party:

(A)

under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(B)	under the law of the jurisdiction in which that Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party;

(ii)	with respect to Australian Withholding Tax in respect of any interest paid to an Offshore Associate of the relevant Obligor; or

(iii)	to the extent a loss, liability or cost:

(A)	is compensated for by the payment of an additional amount under Clause 12.2 (Tax gross-up);

(B)

would have been compensated for by the payment of an additional amount under Clause 12.2 (Tax gross-up) but was not so compensated solely because the exclusion in paragraph (d) of Clause 12.2 (Tax gross-up) applied; or

(C)	relates to a FATCA Deduction required to be made by a Party.

(c)

A Finance Party making, or intending to make a claim under paragraph (a) above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Obligor.

(d)	A Finance Party shall, on receiving a payment from an Obligor under this Clause 12.3, notify the Agent.

12.4	Tax Credit

If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

(a)

a Tax Credit is attributable either to the payment of an additional amount of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and

(b)	that Finance Party has obtained and utilised that Tax Credit,

the Finance Party shall pay an amount to such Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by such Obligor.

12.5	Lender status confirmation

(a)

Each Lender which becomes a Party after the date of this Agreement shall indicate, in the Transfer Certificate or Assignment Agreement which it executes on becoming a Party, and for the benefit of the Agent and without liability to any Obligor, which of the following categories it falls in:

(i)	not a Qualifying Lender;

(ii)	a Qualifying Lender (other than a Treaty Lender); or

(iii)	a Treaty Lender.

(b)

If a New Lender fails to indicate its status in accordance with this Clause 12.5 then such New Lender shall be treated for the purposes of this Agreement (including by each Obligor) as if it is not a Qualifying Lender until such time as it notifies the Agent which category applies (and the Agent, upon receipt of such notification, shall inform the Obligors). For the avoidance of doubt, a Transfer Certificate or Assignment Agreement shall not be invalidated by any failure of a Lender to comply with this Clause 12.5.

12.6	Stamp taxes

The Original Borrower shall pay and, within three (3) Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document except Transfer Certificates.

12.7	Indirect tax

(a)

All payments to be made by an Obligor under or in connection with any Finance Document have been calculated without regard to Indirect Tax. If all or part of any such payment is the consideration for a taxable supply or chargeable with Indirect Tax then, when the Obligor makes the payment:

(i)	it must pay to the Finance Party an additional amount equal to that payment (or part) multiplied by the appropriate rate of Indirect Tax; and

(ii)	the Finance Party will promptly provide to the Obligor a tax invoice complying with the relevant law relating to that Indirect Tax.

(b)

Where a Finance Document requires an Obligor to reimburse a Finance Party for any costs or expenses, that Obligor shall also at the same time pay and indemnify that Finance Party against all Indirect Tax incurred by that Finance Party in respect of the costs or expenses save to the extent that that Finance Party is entitled to repayment or credit in respect of the Indirect Tax. The Finance Party will promptly provide to the Obligor a tax invoice complying with the relevant law relating to that Indirect Tax.

12.8	FATCA Information

(a)	Subject to paragraph (c) below, each Party shall, within ten (10) Business Days of a reasonable request by another Party:

(i)	confirm to that other Party whether it is:

(A)	a FATCA Exempt Party; or

(B)	not a FATCA Exempt Party;

(ii)

supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA; and

(iii)

supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party’s compliance with any other law, regulation, or exchange of information regime.

(b)

If a Party confirms to another Party pursuant to paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)

Paragraph (a) above shall not oblige any Finance Party to do anything, and paragraph (a)(iii) above shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation;

(ii)	any fiduciary duty; or

(iii)	any duty of confidentiality.

(d)

If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (a)(i) or (a)(ii) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

12.9	FATCA Deduction

(a)

Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b)

Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction) notify the Party to wh om it is making the payment and, in addition, shall notify the Parent, the Agent and the other Finance Parties.

13.	Increased Costs

13.1	Increased costs

(a)

Subject to Clause 13.3 (Exceptions) the Original Borrower shall, within twenty (20) Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation after the date of this Agreement; or

(ii)	compliance with any law or regulation made after the date of this Agreement.

(b)	In this Agreement:

(i)	“Basel III” means:

(A)

the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision on 16 December 2010, each as amended, supplemented or restated;

(B)

the rules for global systemically important banks contained in “Global systemically important banks; assessment methodology and the additional loss absorbency requirement—Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(C)	any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III”.

(ii)	“Increased Costs” means:

(A)	a reduction in the rate of return from the Facility or on a Finance Party’s (or its Affiliate’s) overall capital;

(B)	an additional or increased cost; or

(C)	a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

13.2	Increased cost claims

(a)

A Finance Party intending to make a claim pursuant to Clause 13.1 (Increased costs) shall notify the Agent of the event giving rise to the claim (provided that the relevant Finance Party will not be obliged to divulge any confidential or price-sensitive information), following which the Agent shall promptly notify the Original Borrower.

(b)	Each Finance Party shall, together with the notification in paragraph (a) above, provide a certificate to the Agent:

(i)	confirming the amount of its Increased Costs;

(ii)

outlining the basis of its calculation (in reasonable detail) (provided that the relevant Finance Party will not be obliged to divulge any confidential or price-sensitive information or information or detail that the Finance Party is not legally allowed to disclose (even if the recipient has given appropriate confidentiality undertakings)); and

(iii)

confirming that it is the policy of that Finance Party to make claims from similar borrowers under similar facilities (provided that the relevant Finance Party will not be obliged to divulge any confidential or price-sensitive information or information or detail that the Finance Party is not legally allowed to disclose (even if the recipient has given appropriate confidentiality undertakings)), (for the avoidance of doubt, a written statement by a Finance Party confirming that it is the policy of that Finance Party to make claims from similar borrowers under similar facilities will be sufficient evidence and no Finance Party will be required to provide any further evidence or otherwise substantiate its position concerning Basel III), following which the Agent shall promptly forward that certificate to the Original Borrower.

13.3	Exceptions

Clause 13.1 (Increased costs) does not apply to the extent any Increased Cost is:

(a)	attributable to a Tax Deduction required by law to be made by an Obligor;

(b)	attributable to a FATCA Deduction required to be made by a Party;

(c)

compensated for by Clause 12.3 (Tax indemnity) (or would have been compensated for under Clause 12.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of Clause 12.3 (Tax indemnity) applied);

(d)	attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation;

(e)

attributable to the implementation or application of or compliance with the bank levy imposed by the United Kingdom government under the Finance Act 2011 in the form existing on the date of this Agreement (the “UK Bank Levy”) or any other law or regulation which implements the UK Bank Levy (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates); or

(f)	attributable to the implementation or application of, or compliance with, Basel III or any law or regulation that implements or applies Basel III.

14.	Other Indemnities

14.1	Currency indemnity

(a)

If any sum due from an Obligor under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)	making or filing a claim or proof against that Obligor;

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor shall as an independent obligation, within five (5) Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)	Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

14.2	Other indemnities

The Original Borrower shall, within five (5) Business Days of demand, indemnify each Finance Party against any cost, loss or liability incurred by that Finance Party as a result of:

(a)	the occurrence of any Event of Default;

(b)

a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 27 (Sharing among the Finance Parties);

(c)

funding, or making arrangements to fund, its participation in a Loan requested by a Borrower in a Utilisation Request but not made by reason of the operation of any one o r more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); or

(d)	a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by a Borrower or the Parent.

14.3	Indemnity to the Agent

The Parent shall promptly indemnify the Agent against any cost, loss or liability incurred by the Agent (acting reasonably) as a result of:

(a)	investigating any event which it reasonably believes is a Default;

(b)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; or

(c)	instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this Agreement.

15.	Mitigation by the Lenders

15.1	Mitigation

(a)

Each Finance Party shall, in consultation with the Parent, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 7.1 (Illegality), Clause 12 (Tax Gross-up and Indemnities) or Clause 13 (Increased Costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)	Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

15.2	Limitation of liability

(a)	The Parent shall indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 15.1 (Mitigation).

(b)	A Finance Party is not obliged to take any steps under Clause 15.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

16.	Costs and Expenses

16.1	Transaction expenses

The Original Borrower shall, promptly within five (5) Business Days of demand, pay the Agent and the Arrangers the amount of all costs and expenses (including legal fees but subject to any separately agreed cap) reasonably incurred by any of them in connection with the negotiation, preparation, printing and execution of:

(a)	this Agreement and any other documents referred to in this Agreement; and

(b)	any other Finance Documents executed after the date of this Agreement,

subject to a cap of ten thousand Australian dollars (A$10,000) (provided, however, that such cap shall not include the legal fees, which shall be subject to a separately agreed cap).

16.2	Amendment costs

If (a) an Obligor requests an amendment, waiver or consent or (b) an amendment is required pursuant to Clause 28.10 (Change of currency), the Original Borrower shall, within five (5) Business Days of demand, reimburse the Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by the Agent in responding to, evaluating, negotiating or complying with that request or requirement.

16.3	Enforcement costs

The Original Borrower shall, within five (5) Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

SECTION 7

GUARANTEE

17.	Guarantee and Indemnity

17.1	Guarantee and indemnity

Each Guarantor irrevocably and unconditionally jointly and severally:

(a)	guarantees to each Finance Party punctual performance by each Borrower and the Parent of all that Borrower’s and the Parent’s obligations under the Finance Documents;

(b)

undertakes with each Finance Party that whenever a Borrower or the Parent does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

(c)

agrees with each Finance Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand (and shall make the relevant payment within five (5) Business Days of demand) against any cost, loss or liability it incurs as a result of a Borrower or the Parent not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due. The amount payable by a Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 17 if the amount claimed had been recoverable on the basis of a guarantee.

17.2	Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

17.3	Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made by a Finance Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, business rescue proceedings, liquidation, administration or otherwise, without limitation, then the liability of each Guarantor under this Clause 17 will continue or be reinstated as if the discharge, release or arrangement had not occurred.

17.4	Waiver of defences

The obligations of each Guarantor under this Clause 17 will not be affected by an act, omission, matter or thing which, but for this Clause 17, would reduce, release or prejudice any of its obligations under this Clause 17 (without limitation and whether or not known to it or any Finance Party) including:

(a)	any time, waiver or consent granted to, or composition with, any Obligor or other person;

(b)	the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(c)

the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(e)

any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or security including without limitation any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

(g)	any insolvency, business rescue or similar proceedings.

17.5	Immediate recourse

Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 17. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

17.6	Appropriations

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

(a)

refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

(b)	hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor’s liability under this Clause 17.

17.7	Deferral of Guarantors’ rights

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 17:

(a)	to be indemnified by an Obligor;

(b)	to claim any contribution from any other guarantor of any Obligor’s obligations under the Finance Documents;

(c)

to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party;

(d)

to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which any Guarantor has given a guarantee, undertaking or indemnity under Clause 17.1 (Guarantee and indemnity);

(e)	to exercise any right of set-off against any Obligor; and/or

(f)	to claim or prove as a creditor of any Obligor in competition with any Finance Party.

If a Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Finance Parties by the Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Finance Parties and shall promptly pay or transfer the same to the Agent or as the Agent may direct for application in accordance with Clause 28 (Payment Mechanics)

17.8	Release of Guarantors’ right of contribution

If any Guarantor (a “Retiring Guarantor”) ceases to be a Guarantor in accordance with the terms of the Finance Documents for the purpose of any sale or other disposal of that Retiring Guarantor then on the date such Retiring Guarantor ceases to be a Guarantor:

(a)

that Retiring Guarantor is released by each other Guarantor from any liability (whether past, present or future and whether actual or contingent) to make a contribution to any other Guarantor arising by reason of the performance by any other Guarantor of its obligations under the Finance Documents; and

(b)

each other Guarantor waives any rights it may have by reason of the performance of its obligations under the Finance Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under any Finance Document or of any other security taken pursuant to, or in connection with, any Finance Document where such rights or security are granted by or in relation to the assets of the Retiring Guarantor.

17.9	Additional security

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

SECTION 8

REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

18.	Representations

Each Obligor makes the representations and warranties set out in this Clause 18 to each Finance Party.

18.1	Status

(a)	It is a limited liability company, duly incorporated and validly existing under the law of its jurisdiction of incorporation.

(b)	It has the power to own its assets and carry on its business as it is being conducted or is contemplated to be conducted.

18.2	Power and authority

Subject to the Legal Reservations, it has the power to enter into and perform, and has taken all necessary action to authorise its entry into, and performance of, the Finance Documents to which it is party and the transactions contemplated by those Finance Documents.

18.3	Binding obligations

Subject to the Legal Reservations, the obligations expressed to be assumed by it in each Finance Document to which it is a party are legal, valid, binding and enforceable obligations.

18.4	Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, the Finance Documents to which it is a party do not and will not conflict with:

(a)	any applicable law of its jurisdiction of incorporation;

(b)	its Constitutional Documents; or

(c)	any material agreement or instrument binding upon it or any of its assets.

18.5	Validity and admissibility in evidence

Subject to the Legal Reservations, all authorisations required:

(a)

to enable it lawfully to enter into, exercise its rights and comply with its obligations under the Finance Documents to which it is a party and to ensure that the obligations expressed to be assumed by it thereunder are legal, valid, binding and enforceable; and

(b)	to make the Finance Documents to which it is a party admissible in evidence in its jurisdiction of incorporation,

have been obtained or effected and are in full force and effect, other than the registration of any security interest created under a Finance Document on the register held under the PPSA.

18.6	Governing law and enforcement

Subject to the Legal Reservations:

(a)	the choice of the laws of Western Australia as the governing law of the Finance Documents will be recognised and enforced in its jurisdiction of incorporation; and

(b)	any judgment obtained in the courts of Western Australia in relation to a Finance Document will be recognised and enforced in its jurisdiction of incorporation.

18.7	Deduction of Tax

It is not required under the law of its jurisdiction of incorporation to make any Tax Deduction from any payment it may make under any Finance Document, other than:

(a)

in the case of a South African Obligor and Gold Fields Holdings Company Limited (in relation to its jurisdiction of tax residency), the withholding tax on interest required to be withheld in respect of payments of interest to Lenders that are not Qualifying Lenders; and

(b)	in the case of an Obligor incorporated in Australia, the withholding tax on interest required to be withheld in respect of payments of interest to Lenders.

18.8	No filing or stamp taxes

Subject to the Legal Reservations, under the law of its jurisdiction of incorporation it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents.

18.9	BVI Tax and Licencing

(a)	No Obligor incorporated under the laws of the British Virgin Islands or any of their Subsidiaries owns any interest in any land in the British Virgin Islands.

(b)

No Obligor incorporated under the laws of the British Virgin Islands is carrying on any business or carrying on any other activity in or from within the British Virgin Islands requiring a licence, approval or authorisation, including without limitation under the Business, Professions and Trade Licenses Act 1990.

18.10	No default

(a)	No Event of Default is continuing or might reasonably be expected to result from the making of any Utilisation.

(b)

It is not, nor is it likely to be as a result of entering into and performing its obligations under the Finance Documents, in violation of any law or in breach of or in default under any agreement to which it is a party or which is binding on it or any of its assets to an extent or in a manner which could reasonably be expected to have a Material Adverse Effect.

18.11	No misleading information

(a)

All written factual information supplied by it to the Finance Parties and the Agent in connection with the Finance Documents, (and the information contained in the Information Package, excluding any equity analysts reports and the reports from the credit rating agencies) (the “Information”) was true and accurate in all material respects as at the date it was given or as at the date (if any) at which it was stated and was not misleading in any material respect at such date.

(b)	The financial projections and forecasts contained in the Information have been prepared in good faith on the basis of recent historical information and on the basis of reasonable assumptions.

(c)

It has not knowingly withheld any information which, if disclosed, could reasonably be expected materially and adversely to affect the decision of the Finance Parties in considering whether or not to provide finance to each Borrower.

18.12	Financial statements

(a)	The Original Financial Statements were prepared in accordance with GAAP.

(b)	The Original Financial Statements fairly represent the Group’s financial condition and its results of operations during the relevant financial year.

18.13	Pari passu ranking

Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally in the jurisdiction of its incorporation.

18.14	No proceedings pending or threatened

Other than as disclosed in the financial statements most recently delivered to the Agent pursuant to paragraph (a) of Clause 19.1 (Financial statements), no litigation, arbitration or administrative proceedings of or before any court, arbitral body or government agency which is reasonably expected to be adversely determined, and if so determined, could reasonably be expected to have a Material Adverse Effect have (to the best of its knowledge and belief) been started or threatened against it or any Material Group Company.

18.15	No winding-up

No Material Group Company has taken any corporate action, nor have any other steps been taken or legal proceedings started or (to the best of its knowledge and belief, after due enquiry) threatened against any Material Group Company, for its winding-up, dissolution, business rescue, administration or re-organisation or for the enforcement of any Encumbrance over all or any of its revenues or assets or for the appointment of a receiver, administrator, administrative receiver, business rescue practitioner, conservator, custodian, trustee or similar officer of it or of all or any of its assets which could reasonably be expected to have a Material Adverse Effect.

18.16	No encumbrances

(a)	No Encumbrance exists over all or any of the assets of any Material Group Company except for Permitted Encumbrances.

(b)	No Encumbrance would arise as a result of the execution of and performance of its rights and obligations under the Finance Documents.

18.17	Assets

It and each Material Group Company has good title to or validly leases or licences all of the assets necessary and has all consents and/or authorisations necessary to carry on its business as conducted to the extent that failure to comply with this Clause 18.17 could reasonably be expected to have a Material Adverse Effect.

18.18	Insurance

Each Material Group Company maintains insurances on and in relation to its business and assets against those risks and to the extent as is usual for companies in the jurisdiction in which it conducts its business carrying on substantially similar business in such jurisdiction.

18.19	Environmental Compliance

Each Material Group Company has adopted and complies with an environmental policy which requires monitoring of and compliance with all applicable Environmental Law and Environmental Permits applicable to it from time to time unless non-compliance with such policy could not reasonably be expected to cause a Material Adverse Effect.

18.20	Environmental Claims

No Environmental Claim (not of a frivolous or vexatious nature) has been commenced or (to the best of its knowledge and belief) is threatened against any Material Group Company where that claim would be reasonably likely, if determined against that Material Group Company, to have a Material Adverse Effect.

18.21	Taxation

(a)

It and each Material Group Company has duly and punctually paid and discharged all Taxes imposed upon it or its assets within the time period allowed without incurring penalties except to the extent that:

(i)	payment is being contested in good faith, it has maintained adequate reserves for those Taxes and payment can be lawfully withheld; or

(ii)	the aggregate amount of Taxes being withheld does not exceed US$30,000,000 (or its equivalent).

(b)	It is not and no Material Group Company is materially overdue in the filing of any Tax returns.

18.22	Ownership of Material Group Companies

(a)

Each existing Material Group Company on the date of this Agreement (other than the Cerro Corona Subsidiary, Newshelf, the Ghanaian Companies, Gold Fields Operations Limited and GFI Joint Venture Holdings Proprietary Limited) is a wholly-owned Subsidiary of the Parent and any member of the Group which becomes a Material Group Company after the date of this Agreement will be a wholly or partially owned Subsidiary of the Parent and the members of the Group holding the shares in such Material Group Company have not reduced their shareholding in such Subsidiary below the level of their shareholding at the time such Subsidiary became a Material Group Company.

(b)

Subject to no sale, lease transfer or other disposal falling under the definition of Permitted Transaction having occurred, the Parent holds at least 74 per cent. of the issued share capital of Newshelf.

(c)

Subject to no sale, lease transfer or other disposal falling under the definition of Permitt ed Transaction having occurred, Newshelf holds at least 74 per cent. of the issued share capital of each of Gold Fields Operations Limited and GFI Joint Venture Holdings Proprietary Limited.

(d)	The Parent indirectly holds at least 90 per cent. of the issued share capital of each Ghanaian Company.

(e)

The Parent indirectly holds at least 99 per cent. of the common shares in the share capital of the Cerro Corona Subsidiary (which equates to 98.5 per cent. of the issued and outstanding shares in the share capital of the Cerro Corona Subsidiary).

18.23	No Material Adverse Effect

There has been no change in the business, condition (financial or otherwise), operations, performance or properties of the Obligors or the Group (taken as a whole) since the date of the Original Financial Statements which could reasonably be expected to have a Material Adverse Effect.

18.24	Sanctions

(a)

Neither the Parent nor any Subsidiary of the Parent, nor any director or officer of the Parent or any Subsidiary of the Parent, nor to the best of the Parent’s knowledge and belief, any employee, agent, affiliate or representative of the Parent or any Subsidiary is an individual or entity currently the subject or target of any Sanctions (in place as at the date of this Agreement) nor is the Parent or any Subsidiary of the Parent located, organised, resident or operating in any Sanctioned Country (designated as such as at the date of this Agreement).

(b)

For the past five (5) years, neither the Parent nor any Subsidiary has knowingly engaged in, nor is now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(c)

Any provision of this Clause 18.24 shall not apply to any person if and to the extent that it is or would be unenforceable by or in respect of that person, by reason of breach of any applicable Blocking Law.

18.25	Anti-corruption

Each member of the Group has conducted its businesses in compliance with applicable Anti-Corruption Laws and has instituted policies and procedures designed to promote and achieve compliance with such laws.

18.26	Times when representation made

(a)

All the representations and warranties in this Clause 18 are made by each Obligor on the date of this Agreement and, in the case of each Additional Obligor, on the date of accession of such Additional Obligor (by reference to the facts and circumstances then existing) (other than the representations in paragraph (a) of Clause 18.11 (No misleading information) which are deemed to be made on the date the Information is provided by the relevant Obligor and in the case of the information contained in the Information Package, on the date on which the Information Package is posted on Debtdomain by Commonwealth Bank of Australia in connection with the syndication of the Facility).

(b)	The Repeating Representations are deemed to be made by each Obligor (by reference to the facts and circumstances then existing) on:

(i)	the date of each Utilisation Request;

(ii)	on each Utilisation Date;

(iii)	on the first day of each Interest Period; and

(iv)

in relation to an extension request made pursuant to Clause 6.2 (Extension option) of this Agreement, the date of such extension request and the date falling on the third anniversary of the date of this Agreement, save that the references in Clause 18.12 (Financial statements) to “the Original Financial Statements” shall, for the purposes of the Repeating Representations, be construed as references to the most recent audited consolidated financial statements of the Parent delivered to the Agent under Clause 19.1 (Financial statements).

19.	Information Undertakings

The undertakings in this Clause 19 are given in favour of each Finance Party and remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

19.1	Financial statements

The Parent shall supply to the Agent:

(a)

as soon as the same become available, but in any event within one hundred and twenty (120) days after the end of each of its Financial Years the audited consolidated financial statements of the Parent for that Financial Year;

(b)	as soon as the same become available, but in any event within one hundred and fifty (150) days after the end of each of its Financial Years:

(i)

the audited financial statements of each Obligor (other than Gruyere Holdings Pty Ltd, Gold Fields Holdings Company Limited, Gold Fields Orogen Holding (BVI) Limited and Gold Fields Ghana Holdings (BVI) Limited, unless there is a legal requirement to audit its financial statements and any other Obligor which is not legally required to audit its financial statements) for that Financial Year; and

(ii)

if the audited financial statements of Gruyere Holdings Pty Ltd, Gold Fields Holdings Company Limited, Gold Fields Orogen Holding (BVI) Limited and/or Gold Fields Ghana Holdings (BVI) Limited and/or any other Obligor which is not legally required to audit its financial statements (as the case may be) are not delivered under paragraph (i) above, the unaudited financial statements of Gruyere Holdings Pty Ltd, Gold Fields Holdings Company Limited, Gold Fields Orogen Holding (BVI) Limited and/or Gold Fields Ghana Holdings (BVI) Limited and/or any other Obligor which is not legally required to audit its financial statements (as the case may be) for that Financial Year; and

(c)	as soon as the same become available, but in any event within sixty (60) days after the first six (6) months of each of its Financial Years:

(i)	the unaudited financial statements of each Obligor (other than the Original Borrower) for the first six (6) month period of that Financial Year;

(ii)	the unaudited balance sheet and profit and loss statement of the Original Borrower for the first six (6) month period of that Financial Year; and

(iii)	the unaudited consolidated financial statements of the Parent for the first six (6) month period of that Financial Year.

19.2	Compliance Certificate

(a)

The Parent shall supply to the Agent, with each set of consolidated financial statements delivered pursuant to paragraphs (a) and (c) of Clause 19.1 (Financial statements), a Compliance Certificate setting out (in reasonable detail) computations as to compliance with Clause 20 (Financial Covenants) as at the date as at which those financial statements were drawn up.

(b)

Each Compliance Certificate shall be signed by two (2) directors or executive officers of the Parent and, if required to be delivered with the audited consolidated financial statements delivered pursuant to paragraph (a) of Clause 19.1 (Financial statements), reported on by the Auditors.

19.3	Requirements as to financial statements

(a)

Each set of financial statements delivered by the Parent pursuant to Clause 19.1 (Financial statements) shall be certified by a director of the relevant company as fairly representing its financial condition as at the date as at which those financial statements were drawn up. This Clause 19.3 shall not apply to those financial statements delivered pursuant to paragraph (a) of Clause 19.1 (Financial statements).

(b)

Subject to paragraph (c) below, the Parent shall procure that each set of financial statements delivered pursuant to Clause 19.1 (Financial statements) is prepared in accordance with GAAP, the requirements of its jurisdiction of incorporation and accounting practices and financial reference periods, in each case consistent with those applied in the preparation of the Original Financial Statements, unless the Parent notifies the Agent that in relation to any sets of financial statements, there has been a change in GAAP or the accounting practices or reference periods and its Auditors (in the case of its annual audited financial statements) or the Parent (in the case of any of its other financial statements) delivers to the Agent:

(i)	a description of any change necessary for those financial statements to reflect GAAP, accounting practices and reference periods upon which the Original Financial Statements were prepared; and

(ii)

sufficient information, in form and substance as may be reasonably required by the Agent, to enable the Agent to determine whether Clause 20 (Financial Covenants) has been complied with and make an accurate comparison between the financial position indicated in those financial statements and the Original Financial Statements.

(c)

There shall be no requirement for the Parent to notify the Agent pursuant to paragraph (b) above that there has been a change in GAAP as a result of the implementation of IFRS 16 since the date of the Original Financial Statements nor to provide any of the items referred to in paragraphs (b)(i) or (b)(ii) above in relation to the implementation of IFRS 16 and each set of financial statements delivered pursuant to Clause 19.1 (Financial statements) shall, subject to Clause 19.4 (IFRS 16 treatment), be prepared taking into account the implementation of IFRS 16.

(d)	If the Parent notifies the Agent of a change in accordance with paragraph (b) above, then the Parent and the Agent shall enter into negotiations in good faith with a view to agreeing:

(i)	whether or not the change might result in material alteration in the commercial effect of any of the terms of this Agreement or any other Finance Document; and

(ii)

if so, any amendments to this Agreement or any other Finance Document which may be necessary to ensure that the change does not result in any material alteration in the commercial effect of those terms, and if any amendments are agreed they shall take effect and be binding on each of the Parties in accordance with their terms.

(e)

Any reference in the Finance Documents to “financial statements” shall be construed as a reference to those financial statements as the same may be adjusted under this Clause 19.3 to reflect the basis upon which the Original Financial Statements were prepared.

19.4	IFRS 16 treatment

(a)	The Parent may, at any time, deliver to the Agent a notice (the “IFRS 16 Notice”) stating:

(i)

that it wishes to amend this Agreement and/or any other Finance Document in order to ensure compliance with any financial covenant; basket; de-minimis amount; threshold; calculation; and/or other requirement, representation or undertaking in connection with the adoption of IFRS 16 or its application to the terms of this Agreement; and

(ii)	the changes it wishes to make to this Agreement and/or any other Finance Document in connection therewith.

(b)

If the Parent delivers an IFRS 16 Notice in accordance with paragraph (a) above, then the Parent and the Agent (acting on the instructions of the Majority Lenders) shall negotiate in good faith for a period of 20 Business Days (commencing on the date falling 3 Business Days after the date of the IFRS 16 Notice) or such other period as the Parent and the Agent may agree (the “IFRS 16 Negotiation Period”) with a view to agreeing any amendments to this Agreement or any other Finance Document in connection with the adoption of IFRS 16 or its application to the terms of this Agreement.

(c)

If, pursuant to paragraph (b) above, amendments to this Agreement and/or the Finance Documents are agreed by the Parent and the Agent (acting on the instructions of the Majority Lenders) by the end of the IFRS 16 Negotiation Period, the Parent and the Agent shall, as soon as reasonably practicable, execute all necessary documentation in order to implement such changes and such changes shall take effect and be binding on each of the Parties in accordance with their terms.

19.5	Access to records

At any time after the occurrence of an Event of Default and for so long as it is continuing, upon the request of the Agent or a Finance Party each Obligor shall (at that Obligor’s expense) provide to the Agent or any of its representatives and professional advisors such access to that Obligor’s records (including its general ledger), books and assets as that person may require at reasonable times and upon reasonable notice.

19.6	Information: miscellaneous

Each Obligor shall supply to the Agent:

(a)	if the Agent so requests, all documents dispatched by that Obligor to its shareholders (or any class of them) or its creditors generally at the same time as they are dispatched;

(b)

the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any member of the Group which, if adversely determined against it, would be reasonably likely to have a Material Adverse Effect; and

(c)	promptly, such further information regarding the financial condition, business and operations of any Material Group Company as any Finance Party (through the Agent) may reasonably request.

19.7	Notification of default

(a)

Each Obligor shall notify the Agent, of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

(b)

Promptly upon a request by the Agent, each Borrower shall supply to the Agent, a certificate signed by two (2) of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing specifying the Default and the steps, if any, being taken to remedy it).

19.8	Use of websites

(a)

The Parent may satisfy its obligation under the Finance Documents to deliver any information in relation to those Lenders (the “Website Lenders”) who accept this method of communication by posting this information onto an electronic website designated by the Parent and the Agent (the “Designated Website”) if:

(i)	the Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method;

(ii)	both the Parent and the Agent are aware of the address of and any relevant password specifications for the Designated Website; and

(iii)	the information is in a format previously agreed between the Parent and the Agent.

If any Lender (a “Paper Form Lender”) does not agree to the delivery of information electronically then the Agent shall notify the Parent accordingly and the Parent shall supply the information to the Agent (in sufficient copies for each Paper Form Lender) in paper form. In any event the Parent shall supply the Agent with at least one (1) copy in paper form of any information required to be provided by it.

(b)	The Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Parent and the Agent.

(c)	The Parent shall promptly upon becoming aware of its occurrence notify the Agent if:

(i)	the Designated Website cannot be accessed due to technical failure;

(ii)	the password specifications for the Designated Website change;

(iii)	any new information which is required to be provided under the Finance Documents is posted onto the Designated Website;

(iv)	any existing information which has been provided under the Finance Documents and posted onto the Designated Website is amended; or

(v)	the Parent becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.

If the Parent notifies the Agent under paragraph (c)(i) or (c)(v) above, all information to be provided by the Parent under the Finance Documents after the date of that notice shall be supplied in paper form unless and until the Agent and each Website Lender is satisfied that the circumstances giving rise to the notification are no longer continuing.

Any Website Lender may request, through the Agent, one (1) paper copy of any information required to be provided under the Finance Documents which is posted onto the Designated Website. The Parent shall comply with any such request within ten (10) Business Days.

19.9	“Know your customer” checks

(a)	If:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(ii)	any change in the status of an Obligor or the composition of the shareholders of an Obligor after the date of this Agreement; or

(iii)	a proposed assignment or transfer by a Lender of any of its rights and obligations under the Finance Documents to a party that is not a Lender prior to such assignment or transfer,

obliges the Agent or any Lender (or, in the case of sub-paragraph (iii) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in sub-paragraph (iii) above, on behalf of any prospective new Lender) in order for the Agent, such Lender or, in the case of the event described in sub-paragraph (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(b)

Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(c)

The Parent shall, by not less than ten (10) Business Days’ prior written notice to the Agent, notify the Agent (which shall promptly notify the Lenders) of its intention to request that one of its Subsidiaries becomes an Additional Obligor pursuant to the terms of the Finance Documents.

(d)

Following the giving of any notice pursuant to paragraph (c) above, if the accession of such Additional Obligor obliges the Agent or any Lender to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not readily available to it, the Parent shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective Lender) in order for the Agent or such Lender or any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the accession of such Subsidiary to the Finance Documents as an Additional Obligor.

20.	Financial Covenants

20.1	Financial definitions:

(a)	In this Clause 20:

“Consolidated EBITDA” means, in respect of any Measurement Period, the consolidated net income of the Group (less the net income of any Project Finance Subsidiaries but including any dividends received in cash by any member of the Group (other than a Project Finance Subsidiary) from a Project Finance Subsidiary), before, without duplication and all as calculated in accordance with GAAP, the requirements of its jurisdiction of incorporation and accounting practices and financial reference periods, in each case consistent with those applied in preparation of the applicable financial statements delivered pursuant to Clause 19.1 (Financial statements):

(i)	any provision on account of normal, deferred and royalty taxation;

(ii)	any interest, commission, discounts or other fees incurred or payable, received or receivable by any member of the Group in respect of Indebtedness for Borrowed Money;

(iii)	any other interest received or receivable by any member of the Group on any deposit or bank account;

(iv)	any non-cash adjustments to the environment rehabilitation and/or reclamation expenses;

(v)	any amount attributable to the amortisation of intangible assets and depreciation of tangible assets;

(vi)	any non-cash gains or losses relating to and resulting from the marked to market valuation of derivative and/or financial instruments;

(vii)	any losses from (or gains on the reversal of previously recognised) write-downs or impairments of assets and/or investments;

(viii)	any gains or losses recognised on the attributable share of results of associates after tax, but including any dividends received in cash by any member of the Group from such an associate;

(ix)	any share-based payments;

(x)	any other extraordinary or exceptional items; and

(xi)

any other material non-cash gain or loss that needs to be accounted for under GAAP, the requirements of its jurisdiction of incorporation and accounting practices and financial reference periods, in each case consistent with those applied in preparation of the applicable financial statements delivered pursuant to Clause 19.1 (Financial statements).

For any company that is not a Subsidiary of the Group but in which any member of the Group directly or indirectly owns an equity interest of more than 20 per cent. of the issued share capital (an “Associate”), the Parent may include in the Consolidated EBITDA the percentage of the equity interest of the amount that would be the EBITDA of the Associate.

“Consolidated Net Borrowings” means, at any time, the aggregate amount of all obligations of the members of the Group, other than Project Finance Subsidiaries (but including, for the avoidance of doubt, any guaranteed obligations of any other member of the Group in respect of the obligations of a Project Finance Subsidiary), for or in respect of Indebtedness for Borrowed Money but excluding any such obligation to any member of the Group, adjusted to take account of the aggregate amount of freely available cash and cash equivalents held by any member of the Group, other than Project Finance Subsidiaries, and so that no amount shall be included or excluded more than once, provided that, if a percentage of the EBITDA of any Associate is included in the Consolidated EBITDA then the same percentage of such Associate’s Consolidated Net Borrowings (but as if references in such definition to “Group” were references to the Associate and its Subsidiaries) will be included in the calculation of Consolidated Net Borrowings;

“Consolidated Net Finance Charges” means, in respect of any Measurement Period, the aggregate amount of the interest (including the interest element of leasing and hire purchase payments and capitalised interest), commission, fees, discounts and other finance payments payable by any member of the Group, other than Project Finance Subsidiaries, (including any commission, fees, discounts and other finance payment payable by any member of the Group under any interest rate hedging arrangement but deducting any commission, fees, discounts and other finance payments receivable by any member of the Group under any interest rate hedging instrument) but deducting any other interest receivable by any member of the Group, other than Project Finance Subsidiaries, on any deposit or bank account, provided that, if a percentage of the EBITDA of any Associate is included in the Consolidated EBITDA then the same percentage of such Associate’s Consolidated Net Finance Charges (but as if references in such definition to “Group” were references to the Associate and its Subsidiaries) will be included in the calculation of Consolidated Net Finance Charges; and

“Measurement Period” means each period of twelve (12) months ending on the last day of the Parent’s Financial Year and each period of twelve (12) months ending on the last day of the first half of the Parent’s Financial Year.

(b)	For the purposes of this Clause 20, if at any time the Cerro Corona Subsidiary is (or is deemed to be) a Material Group Company it shall be deemed to not be a Project Finance Subsidiary.

20.2	Financial condition

(a)	Subject to Clause 19.4 (IFRS 16 treatment), the Parent shall ensure that:

(i)	the ratio of Consolidated EBITDA to Consolidated Net Finance Charges in respect of any Measurement Period shall be or shall exceed 4:1; and

(ii)	the ratio of Consolidated Net Borrowings to Consolidated EBITDA shall not in respect of any Measurement Period exceed 3.5:1.

(b)	The undertakings in paragraph (a) above remain in force from the date of this Agreement for so long as any amount is outstanding under a Finance Document or a Commitment is in force.

20.3	Financial testing

The financial covenants set out in Clause 20.2 (Financial condition) shall be tested by reference to each of the financial statements and/or each Compliance Certificate delivered pursuant to Clauses 19.1 (Financial statements) and 19.2 (Compliance Certificate).

21.	General Undertakings

The undertakings in this Clause 21 are given in favour of each Finance Party and remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

21.1	Authorisations

Each Obligor shall promptly:

(a)	obtain, comply with and do all that is necessary to maintain in full force and effect; and

(b)	upon written request by the Agent or a Finance Party, supply certified copies to the Agent and/or a Finance Party, as the case may be, of,

any authorisation required under any applicable law to enable it to perform its obligations under the Finance Documents to which it is a party and to ensure the legality, validity, enforceability or admissibility in evidence of any Finance Document.

21.2	Compliance with laws

Each Obligor shall comply in all respects with all laws and regulations to which it may be subject (including, but not limited to, Environmental Law), if failure so to comply would materially impair its ability to perform its obligations under the Finance Documents to which it is a party.

21.3	Negative pledge

(a)	No Obligor shall (and the Parent shall procure that no other Material Group Company shall) create or permit to subsist any Encumbrance over any of its assets.

(b)	No Obligor shall (and the Parent shall ensure that no other Material Group Company will):

(i)	sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by it or by an Obligor or any other member of the Group;

(ii)	sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(iii)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(iv)	enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(c)	Paragraphs (a) and (b) above do not apply to Permitted Encumbrances and paragraph (b) above does not apply to Permitted Transactions.

21.4	Disposals and Mergers

(a)	No Obligor shall (and the Parent shall ensure that no other Material Group Company will):

(i)	enter into a single transaction or a series of transactions (whether related or not) and whether voluntarily or involuntarily to sell, lease, transfer or otherwise dispose of any assets; or

(ii)	enter into any amalgamation, demerger, merger or corporate reconstruction.

(b)	Paragraph (a) above does not apply to:

(i)	Permitted Disposals; or

(ii)	any amalgamation, demerger, merger or corporate reconstruction of any member of the Group, without insolvency, if:

(A)

in respect of the Obligors or the successors-in-title or assignees of the Obligors, the Finance Documents are preserved as binding upon the amalgamated, demerged, merged and/or reconstructed members of the Group;

(B)	the amalgamated, demerged, merged and/or reconstructed companies will be members of the Group; and

(C)	such amalgamation, demerger, merger and/or corporate reconstruction will not have a Material Adverse Effect.

21.5	Change of business

The Parent shall procure that no substantial change is made to the general nature of its business or the business of the Group taken as a whole from that carried on at the date of this Agreement.

21.6	Insurance

Each Obligor shall (and the Parent shall ensure that each Material Group Company will) maintain insurances on and in relation to its business, properties and assets with reputable underwriters or insurance companies against those risks and to the extent as is usual for companies carrying on the same or substantially similar business.

21.7	Environmental Compliance

Each Obligor shall (and the Parent shall ensure that each Material Group Company will) substantially comply in all material respects with all Environmental Law and obtain and maintain any Environmental Permits and take all reasonable steps in anticipation of known or expected future changes to or obligations under the same.

21.8	Environmental Claims

The Parent shall inform the Agent, in writing as soon as reasonably practical upon becoming aware of the same:

(a)	if any Environmental Claim (not of a frivolous or vexatious nature) has been commenced or (to the best of its knowledge and belief) threatened against any Material Group Company; or

(b)

of any facts or circumstances which will or are reasonably likely to result in any Environmental Claim (not of a frivolous or vexatious nature) being commenced or threatened against any Material Group Company, where the claim would be reasonably likely, if determined against that Material Group Company, to have a Material Adverse Effect.

21.9	Claims Pari Passu

Subject to the Legal Reservations, each Obligor shall ensure that at all times the claims of the Finance Parties against it under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors save those whose claims are preferred by any bankruptcy, insolvency, liquidation or other similar laws of general application in its jurisdiction of incorporation.

21.10	Acquisitions

No Obligor shall (and the Parent shall ensure that no Material Group Company will), acquire any assets or business or make any investments if such acquisition or investment would be classed as a “Category 1” transaction under the Listing Requirements of the JSE Limited.

21.11	Financial Indebtedness

The Parent shall ensure that no member of the Group (other than a Guarantor or a Project Finance Subsidiary) shall incur, create or permit to subsist or have outstanding any Financial Indebtedness other than Permitted Financial Indebtedness.

21.12	Ownership of Material Group Companies

Subject to applicable law, the Parent shall ensure that:

(a)

each existing Material Group Company on the date of this Agreement (other than the Cerro Corona Subsidiary, Newshelf, the Ghanaian Companies, Gold Fields Operations Limited and GFI Joint Venture Holdings Proprietary Limited) is and continues to be a wholly-owned Subsidiary of the Parent and each member of the Group which becomes a Material Group Company after the date of this Agreement is a wholly or partially owned Subsidiary of the Parent and that members of the Group will hold and continue to hold at least the same percentage of the issued share capital of such Material Group Company as was held by members of the Group at the time such Subsidiary became a Material Group Company;

(b)

unless a sale, lease or other disposal falling under the definition of Permitted Transaction has occurred, the Parent holds and continues to hold at least 74 per cent. of the issued share capital of Newshelf;

(c)

unless a sale, lease or other disposal falling under the definition of Permitted Transaction has occurred, Newshelf holds and continues to hold at least 74 per cent. of the issued share capital of each of Gold Fields Operations Limited and GFI Joint Venture Holdings Proprietary Limited;

(d)	the Parent indirectly holds and continues to indirectly hold at least 90 per cent. of the issued share capital of each Ghanaian Company; and

(e)

the Parent indirectly holds and continues to indirectly hold at least 99 per cent. of the common shares in the share capital of the Cerro Corona Subsidiary (which equates to 98.5 per cent. of the issued and outstanding shares in the share capital of the Cerro Corona Subsidiary).

21.13	Loans or credit

(a)

Except as permitted under paragraph (b) below, no Obligor shall (and the Parent shall ensure that no other Material Group Company will) be a creditor in respect of any Financial Indebtedness, or incur, grant or allow to remain outstanding any guarantees (except as required under the Finance Documents) in respect of any Financial Indebtedness.

(b)	Paragraph (a) above does not apply to:

(i)	a Permitted Loan;

(ii)	a Permitted Guarantee; or

(iii)

for the avoidance of doubt, any performance or similar bond guaranteeing performance by a member of the Group under any contract entered into in the ordinary course of trade, including any environmental bond which a member of the Group is required to issue under any applicable law.

21.14	Sanctions

(a)

The Parent shall not (and shall procure that no Subsidiary will) engage in any dealings or transactions occurring in a Sanctioned Country or with any person that at the time of the dealing or transaction is the subject or the target of Sanctions or located in any Sanctioned Country.

(b)	The Parent shall not (and shall procure that no Subsidiary will):

(i)	knowingly use, contribute or otherwise make available the proceeds of any Facility for the purpose of financing or making funds available directly; or

(ii)	use, contribute or otherwise make available the proceeds of any Facility for the purpose of financing or making funds available indirectly,

to any person which is the subject or target of any Sanctions or located in a Sanctioned Country, to the extent such financing or provision of funds is prohibited by Sanctions.

(c)

Any provision of this Clause 21.14 shall not apply to any person if and to the extent that it is or would be unenforceable by or in respect of that person, by reason of breach of any applicable Blocking Law.

21.15	Anti-corruption

(a)	No Obligor shall (and the Parent shall ensure that no Subsidiary will) directly or indirectly use the proceeds of the Facility for any purpose which would breach any applicable Anti-Corruption Laws.

(b)	The Parent shall (and shall ensure that each of its Subsidiaries will) maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable Anti-Corruption Laws.

22.	Events of Default

Each of the events or circumstances set out in this Clause 22 is an Event of Default (whether or not caused by any reason whatsoever outside the control of a Borrower or the Parent or any other person) save for Clause 22.16 (Acceleration) and Clause 22.17 (Remedy).

22.1	Non-payment

An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place and in the currency in which it is expressed to be payable unless payment is made within three (3) Business Days of its due date.

22.2	Financial covenants

Any requirement of Clause 20 (Financial Covenants) is not satisfied.

22.3	Other obligations

Subject to Clause 22.17 (Remedy), an Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 22.1 (Non-Payment) and Clause 20 (Financial Covenants)).

22.4	Misrepresentation

(a)

Subject to Clause 22.17 (Remedy), any representation or statement made or deemed to be made by any Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material and adverse respect when made or deemed to be made.

(b)

No Event of Default will occur under paragraph (a) above in respect of the representation contained in paragraph (a) of Clause 18.21 (Taxation) unless the unpaid Taxes (which do not fall within paragraphs (a)(i) and (a)(ii) of Clause 18.21 (Taxation)) exceed US$50,000,000 (or its equivalent).

22.5	Cross-default

(a)	Any Financial Indebtedness of a Material Group Company is not paid when due, nor where there is an applicable grace period, within the originally applicable grace period.

(b)	Any Financial Indebtedness of a Material Group Company is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c)	Any commitment for any Financial Indebtedness of a Material Group Company is cancelled or suspended by a creditor of a Material Group Company as a result of an event of default (however described).

(d)

Any creditor of a Material Group Company becomes entitled to declare any Financial Indebtedness of a Material Group Company due and payable prior to its specified maturity as a result of an event of default (however described).

(e)

No Event of Default will occur under this Clause 22.5 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness, falling within paragraphs (a) to (d) of this Clause 22.5 above is less than US$50,000,000 (or its equivalent).

22.6	Insolvency

(a)

Any Material Group Company is unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its classes of creditors with a view to rescheduling any of its Financial Indebtedness which in the case of a Material Group Company (other than an Obligor) could reasonably be expected to have a Material Adverse Effect.

(b)

The value of the assets of any Material Group Company, fairly valued, is less than its liabilities (taking into account contingent and prospective liabilities) which in the case of a Material Group Company (other than an Obligor) could reasonably be expected to have a Material Adverse Effect.

(c)	A moratorium is declared in respect of any Financial Indebtedness of any Material Group Company.

22.7	Insolvency proceedings

Any corporate action, legal proceedings or other similar procedure or step is taken in relation to:

(a)

the suspension of payments, a moratorium of any Financial Indebtedness, winding-up, dissolution, administration, business rescue or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Material Group Company;

(b)	a composition, compromise, assignment or arrangement with any creditor or class of creditors of any Material Group Company;

(c)

the appointment of a liquidator, receiver, administrator, administrative receiver, judicial manager, compulsory manager, business rescue practitioner or other similar officer in respect of any Material Group Company or any of its assets;

(d)	enforcement of any Encumbrance over any assets of any Material Group Company; or

(e)

any analogous procedure or step is taken in any jurisdiction and any such procedure or proceedings are not contested in good faith nor discharged within thirty (30) days (or such shorter period provided for contesting such procedure or proceedings under the laws of the relevant jurisdiction).

22.8	Failure to comply with final judgment

Any Material Group Company fails within five (5) Business Days of the due date to comply with or pay any sum due from it under any material final judgment or any final order made or given by any court that is located in the Commonwealth of Australia or the United States of America or is otherwise located in, or whose judgement would be recognised or enforceable in, a jurisdiction in which a member of the Group is located, incorporated or carries on business. For the purposes of this Clause 22.8, a “material final judgment” shall be any judgment for the payment of a sum of money in excess of fifty million US dollars (US$50,000,000) (or its equivalent).

22.9	Creditors’ process

Any expropriation (other than an expropriation where fair compensation is received) or the operation of the attachment, sequestration, distress or execution affects any material asset of a Material Group Company and is not discharged within twenty-one (21) days. For the purposes of this Clause 22.9 a “material asset” is any single income producing asset of the relevant Material Group Company which contributes not less than 5 per cent. towards the Consolidated EBITDA or gross assets of the Group (calculated according to the most recent set of audited consolidated financial statements delivered pursuant to Clause 19.1 (Financial statements)) provided that any loss of mineral rights arising as a result of the operation of the Mineral and Petroleum Resources Development Act, No. 28 of 2002 (the “MPRDA”) (including the broad-based socio-economic empowerment charter for the mining and minerals industry, as amended, revised and/or restated (the “Mining Charter”), the Codes of Good Practice for the

Minerals Industry and the Housing and Living Conditions Standard for the Minerals Industry published in accordance with the MPRDA) substantially in its current form as at the date of this Agreement and/or the operation of the Mineral and Petroleum Resources Royalty Act, No. 28 of 2008, substantially in its current form as at the date of this Agreement shall not constitute an expropriation for the purposes of this Clause 22.9.

22.10	Unlawfulness

It is or becomes unlawful for an Obligor to perform any of its obligations under the Finance Documents or such obligations cease to be legal, valid, binding or enforceable obligations.

22.11	Repudiation and Unenforceability

An Obligor repudiates a Finance Document or any Finance Document is declared to be or is otherwise unenforceable against an Obligor by a court of the jurisdiction of incorporation of the relevant Obligor.

22.12	Governmental Intervention

By or under the authority of any government:

(a)	the management of any Material Group Company is wholly or partially displaced or the authority of any Material Group Company in the conduct of its business is wholly or partially taken over; or

(b)

all or a majority of the issued shares of any Material Group Company or material part of its revenues or assets is seized, nationalised, expropriated or compulsorily acquired. For the purposes of this Clause 22.12 “material part of its revenues or assets” shall in relation to the relevant Material Group Company be construed as revenues comprising not less than 5 per cent. of the Consolidated EBITDA or gross assets of the Group calculated mutatis mutandis in accordance with the provisions of Clause 22.9 (Creditors’ process) or assets which contribute not less than 5 per cent. towards the Consolidated EBITDA or gross assets of the Group calculated mutatis mutandis accordance with the provisions of Clause 22.9 (Creditors’ process), provided that neither the implementation of the MPRDA (including the Mining Charter, the Codes of Good Practice for the Minerals Industry and the Housing and Living Conditions Standard for the Minerals Industry published in accordance with the MPRDA) substantially in its current form as at the date of this Agreement nor the implementation of the Mineral and Petroleum Resources Royalty Act, No. 28 of 2008, in each case substantially in its current form as at the date of this Agreement, shall constitute a seizure, nationalisation, expropriation or compulsory acquisition as contemplated by this Clause 22.12.

22.13	Material Adverse Effect

Any change occurs in the business, condition (financial or otherwise), operations, performance or properties of the Obligors or the Group taken as a whole since the date of the Original Financial Statements which could be reasonably likely to have a Material Adverse Effect.

22.14	Cessation of Business

Any Material Group Company ceases to carry on the business which it undertakes at the date of this Agreement.

22.15	Litigation

Any litigation, arbitration, administrative proceedings or governmental or regulatory investigations or proceedings against any Material Group Company or its respective assets or revenues is reasonably expected to be adversely determined, and if so determined, could reasonably be expected to have a Material Adverse Effect.

22.16	Acceleration

On and at any time after the occurrence of an Event of Default which is continuing the Agent may, and shall if so directed by the Majority Lenders, by notice to the Borrowers and the Parent:

(a)	cancel the Total Commitments whereupon they shall immediately be cancelled;

(b)

declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and/or

(c)	declare that all or part of the Loans be payable on demand, whereupon they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders.

22.17	Remedy

(a)

No Event of Default under this Clause 22 (other than those referred to in Clauses 22.1 (Non-payment), 22.2 (Financial covenants), 22.3 (Other obligations) (in respect of a failure by an Obligor to comply with Clause 21.14 (Sanctions) or Clause 21.15 (Anti-corruption)) and 22.4 (Misrepresentation) (in respect of a representation or statement made by an Obligor under Clause 18.24 (Sanctions) or Clause 18.25 (Anti-corruption))) will occur if the failure to comply or circumstance giving rise to the same is capable of remedy and is remedied by an Obligor within ten (10) days of the earlier of the Agent giving notice to the Obligors or any Obligor becoming aware of the failure to comply.

(b)

For the purposes of paragraph (a) above, the events or circumstances referred to in Clause 22.5 (Cross-default), Clause 22.6 (Insolvency), Clause 22.7 (Insolvency proceedings), Clause 22.8 (Failure to comply with final judgment), Clause 22.9 (Creditors’ process), Clause 22.10 (Unlawfulness), Clause 22.11 (Repudiation and Unenforceability), Clause 22.13 (Material Adverse Effect) and Clause 22.14 (Cessation of Business) shall be deemed to be incapable of remedy save to the extent set out therein unless the Agent determines otherwise.

SECTION 9

CHANGES TO PARTIES

23.	Changes to the Lenders

23.1	Assignments and transfers by the Lenders

Subject to this Clause 23, a Lender (the “Existing Lender”) may:

(a)	assign any of its rights; or

(b)	transfer by novation any of its rights and obligations,

to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the “New Lender”).

23.2	Conditions of assignment or transfer

(a)	The consent of the Parent is required for an assignment or transfer by an Existing Lender, unless the assignment or transfer:

(i)	is to another Lender or an Affiliate of a Lender; or

(ii)	takes effect at a time when an Event of Default has occurred and is continuing.

(b)

The consent of the Parent to an assignment or transfer (if required) must not be unreasonably withheld or delayed. The Parent will be deemed to have given its consent five (5) Business Days after the Existing Lender has requested it unless consent is expressly refused by the Parent within that time.

(c)

A Lender shall not assign or transfer rights to a person whom the officers of the relevant Existing Lender involved on a day-to-day basis in the administration of the Facility know to be an Offshore Associate of the relevant Borrower.

(d)	An assignment will only be effective on:

(i)

receipt by the Agent (whether in the Assignment Agreement or otherwise) of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties as it would have been under if it had been an Original Lender; and

(ii)

performance by the Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender.

(e)	A transfer will only be effective if the procedure set out in Clause 23.5 (Procedure for transfer) is complied with.

(f)	If:

(i)	a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(ii)

as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 12 (Tax Gross-up and Indemnities) or Clause 13 (Increased Costs),

then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred. This paragraph (f) shall not apply where the payment is in relation to Australian Withholding Tax and there are at least two (2) Lenders after the assignment, transfer or change, and the New Lender, or Lender acting through its new Facility Office, is not an Offshore Associate of the Borrower. In such instances, the New Lender, or Lender acting through its new Facility Office, will be entitled to full payment under Clause 12 (Tax Gross-up and Indemnities).

(g)

Each New Lender, by executing the relevant Transfer Certificate or Assignment Agreement, confirms, for the avoidance of doubt, that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.

(h)

A Lender may not assign or transfer any of its rights or obligations under the Finance Documents or change its Facility Office, if the New Lender or the Lender acting through its new Facility Office would be entitled to exercise any rights under Clause 7.1 (Illegality) as a result of circumstances existing as at the date the assignment, transfer or change is proposed to occur.

23.3	Assignment or transfer fee

The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of five thousand Australian dollars (A$5,000) plus GST (if applicable).

23.4	Limitation of responsibility of Existing Lenders

(a)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)	the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

(ii)	the financial condition of any Obligor;

(iii)	the performance and observance by any Obligor of its obligations under the Finance Documents or any other documents; or

(iv)	the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

(b)	Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(i)

has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

(ii)

will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)	Nothing in any Finance Document obliges an Existing Lender to:

(i)	accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause 23; or

(ii)	support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise.

23.5	Procedure for transfer

(a)

Subject to the conditions set out in Clause 23.2 (Conditions of assignment or transfer) a transfer is effected in accordance with paragraph (e) below when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

(b)

The Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.

(c)

The Agent may refrain from executing a Transfer Certificate pending satisfaction of Clause 23.2(d)(ii) and acting reasonably, may delay executing a Transfer Certificate pending a payment, distribution or Utilisation under or in respect of the Finance Documents.

(d)	Each Party other than the Existing Lender irrevocably authorises the Agent to execute any Transfer Certificate on its behalf.

(e)	Subject to Clause 23.9 (Pro rata interest settlement), on the Transfer Date:

(i)

to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another under the Finance Documents shall be cancelled (being the “Discharged Rights and Obligations”);

(ii)

each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

(iii)

the Agent, the Arranger, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Arranger and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and

(iv)	the New Lender shall become a Party as a “Lender”; and

(v)

for purposes of this Agreement, rights and obligations will be taken to have been transferred under a Transfer Certificate even though it operates as a novation and rights and obligations are replaced rather than transferred.

23.6	Procedure for assignment

(a)

Subject to the conditions set out in Clause 23.2 (Conditions of assignment or transfer) an assignment may be effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.

(b)

The Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assignment to such New Lender.

(c)	Subject to Clause 23.9 (Pro rata interest settlement), on the Transfer Date:

(i)	the Existing Lender will assign absolutely to the New Lender the rights under the Finance Documents expressed to be the subject of the assignment in the Assignment Agreement;

(ii)

the Existing Lender will be released by each Obligor and the other Finance Parties from the obligations owed by it (the “Relevant Obligations”) and expressed to be the subject of the release in the Assignment Agreement; and

(iii)	the New Lender shall become a Party as a “Lender” and will be bound by obligations equivalent to the Relevant Obligations.

(d)

Lenders may utilise procedures other than those set out in this Clause 23.6 to assign their rights under the Finance Documents (but not, without the consent of the relevant Obligor or unless in accordance with Clause 23.5 (Procedure for transfer), to obtain a release by that Obligor from the obligations owed to that Obligor by the Lenders nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in Clause 23.2 (Conditions of assignment or transfer).

23.7	Copy of Transfer Certificate or Assignment Agreement to Parent

The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate or Assignment Agreement, send to the Parent a copy of that Transfer Certificate or Assignment Agreement.

23.8	Security over Lenders’ rights

(a)

In addition to the other rights provided to Lenders under this Clause 23, each Lender may without consulting with or obtaining consent from any Obligor, at any time charge, assign or otherwise create an Encumbrance in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

(i)	any charge, assignment or other Encumbrance to secure obligations to a federal reserve or central bank; and

(ii)

in the case of any Lender which is a fund, any charge, assignment or other Encumbrance granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Encumbrance shall:

(A)

release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Encumbrance for the Lender as a party to any of the Finance Documents; or

(B)

require any payments to be made by an Obligor other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents.

23.9	Pro rata interest settlement

(a)

If the Agent has notified the Lenders that it is able to distribute interest payments on a “pro rata basis” to Existing Lenders and New Lenders then (in respect of any transfer pursuant to Clause 23.5 (Procedure for transfer) or any assignment pursuant to Clause 23.6 (Procedure for assignment) the Transfer Date of which, in each case, is after the date of such notification and is not on the last day of an Interest Period):

(i)

any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Lender up to but excluding the Transfer Date (“Accrued Amounts”) and shall become due and payable to the Existing Lender (without further interest accruing on them) on the last day of the current Interest Period (or, if the Interest Period is longer than six (6) Months, on the next of the dates which falls at six (6) Monthly intervals after the first day of that Interest Period); and

(ii)	the rights assigned or transferred by the Existing Lender will not include the right to the Accrued Amounts so that, for the avoidance of doubt:

(i)	when the Accrued Amounts become payable, those Accrued Amounts will be payable for the account of the Existing Lender; and

(ii)

the amount payable to the New Lender on that date will be the amount which would, but for the application of this Clause 23.9, have been payable to it on that date, but after deduction of the Accrued Amounts.

(b)	In this Clause 23.9, references to “Interest Period” shall be construed to include a reference to any other period for the accrual of fees.

(c)

An Existing Lender which retains the right to the Accrued Amounts pursuant to this Clause 23.9 but which does not have a Commitment shall be deemed not to be a Lender for the purposes of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve any request for a consent, waiver, amendment or other vote of Lenders under the Finance Documents.

24.	Changes to the Obligors

24.1	Assignment and transfer by Obligors

No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

24.2	Additional Borrowers

(a)

Subject to compliance with the provisions of paragraphs (c) and (d) of Clause 19.9 (“Know your customer” checks), the Parent may request that any of its Subsidiaries become an Additional Borrower. That Subsidiary shall become an Additional Borrower if:

(i)	either:

(A)	that Subsidiary is a wholly-owned Subsidiary incorporated in the same jurisdiction as an existing Borrower; or

(B)	all the Lenders, acting reasonably, approve the addition of that Subsidiary;

(ii)	the Parent delivers to the Agent a duly completed and executed Accession Letter;

(iii)	the Parent confirms that no Default is continuing or would occur as a result of that Subsidiary becoming an Additional Borrower;

(iv)	the Subsidiary is an existing Guarantor or will accede as an Additional Guarantor in accordance with Clause 24.2 (Additional Guarantors) at the same time as becoming an Additional Borrower;

(v)

the Agent has received all of the documents and other evidence listed in Part II of Schedule 2 (Conditions precedent) in relation to that Additional Borrower, each in form and substance satisfactory to the Agent.

(b)

The Agent shall notify the Parent and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part II of Schedule 2 (Conditions precedent).

(c)

Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in paragraph (b) above, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

24.3	Resignation of an Additional Borrower

(a)	The Parent may request that a Borrower (other than the Original Borrower) ceases to be a Borrower by delivering to the Agent a Resignation Letter.

(b)	The Agent shall accept a Resignation Letter and notify the Parent and the Lenders of its acceptance if:

(i)	no Default is continuing or would result from the acceptance of the Resignation Letter (and the Parent has confirmed to the Agent that this is the case); and

(ii)	the Borrower is under no actual or contingent obligations as a Borrower under any Finance Documents,

whereupon that company shall cease to be a Borrower and shall have no further rights or obligations under the Finance Documents.

24.4	Additional Guarantors

(a)

Subject to compliance with the provisions of paragraphs (c) and (d) of Clause 19.9 (“Know your customer” checks), the Parent may request that any of its Subsidiaries become an Additional Guarantor. That Subsidiary shall become an Additional Guarantor if;

(i)	the Parent delivers to the Agent a duly completed and executed Accession Letter; and

(ii)

the Agent has received all of the documents and other evidence listed in Part III of Schedule 2 (Conditions precedent) in relation to that Additional Guarantor, each in form and substance satisfactory to the Agent.

(b)

The Agent shall notify the Parent and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part III of Schedule 2 (Conditions precedent).

(c)

Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in paragraph (b) above, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

24.5	Repetition of Representations

Delivery of an Accession Letter constitutes confirmation by the relevant Subsidiary that the Repeating Representations and the representations in Clause 18.3 (Binding obligations), Clause 18.6 (Governing law and enforcement) and paragraph (b) of Clause 18.24 (Sanctions) are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

24.6	Resignation of an Additional Guarantor

(a)	The Parent may request that a Guarantor (other than an Original Guarantor) ceases to be a Guarantor by delivering to the Agent a Resignation Letter.

(b)	The Agent shall accept a Resignation Letter and notify the Parent and the Lenders of its acceptance if no Default is continuing and the Parent has confirmed to the Agent that this is the case.

SECTION 10

THE FINANCE PARTIES

25.	Role of the Agent, the Arranger and the Reference Banks

25.1	Appointment of the Agent

(a)	Each other Finance Party appoints the Agent to act as its agent under and in connection with the Finance Documents.

(b)

Each other Finance Party authorises the Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

25.2	Instructions

(a)	The Agent shall:

(i)

unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by:

(A)	all Lenders if the relevant Finance Document stipulates the matter is an all Lender decision; and

(B)	in all other cases, the Majority Lenders; and

(ii)	not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with sub-paragraph (i) above.

(b)

The Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Lender or group of Lenders, from that Lender or group of Lenders) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion. The Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested.

(c)

Save in the case of decisions stipulated to be a matter for any other Lender or group of Lenders under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties.

(d)

The Agent may refrain from acting in accordance with any instructions of any Lender or group of Lenders until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability which it may incur in complying with those instructions.

(e)	In the absence of instructions, the Agent may act (or refrain from acting) as it considers to be in the best interest of the Lenders.

(f)	The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document.

25.3	Duties of the Agent

(a)	The Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.

(b)	Subject to paragraph (c) below, the Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.

(c)	Without prejudice to Clause 23.7 (Copy of Transfer Certificate or Assignment Agreement to Parent), paragraph (a) above shall not apply to any Transfer Certificate or to any Assignment Agreement.

(d)	Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(e)

If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

(f)

If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent or the Arranger) under this Agreement it shall promptly notify the other Finance Parties.

(g)	The Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).

(h)

The Agent shall provide to the Parent within five (5) Business Days of a request by the Parent (but no more frequently than once per calendar month), a list (which may be in electronic form) setting out the names of the Lenders as at the date of that request, their respective Commitments, the address (and the department or officer, if any, for whose attention any communication is to be made) of each Lender for any communication to be made or document to be delivered under or in connection with the Finance Documents, the electronic mail address and/or any other information required to enable the sending and receipt of information by electronic mail or other electronic means to and by each Lender to whom any communication under or in connection with the Finance Documents may be made by that means and the account details of each Lender for any payment to be distributed by the Agent to that Lender under the Finance Documents.

25.4	Role of the Arranger

Except as specifically provided in the Finance Documents, the Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document.

25.5	No fiduciary duties

(a)	Nothing in any Finance Document constitutes the Agent or the Arranger as a trustee or fiduciary of any other person.

(b)	Neither the Agent nor the Arranger shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

25.6	Business with the Group

The Agent and the Arranger may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

25.7	Rights and discretions

(a)	The Agent may:

(i)	rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;

(ii)	assume that:

(A)	any instructions received by it from the Majority Lenders, any Lenders or any group of Lenders are duly given in accordance with the terms of the Finance Documents; and

(B)	unless it has received notice of revocation, that those instructions have not been revoked; and

(iii)	rely on a certificate from any person:

(A)	as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

(B)	to the effect that such person approves of any particular dealing, transaction, step, action or thing,

as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate.

(b)	The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

(i)	no Default has occurred (unless it has actual knowledge of a Default arising under Clause 22.1 (Non-payment));

(ii)	any right, power, authority or discretion vested in any Party or any group of Lenders has not been exercised; and

(iii)	any notice or request made by the Parent (other than a Utilisation Request) is made on behalf of and with the consent and knowledge of all the Obligors.

(c)	The Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.

(d)

Without prejudice to the generality of paragraph (c) above or paragraph (e) below, the Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Agent (and so separate from any lawyers instructed by the Lenders) if the Agent in its reasonable opinion deems this to be necessary.

(e)

The Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

(f)	The Agent may act in relation to the Finance Documents through its officers, employees and agents.

(g)	Unless a Finance Document expressly provides otherwise, the Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

(h)

Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent nor the Arranger is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

(i)

Notwithstanding any provision of any Finance Document to the contrary, the Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

(j)

Without prejudice to the generality of paragraph (h) above, the Agent may disclose the identity of a Defaulting Lender to the other Finance Parties and the Parent and shall disclose the same upon the written request of the Parent or the Majority Lenders.

25.8	Responsibility for documentation

Neither the Agent nor the Arranger is responsible or liable for:

(a)

the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Agent, the Arranger, an Obligor or any other person in or in connection with any Finance Document or the transactions contemplated in the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(b)

the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document; or

(c)

any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

25.9	No duty to monitor

The Agent shall not be bound to enquire:

(a)	whether or not any Default has occurred;

(b)	as to the performance, default or any breach by any Party of its obligations under any Finance Document; or

(c)	whether any other event specified in any Finance Document has occurred.

25.10	Exclusion of liability

(a)	Without limiting paragraph (b) below (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Agent), the Agent will not be liable for:

(i)

any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct;

(ii)

exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document, other than by reason of its gross negligence or wilful misconduct; or

(iii)

without prejudice to the generality of paragraphs (i) and (ii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation, for negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of:

(A)	any act, event or circumstance not reasonably within its control; or

(B)	the general risks of investment in, or the holding of assets in, any jurisdiction,

including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

(b)

No Party (other than the Agent) may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Agent may rely on this Clause 25.10.

(c)

The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.

(d)	Nothing in this Agreement shall oblige the Agent or the Arranger to carry out:

(i)	any “know your customer” or other checks in relation to any person; or

(ii)	any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Lender,

on behalf of any Lender and each Lender confirms to the Agent and the Arranger that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent or the Arranger.

(e)

Without prejudice to any provision of any Finance Document excluding or limiting the Agent’s liability, any liability of the Agent arising under or in connection with any Finance Document shall be limited to the amount of actual loss which has been suffered (as determined by reference to the date of default of the Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Agent at any time which increase the amount of that loss. In no event shall the Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Agent has been advised of the possibility of such loss or damages.

25.11	Lenders’ indemnity to the Agent

Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, within three (3) Business Days of demand, against any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Agent (otherwise than by reason of the Agent’s gross negligence or wilful miscon duct) (or, in the case of any cost, loss or liability pursuant to Clause 28.10 (Disruption to payment systems etc.), notwithstanding the Agent’s negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) in acting as Agent under the Finance Documents (unless the Agent has been reimbursed by an Obligor pursuant to a Finance Document).

25.12	Resignation of the Agent

(a)	The Agent may resign and appoint one (1) of its Affiliates acting through an office as successor by giving notice to the other Finance Parties and the Parent.

(b)	Alternatively the Agent may resign by giving notice to the other Finance Parties and the Parent, in which case the Majority Lenders (after consultation with the Parent) may appoint a successor Agent.

(c)

If the Majority Lenders have not appointed a successor Agent in accordance with paragraph (b) above within thirty (30) days after notice of resignation was given, the Agent (after consultation with the Parent) may appoint a successor Agent.

(d)

If the Agent wishes to resign because (acting reasonably) it has concluded that it is no longer appropriate for it to remain as agent and the Agent is entitled to appoint a successor Agent under paragraph (c) above, the Agent may (if it concludes (acting reasonably) that it is necessary to do so in order to persuade the proposed successor Agent to become a party to this Agreement as Agent) agree with the proposed successor Agent amendments to this Clause 25 consistent with then current market practice for the appointment and protection of corporate trustees (which shall be determined by reference to the then standard documents published by APLMA and, to the extent practicable, following consultation by the Agent with the Lenders) and those amendments will bind the Parties.

(e)

The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

(f)	The Agent’s resignation notice shall only take effect upon the appointment of a successor.

(g)

Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (e) above) but shall remain entitled to the benefit of Clause 14.3 (Indemnity to the Agent) and this Clause 25 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date). Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(h)

After consultation with the Parent, the Majority Lenders may, by notice to the Agent, require it to resign in accordance with paragraph (b) above. In this event, the Agent shall resign in accordance with paragraph (b) above.

(i)

The Agent shall resign in accordance with paragraph (b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Agent pursuant to paragraph (c) above) if on or after the date which is three (3) months before the earliest FATCA Application Date relating to any payment to the Agent under the Finance Documents, either:

(i)

the Agent fails to respond to a request under Clause 12.8 (FATCA Information) and the Parent or a Lender reasonably believes that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(ii)

the information supplied by the Agent pursuant to Clause 12.8 (FATCA Information) indicates that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(iii)	the Agent notifies the Parent and the Lenders that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

and (in each case) the Parent or a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Agent were a FATCA Exempt Party, and the Parent or that Lender, by notice to the Agent, requires it to resign.

25.13	Replacement of the Agent

(a)	At any time the Agent is an Impaired Agent, the Majority Lenders may, by giving notice to the Agent replace the Agent by appointing a successor Agent (acting through an office in Australia).

(b)

The retiring Agent shall (at its own cost) make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonable request for the purposes of performing its functions as Agent under the Finance Documents.

(c)

The appointment of the successor Agent shall take effect on the date specified in the notice from the Majority Lenders to the retiring Agent. As from this date, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 25 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date).

(d)	Any successor Agent and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

25.14	Confidentiality

(a)

In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)	If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.

25.15	Relationship with the Lenders

(a)

Subject to Clause 23.9 (Pro rata interest settlement), the Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Agent’s principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office:

(i)	entitled to or liable for any payment due under any Finance Document on that day; and

(ii)	entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day,

unless it has received not less than five (5) Business Days’ prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b)

Any Lender may by notice to the Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents. Such notice shall contain the address and (where communication by electronic mail or other electronic means is permitted under Clause 31.6 (Electronic communication)) electronic mail address and/or any other information required to enable the sending and receipt of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, electronic mail address, department and officer by that Lender for the purposes of Clause 31.2 (Addresses) and paragraph (a)(iii) of Clause 31.6 (Electronic communication) and the Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.

25.16	Credit appraisal by the Lenders

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Agent and the Arranger that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)	the financial condition, status and nature of each member of the Group;

(b)

the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(c)

whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(d)

the adequacy, accuracy and/or completeness of any information provided by the Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document.

25.17	Deduction from amounts payable by the Agent

If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

25.18	Role of Reference Banks

(a)	No Reference Bank is under any obligation to provide a quotation or any other information to the Agent.

(b)

No Reference Bank will be liable for any action taken by it under or in connection with any Finance Document, or for any Reference Bank Quotation, unless directly caused by its gross negligence or wilful misconduct.

(c)

No Party (other than the relevant Reference Bank) may take any proceedings against any officer, employee or agent of any Reference Bank in respect of any claim it might have against that Reference Bank or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document, or to any Reference Bank Quotation, and any officer, employee or agent of each Reference Bank may rely on this Clause 25.18.

25.19	Third party Reference Banks

(a)	A Reference Bank which is not a Party may rely on Clause 25.18 (Role of Reference Banks), Clause 35.2 (Exceptions) and Clause 37 (Confidentiality of Funding Rates and Reference Bank Quotations).

(b)

If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Agent may (in consultation with the Parent) appoint another Lender or an Affiliate of a Lender to replace that Reference Bank.

25.20	Reliance and engagement letters

Each Finance Party confirms that the Arranger and the Agent has authority to accept on its behalf (and ratifies the acceptance on its behalf of any letters or reports already accepted by the Arranger or Agent) the terms of any reliance letter or engagement letters relating to any reports or letters provided by accountants in connection with the Finance Documents or the transactions contemplated in the Finance Documents and to bind it in respect of those reports or letters and to sign such letters on its behalf and further confirms that it accepts the terms and qualifications set out in such letters.

26.	Conduct of Business by the Finance Parties No provision of this Agreement will:

(a)	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)	oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

27.	Sharing among the Finance Parties

27.1	Payments to Finance Parties

If a Finance Party (a “Recovering Finance Party”) receives or recovers any amount from an Obligor other than in accordance with Clause 28 (Payment Mechanics) (a “Recovered Amount”) and applies that amount to a payment due under the Finance Documents then:

(a)	the Recovering Finance Party shall, within three (3) Business Days, notify details of the receipt or recovery to the Agent;

(b)

the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 28 (Payment Mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

(c)

the Recovering Finance Party shall, within three (3) Business Days of demand by the Agent, pay to the Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 28.6 (Partial payments).

27.2	Redistribution of payments

The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) (the “Sharing Finance Parties”) in accordance with Clause 28.6 (Partial payments) towards the obligations of that Obligor to the Sharing Finance Parties.

27.3	Recovering Finance Party’s rights

On a distribution by the Agent under Clause 27.2 (Redistribution of payments) of a payment received by a Recovering Finance Party from an Obligor, as between the relevant Obligor and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Obligor.

27.4	Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)

each Sharing Finance Party shall, upon request of the Agent, pay to the Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the “Redistributed Amount”); and

(b)	as between the relevant Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Obligor.

27.5	Exceptions

(a)

This Clause 27 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause 27, have a valid and enforceable claim against the relevant Obligor.

(b)

A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)	it notified that other Finance Party of the legal or arbitration proceedings; and

(ii)

that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

SECTION 11

ADMINISTRATION

28.	Payment Mechanics

28.1	Payments to the Agent

(a)

On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)	Payment shall be made to such account in the principal financial centre of the country of that currency with such bank as the Agent specifies.

28.2	Distributions by the Agent

Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 28.3 (Distributions to an Obligor), Clause 28.4 (Clawback) and Clause 25.17 (Deduction from amounts payable by the Agent) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five (5) Business Days’ notice with a bank in the principal financial centre of the country of that currency.

28.3	Distributions to an Obligor

The Agent may (with the consent of the Obligor or in accordance with Clause 30 (Set-off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

28.4	Clawback

(a)

Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)

Unless paragraph (c) below applies, if the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then (i) the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds .

(c)

If the Agent has notified the Lenders that it is willing to make available amounts for the account of a Borrower before receiving funds from the Lenders then if and to the extent that the Agent does so but it proves to be the case that it does not then receive funds from a Lender in respect of a sum which it paid to a Borrower:

(i)	the Agent shall notify the Parent of that Lender’s identity and the Borrower to whom that sum was made available shall on demand refund it to the Agent; and

(ii)

the Lender by whom those funds should have been made available or, if that Lender fails to do so, the Borrower to whom that sum was made available, shall on demand pay to the Agent the amount (as certified by the Agent) which will indemnify the Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds from that Lender.

28.5	Impaired Agent

(a)

If, at any time, the Agent becomes an Impaired Agent, an Obligor or a Lender which is required to make a payment under the Finance Documents to the Agent in accordance with Clause 28.1 (Payments to the Agent) may instead either pay that amount direct to the required recipient or pay that amount to an interest-bearing account held with a bank or financial institution which has a rating for its long-term unsecured and non credit-enhanced debt obligations of A- or higher by Standard & Poor’s Rating Services or Fitch Ratings Ltd or A3 or higher by Moody’s Investor Services Limited or a comparable rating from an internationally recognised credit rating agency and in relation to which no Insolvency Event has occurred and is continuing, in the name of the Obligor or the Lender making the payment and designated as a trust account for the benefit of the Party or Parties beneficially entitled to that payment under the Finance Documents. In each case such payments must be made on the due date for payment under the Finance Documents.

(b)	All interest accrued on the amount standing to the credit of the trust account shall be for the benefit of the beneficiaries of that trust account pro rata to their respective entitlements.

(c)

A Party which has made a payment in accordance with this Clause 28.5 shall be discharged of the relevant payment obligation under the Finance Documents and shall not take any credit risk with respect to the amounts standing to the credit of the trust account.

(d)

Promptly upon the appointment of a successor Agent in accordance with Clause 25.13 (Replacement of the Agent), each Party which has made a payment to a trust account in accordance with this Clause 28.5 shall give all requisite instructions to the bank with whom the trust account is held to transfer the amount (together with any accrued interest) to the successor Agent for distribution in accordance with Clause 28.2 (Distributions by the Agent).

28.6	Partial payments

(a)

If the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

(i)	first, in or towards payment pro rata of any unpaid amount owing to the Agent and the Arranger under the Finance Documents;

(ii)	secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under this Agreement;

(iii)	thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

(iv)	fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b)	The Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(ii) to (a)(iv) above.

(c)	Paragraphs (a) and (b) above will override any appropriation made by an Obligor.

28.7	No set-off by Obligors

All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

28.8	Business Days

(a)

Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)	During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

28.9	Currency of account

(a)	Subject to paragraphs (b) and (c) below, Australian dollars is the currency of account and payment for any sum due from an Obligor under any Finance Document.

(b)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(c)	Any amount expressed to be payable in a currency other than Australian dollars shall be paid in that other currency.

28.10	Change of currency

(a)	Unless otherwise prohibited by law, if more than one (1) currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)

any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Parent); and

(ii)

any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

(b)

If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Parent) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.

28.11	Disruption to payment systems etc.

If either the Agent determines (in its discretion) that a Disruption Event has occurred or the Agent is notified by the Parent that a Disruption Event has occurred:

(a)

the Agent may, and shall if requested to do so by the Parent, consult with the Parent with a view to agreeing with the Parent such changes to the operation or administration of the Facility as the Agent may deem necessary in the circumstances;

(b)

the Agent shall not be obliged to consult with the Parent in relation to any changes mentioned in paragraph (a) above if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(c)

the Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) above but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

(d)

any such changes agreed upon by the Agent and the Parent shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 35 (Amendments and Waivers);

(e)

the Agent shall not be liable for any damages, costs or losses to any person, any diminution of value or liability whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 28.10; and

(f)	the Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above.

29.	Public Offer

29.1	Arranger’s representations, warranties and undertakings

Each Arranger undertakes, represents and warrants to the Borrower as follows:

(a)	On behalf of the Borrower it has made invitations to become a Lender under this Agreement:

(i)

in the form agreed with the Borrower to at least ten (10) parties, each of whom, as at the date the relevant invitation is made, that Arranger’s relevant officers involved in the transaction on a day to day basis believe carries on the business of providing finance or investing or dealing in securities in the course of operating in financial markets, for the purposes of Section 128F(3A)(a)(i) of the Tax Act, and each of whom has been disclosed to the Borrower; or

(ii)

in an electronic form that is used by financial markets for dealing in debentures (as defined in Section 128F(9) of the Tax Act) or debt interests (as defined in Sections 974-15 and 974-20 of the Income Tax Assessment Act 1997) such as Reuters or Bloomberg.

(b)

At least 10 of the parties to whom the Arranger has made invitations referred to in paragraph (a)(i) are not, as at the date the invitations are made, to the knowledge of the relevant officers of the Arranger involved in the transaction, Tax Associates of any of the others of those 10 invitees.

(c)

It has not made and will not make offers or invitations referred to in paragraph (a)(i) to parties whom its relevant officers involved in the transaction on a day to day basis are aware are Offshore Associates of the Borrower.

29.2	Borrower’s confirmation

The Borrower confirms that none of the potential invitees whose names were disclosed to it by the Arranger before the date of this Agreement were known or suspected by it to be an Offshore Associate of that Borrower or a Tax Associate of any other such invitees.

29.3	Lenders’ representations and warranties

Each Original Lender represents and warrants to the Borrower that if it received an invitation under Clause 29.1(a)(i) at the time it received an invitation to become a Lender under this Agreement it was carrying on the business of providing finance, or investing or dealing in securities, in the course of operating in financial markets.

29.4	Information

Each of the Arranger and each Lender will provide to the Borrower when reasonably requested by the Borrower any factual information in its possession or which it is reasonably able to provide to assist the Borrower to demonstrate (based upon tax advice received by the Borrower) that Section 128F of the Tax Act has been satisfied where to do so will not in the Arranger’s or Lender’s reasonable opinion breach any law or regulation or any duty of confidence.

29.5	Co-operation if Section 128F requirements not satisfied

If, for any reason, the requirements of Section 128F of the Tax Act have not been satisfied in relation to interest payable on Loans (except to an Offshore Associate of a Borrower), then on request by the Agent, the Arranger or the Borrower, each Party shall co-operate and take steps reasonably requested with a view to satisfying those requirements:

(a)	where a Finance Party breached Clause 29.1 (Arranger’s representations, warranties and undertakings) or Clause 29.3 (Lenders’ representations and warranties), at the cost of that Finance Party; or

(b)	in all other cases, at the cost of the Borrower.

30.	Set-off

Following an Event of Default which is continuing, a Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

31.	Notices

31.1	Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by e-mail or letter.

31.2	Addresses

The address and electronic mail address (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)	in the case of the Parent:

	Address:	150 Helen Road
Sandown Sandton 2196
South Africa

	E-mail address:	Taryn.Harmse@goldfields.com

	Attn:	Executive Vice President, General Counsel

(b)	in the case of each Lender or any other Obligor, that notified in writing to the Agent on or prior to the date on which it becomes a Party; and

(c)	in the case of the Agent:

	Address:	Level 21, Tower One, 727 Collins Street
Melbourne VIC 3008

	E-mail address:	loshitha.pather@cba.com.au

	Attn:	Losh Pather, Senior Associate, Agency Origination

and all Utilisation Requests issued by the Borrower to the Agent in relation to Clause 5 (Utilisation) must be delivered to the following address or email (as applicable):

	Address:	Commonwealth Bank of Australia
Level 21, 201 Sussex Street, Sydney NSW 2000 Australia

	E-mail address:	AgencyGroup@cba.com.au

	Attn:	Senior Associate, Agency

or any substitute address or electronic mail address or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five (5) Business Days’ notice.

31.3	Delivery

(a)	Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(i)	if by way of electronic mail address, when received in legible form; or

(ii)	if by way of letter, when it has been left at the relevant address or five (5) Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address,

and, if a particular department or officer is specified as part of its address details provided under Clause 31.2 (Addresses), if addressed to that department or officer.

(b)

Any communication or document to be made or delivered to the Agent will be effective only when actually received by the Agent and then only if it is expressly marked for the attention of the department or officer identified in paragraph (c) of Clause 31.2 (Addresses) (or any substitute department or officer as the Agent shall specify for this purpose).

(c)	All notices from or to an Obligor shall be sent through the Agent.

(d)	Any communication or document made or delivered to the Parent in accordance with this Clause will be deemed to have been made or delivered to each of the Obligors.

31.4	Notification of address and electronic mail address

Promptly upon receipt of notification of an address and electronic mail address or change of address or electronic mail address pursuant to Clause 31.2 (Addresses) or changing its own address or electronic mail address, the Agent shall notify the other Parties.

31.5	Communication when Agent is Impaired Agent

If the Agent is an Impaired Agent the Parties may, instead of communicating with each other through the Agent, communicate with each other directly and (while the Agent is an Impaired Agent) all the provisions of the Finance Documents which require communications to be made or notices to be given to or by the Agent shall be varied so that communications may be made and notices given to or by the relevant Parties directly. This provision shall not operate after a replacement Agent has been appointed.

31.6	Electronic communication

(a)

Any communication to be made between the Agent and a Lender under or in connection with the Finance Documents may be made by electronic mail or other electronic means (including, without limitation, by way of posting to a secure website) if the Agent and the relevant Lender:

(i)	agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

(ii)	notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(iii)	notify each other of any change to their address or any other such information supplied by them.

(b)

Any electronic communication made between the Agent and a Lender will be effective only when actually received in readable form and in the case of any electronic communication made by a Lender to the Agent only if it is addressed in such a manner as the Agent shall specify for this purpose.

(c)

In accordance with paragraph (a) above, each of the Agent and the Lender agree, for the purposes of the delivery by any Borrower of a Utilisation Request pursuant to Clause 5.1 (Deliver of a Utilisation Request) (and without prejudice to any of the requirements of Clause 5.2 (Completion of a Utilisation Request)):

(i)	electronic mail is unless and until notified to the contrary, an accepted form of communication; and

(ii)	the electronic email address of the Agent for this purpose is AgencyGroup@cba.com.au.

(d)

Any communication (including notices) to be made by the Agent under or in connection with the Finance Documents that is generated by Loan IQ or other system software shall not need signature by the Agent.

31.7	English language

(a)	Any notice given under or in connection with any Finance Document must be in English.

(b)	All other documents provided under or in connection with any Finance Document must be:

(i)	in English; or

(ii)

if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

31.8	Obligor agent

(a)

Each Obligor (other than the Parent) by its execution of this Agreement or an Accession Letter (as the case may be) irrevocably appoints the Parent to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises:

(i)

the Parent on its behalf to supply all information concerning itself contemplated by this Agreement to the Finance Parties and to give all notices and instructions (including, in the case of a Borrower, Utilisation Requests), to execute on its behalf any documents required hereunder and to make such agreements capable of being given, made or effected by any Obligor notwithstanding that they may affect the Obligor, without further reference to or the consent of that Obligor; and

(ii)	each Finance Party to give any notice, demand or other communication to that Obligor pursuant to the Finance Documents to the Parent on its behalf,

and in each case the Obligor shall be bound as though the Obligor itself had given the notices and instructions (including, without limitation, any Utilisation Requests) or executed or made such agreements or received the relevant notice, demand or other communication.

(b)

Every act, agreement, undertaking, settlement, waiver, notice or other communication given or made by the Parent or given to the Parent under any Finance Document on behalf of another Obligor or in connection with any Finance Document (whether or not known to any other Obligor and whether occurring before or after such other Obligor became an Obligor under any Finance Document) shall be binding for all purposes on that Obligor as if that Obligor had expressly made, given or concurred with it. In the event of any conflict between any notices or other communications of the Parent and any other Obligor, those of the Parent shall prevail.

32.	Calculations and Certificates

32.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

32.2	Certificates and Determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

32.3	Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of three hundred and sixty five (365) days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

33.	Partial Invalidity

If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

34.	Remedies and Waivers

No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law.

35.	Amendments and Waivers

35.1	Required consents

(a)

Subject to Clause 35.2 (Exceptions) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Parent and any such amendment or waiver will be binding on all Parties.

(b)	The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 35.

(c)	Paragraph (c) of Clause 23.9 (Pro rata interest settlement) shall apply to this Clause 35.

35.2	Exceptions

(a)	Subject to Clause 35.7 (Replacement of Screen Rate), an amendment or waiver that has the effect of changing or which relates to:

(i)	the definition of “Majority Lenders” in Clause 1.1 (Definitions);

(ii)	an extension to the date of payment of any amount under the Finance Documents;

(iii)	a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable;

(iv)

an increase in any Commitment or an extension of any Availability Period or any requirement that a cancellation of Commitments reduces the commitments of the lenders rateably under the relevant Facility;

(v)	a change to the Borrowers or Guarantors (other than in accordance with Clause 24 (Changes to the Obligors));

(vi)	any provision which expressly requires the consent of all the Lenders; or

(vii)	Clause 2.2 (Finance Parties’ rights and obligations), Clause 7.7 (Application of prepayments), Clause 17 (Guarantee and Indemnity), Clause 23 (Changes to the Lenders) or this Clause 35,

shall not be made without the prior consent of all the Lenders.

(b)

An amendment or waiver which relates to the rights or obligations of the Agent or the Arranger or a Reference Bank may not be effected without the consent of (as applicable) the Agent, the Arranger or the Reference Bank.

(c)	Any amendments made pursuant to paragraph (c) of Clause 19.4 (IFRS 16 treatment) may be made with the consent of the Parent and the Agent (acting on the instructions of the Majority Lenders) only.

35.3	Excluded Commitments

If:

(a)

any Defaulting Lender fails to respond to a request for a consent, waiver, amendment of or in relation to any term of any Finance Document or any other vote of Lenders under the terms of this Agreement within 10 Business Days of that request being made; or

(b)	any Lender which is not a Defaulting Lender fails to respond to such a request or such a vote within 10 Business Days of that request being made,

(unless, in either case, the Parent and the Agent agree to a longer time period in relation to any request):

(i)

its Commitment(s) shall not be included for the purpose of calculating the Total Commitments under the Facility when ascertaining whether any relevant percentage (including, for the avoidance of doubt, unanimity) of Total Commitments has been obtained to approve that request; and

(ii)	its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request.

35.4	Replacement of Lender

(a)

If any Lender becomes a Non-Consenting Lender (as defined in below) then the Parent may, on 10 Business Days’ prior written notice to the Agent and such Lender, replace such Lender by requiring such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to Clause 23 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement to an Eligible Institution which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (a “Replacement Lender”), which confirms its willingness to assume and does assume all the obligations of the transferring Lender in accordance with Clause 23 (Changes to the Lenders) for a purchase price in cash payable at the time of transfer in an amount equal to the outstanding principal amount of such Lender’s participation in the outstanding Utilisations and all accrued interest (to the extent that the Agent has not given a notification under Clause 23.9 (Pro rata interest settlement)), Break Costs and other amounts payable in relation thereto under the Finance Documents.

(b)	The replacement of a Lender pursuant to this Clause 35.4 shall be subject to the following conditions:

(i)	the Parent shall have no right to replace the Agent;

(ii)	neither the Agent nor the Lender shall have any obligation to the Parent to find a Replacement Lender;

(iii)	such replacement must take place no later than 60 days after the date on which that Lender is deemed a Non-Consenting Lender;

(iv)	in no event shall the Lender replaced under this Clause 35.4 be required to pay or surrender to such Replacement Lender any of the fees received by such Lender pursuant to the Finance Documents; and

(v)	the Lender shall only be obliged to transfer its rights and obligations pursuant to paragraph

(a) above once it is satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to that transfer and the Lender shall perform such “know your customer” or other similar checks as soon as reasonably practicable following delivery of a notice referred to in paragraph (a) above and shall notify the Agent and the Parent when it is satisfied that it has complied with those checks.

(c)	In the event that:

(i)	the Parent or the Agent (at the request of the Parent) has requested the Lenders to give a consent in relation to, or to agree to a waiver or amendment of, any provisions of the Finance Documents;

(ii)	the consent, waiver or amendment in question requires the approval of all the Lenders; and

(iii)

Lenders whose Commitments aggregate more than 85 per cent. of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 85 per cent. of the Total Commitments prior to that reduction) have consented or agreed to such waiver or amendment, then any Lender who does not and continues not to consent or agree to such waiver or amendment shall be deemed a “Non-Consenting Lender”.

35.5	Disenfranchisement of Defaulting Lenders

(a)

For so long as a Defaulting Lender has any Available Commitment, in ascertaining the Majority Lenders or whether any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments has been obtained to approve any request for a consent, waiver, amendment or other vote under the Finance Documents, that Defaulting Lender’s Commitments will be reduced by the amount of its Available Commitments.

(b)	For the purposes of this Clause 35.3, the Agent may assume that the following Lenders are Defaulting Lenders:

(i)	any Lender which has notified the Agent that it has become a Defaulting Lender;

(ii)	any Lender in relation to which it is aware that any of the events or circumstances referred to in paragraph (a), (b), or (c) of the definition of “Defaulting Lender” has occurred,

unless it has received notice to the contrary from the Lender concerned (together with any supporting evidence reasonably requested by the Agent) or the Agent is otherwise aware that the Lender has ceased to be a Defaulting Lender.

35.6	Replacement of a Defaulting Lender

(a)	The Parent may, at any time a Lender has become and continues to be a Defaulting Lender, by giving five (5) Business Days’ prior written notice to the Agent and such Lender:

(i)

replace such Lender by requiring such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to Clause 23 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement; or

(ii)	require such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to Clause 23 (Changes to the Lenders) all (and not part only) of the undrawn Commitment of the Lender, to an Eligible Institution which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (a “Replacement Lender”), and which (unless the Agent is an Impaired Agent) is acceptable to the Agent (acting reasonably), which confirms its willingness to assume and does assume all the obligations or all the relevant obligations of the transferring Lender (including the assumption of the transferring Lender’s participations or unfunded participations (as the case may be) on the same basis as the transferring Lender), for a purchase price in cash payable at the time of the transfer equal to the outstanding principal amount of such Lender’s participation in the outstanding Utilisations and all accrued interest (subject to any notice having been given by the Agent under Clause 23.9 (Pro rata interest settlement)), Break Costs and other amounts payable in relation thereto under the Finance Documents.

(b)	Any transfer of rights and obligations of a Defaulting Lender pursuant to this Clause 35 shall be subject to the following conditions:

(i)	the Parent shall have no right to replace the Agent;

(ii)	neither the Agent nor the Defaulting Lender shall have any obligation to the Parent to find a Replacement Lender;

(iii)	the transfer must take place no later than five (5) days after the notice referred to in paragraph (a) above;

(iv)	in no event shall the Defaulting Lender be required to pay or surrender to the Replacement Lender any of the fees received by the Defaulting Lender pursuant to the Finance Documents; and

(v)	the Lender shall only be obliged to transfer its rights and obligations pursuant to paragraph

(a) above once it is satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to that transfer and the Lender shall perform such “know your customer” or other similar checks as soon as reasonably practicable following delivery of a notice referred to in paragraph (a) above and shall notify the Agent and the Parent when it is satisfied that it has complied with those checks.

35.7	Replacement of Screen Rate

(a)

Subject to Clause 35.2 (Exceptions), if a Screen Rate Replacement Event has occurred in relation to any Screen Rate for a currency which can be selected for a Loan, any amendment or waiver which relates to:

(i)	providing for the use of a Replacement Benchmark in relation to that currency in place of that Screen Rate; and

(ii)

(A)	aligning any provision of any Finance Document to the use of that Replacement Benchmark;

(B)

enabling that Replacement Benchmark to be used for the calculation of interest under this Agreement (including, without limitation, any consequential changes required to enable that Replacement Benchmark to be used for the purposes of this Agreement);

(C)	implementing market conventions applicable to that Replacement Benchmark;

(D)	providing for appropriate fallback (and market disruption) provisions for that Replacement Benchmark; or

(E)

adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Replacement Benchmark (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation), may be made with the consent of the Agent (acting on the instructions of the Majority Lenders) and the Parent.

(b)

If any Lender fails to respond to a request for an amendment or waiver described in paragraph (a) above within 10 Business Days (or such longer time period in relation to any request which the Parent and the Agent may agree) of that request being made:

(i)

its Commitment(s) shall not be included for the purpose of calculating the Total Commitments under the Facility when ascertaining whether any relevant percentage of Total Commitments has been obtained to approve that request; and

(ii)	its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request.

36.	Confidential Information

36.1	Confidentiality

Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 36.2 (Disclosure of Confidential Information) and Clause 36.3 (Disclosure to numbering service providers), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information. To the extent that Confidential Information comprises personal information of any officer, director or employee of an Obligor, each Finance Party agrees to hold that personal information in accordance with the Australian Privacy Principles set out in the Privacy Act 1988 (Cth).

36.2	Disclosure of Confidential Information

Any Finance Party may disclose:

(a)

to any of its Affiliates and Related Funds, and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(b)	to any person:

(i)

to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents or which succeeds (or may potentially succeed) it as Agent and, in each case, to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(ii)

with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Obligors and to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(iii)

appointed by any Finance Party or by a person to whom paragraph (b)(i) or (b)(ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under paragraph (b) of Clause 25.15 (Relationship with the Lenders));

(iv)	who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraph (b)(i) or (b)(ii) above;

(v)

to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation (except that this paragraph does not permit the disclosure of any information under section 275(4) of the PPSA unless section 275(7) of the PPSA applies);

(vi)	to whom or for whose benefit that Finance Party charges, assigns or otherwise creates any Encumbrance (or may do so) pursuant to Clause 23.8 (Security over Lenders’ rights);

(vii)

to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes (except that this paragraph does not permit the disclosure of any information under section 275(4) of the PPSA unless section 275(7) of the PPSA applies);

(viii)	who is a Party; or

(ix)	with the consent of the Parent;

in each case, such Confidential Information as that Finance Party shall consider appropriate if:

(A)

in relation to paragraphs (b)(i) or (b)(ii) and (b)(iii) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(B)

in relation to paragraph (b)(iv) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information;

(C)

in relation to paragraphs (b)(v), (b)(vi) and (b)(vii) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances;

(c)

to any person appointed by that Finance Party or by a person to whom paragraphs (b)(i) or (b)(ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Parent and the relevant Finance Party;

(d)

to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Obligors.

36.3	Disclosure to numbering service providers

(a)

Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facility and/or one or more Obligors the following information:

(i)	names of Obligors;

(ii)	country of domicile of Obligors;

(iii)	place of incorporation of Obligors;

(iv)	date of this Agreement;

(v)	the names of the Agent and the Arranger;

(vi)	date of each amendment and restatement of this Agreement;

(vii)	the amount and name of the Facility (and any tranches);

(viii)	amount of Total Commitments;

(ix)	currency of the Facility;

(x)	type of Facility;

(xi)	Clause 39 (Governing Law);

(xii)	ranking of the Facility;

(xiii)	Termination Date for the Facility;

(xiv)	changes to any of the information previously supplied pursuant to paragraphs (i) to (xiii) above; and

(xv)	such other information agreed between such Finance Party and the Parent,

to enable such numbering service provider to provide its usual syndicated loan numbering identification services.

(b)

The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facility and/or one or more Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.

(c)	Each Obligor represents that none of the information set out in paragraphs (a)(i) to (a)(xv) above is, nor will at any time be, unpublished price-sensitive information.

(d)	The Agent shall notify the Parent and the other Finance Parties of:

(i)	the name of any numbering service provider appointed by the Agent in respect of this Agreement, the Facility and/or one or more Obligors; and

(ii)	the number or, as the case may be, numbers assigned to this Agreement, the Facility and/or one or more Obligors by such numbering service provider.

36.4	Entire agreement

This Clause 36 constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

36.5	Inside Information

Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

36.6	Notification of disclosure

Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the

Parent:

(a)

of the circumstances of any disclosure of Confidential Information made pursuant to paragraph (b)(v) of Clause 36.2 (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(b)	upon becoming aware that Confidential Information has been disclosed in breach of this Clause 36.6.

36.7	Continuing obligations

The obligations in this Clause 36.7 are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of twelve (12) months from the earlier of:

(a)	the date on which all amounts payable by the Obligors under or in connection with this Agreement have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and

(b)	the date on which such Finance Party otherwise ceases to be a Finance Party.

37.	Confidentiality of Funding Rates and Reference Bank Quotations

37.1	Confidentiality and disclosure

(a)

The Agent and each Obligor agree to keep each Funding Rate (and, in the case of the Agent, each Reference Bank Quotation) confidential and not to disclose it to anyone, save to the extent permitted by paragraphs (b), (c) and (d) below.

(b)	The Agent may disclose:

(i)	any Funding Rate (but not, for the avoidance of doubt, any Reference Bank Quotation) to the relevant Borrower pursuant to Clause 8.6 (Notification of rates of interest); and

(ii)

any Funding Rate or any Reference Bank Quotation to any person appointed by it to provide administration services in respect of one or more of the Finance Documents to the extent necessary to enable such service provider to provide those services if the service provider to whom that information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Agent and the relevant Lender or Reference Bank, as the case may be.

(c)	The Agent may disclose any Funding Rate or any Reference Bank Quotation, and each Obligor may disclose any Funding Rate, to:

(i)

any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives if any person to whom that Funding Rate or Reference Bank Quotation is to be given pursuant to this sub-paragraph (i) is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of that Funding Rate or Reference Bank Quotation or is otherwise bound by requirements of confidentiality in relation to it;

(ii)

any person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation if the person to whom that Funding Rate or Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances;

(iii)

any person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes if the person to whom that Funding Rate or Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances; and

(iv)	any person with the consent of the relevant Lender or Reference Bank, as the case may be.

(d)

The Agent’s obligations in this Clause 37 relating to Reference Bank Quotations are without prejudice to its obligations to make notifications under Clause 8.6 (Notification of rates of interest) provided that (other than pursuant to paragraph (b)(i) above) the Agent shall not include the details of any individual Reference Bank Quotation as part of any such notification.

37.2	Related obligations

(a)

The Agent and each Obligor acknowledge that each Funding Rate (and, in the case of the Agent, each Reference Bank Quotation) is or may be price-sensitive information and that its use may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Agent and each Obligor undertake not to use any Funding Rate or, in the case of the Agent, any Reference Bank Quotation for any unlawful purpose.

(b)	The Agent and each Obligor agree (to the extent permitted by law and regulation) to inform the relevant Lender or Reference Bank, as the case may be:

(i)

of the circumstances of any disclosure made pursuant to paragraph (c)(ii) of Clause 37.1 (Confidentiality and disclosure) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(ii)	upon becoming aware that any information has been disclosed in breach of this Clause 37.

37.3	No Event of Default

No Event of Default will occur under Clause 22.3 (Other obligations) by reason only of an Obligor’s failure to comply with this Clause 37.

38.	Counterparts

(a)	Each Finance Document may be executed in any number of counterparts, each of which:

(i)	may be executed by one or more parties;

(ii)	may be executed electronically or in handwriting; and

(iii)	will be deemed an original whether kept in electronic or paper form, and all of which taken together will constitute one and the same document.

Without liming the foregoing, if the signatures on behalf of one party are on more than one of a Finance Document, this shall be taken to be the same as, and having the same effect as, if all those signatures were on the same counterpart of that Finance Document.

(b)

Each of the Parent and the Guarantors (as applicable) consent to electronic execution of this Agreement (in whole or in part), and represent that they hold the position or are the person named with respect to their execution and authorises any other director, secretary or attorney (as applicable) to produce a copy of this Agreement bearing their signature for the purpose of signing the copy to complete its execution as required under all applicable laws and regulations in relation to that entity.

SECTION 12

GOVERNING LAW AND ENFORCEMENT

39.	Governing Law

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by laws of Western Australia.

40.	Enforcement

40.1	Jurisdiction

(a)

The courts of Western Australia have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with it) (a “Dispute”).

(b)	The Parties agree that the courts of Western Australia are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)

Notwithstanding paragraph (a) above, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

40.2	Service of process

Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in Australia):

(a)

irrevocably appoints the Original Borrower as its agent for service of process (in the case of an Obligor incorporated in South Africa, domicilium citandi et executandi) in relation to any proceedings before the courts of Western Australia in connection with any Finance Document; and

(b)	agrees that failure by an agent for service of process to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

41.	Contractual recognition of Bail-In

Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the Parties, each Party acknowledges and accepts that any liability of any Party to any other Party under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

(a)	any Bail-In Action in relation to any such liability, including (without limitation):

(i)	a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;

(ii)	a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and

(iii)	a cancellation of any such liability; and

(b)	a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.

42.	US QFC Rules

To the extent that the Finance Documents provide support, through a guarantee or otherwise, for any hedging agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support:

(a)

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Finance Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Finance Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)	As used in this Clause 42, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

THE ORIGINAL PARTIES

PART I

THE OBLIGORS

Name of Original Borrower	Registration number (or equivalent, if any)
Gruyere Holdings Pty Ltd, incorporated in Australia	65 615 728 491

Name of Original Guarantors	Registration number (or equivalent, if any)
Gold Fields Limited, incorporated in South Africa	1968/004880/06

Gold Fields Holdings Company Limited, continued under the laws of the British Virgin Islands	651406

Gold Fields Orogen Holding (BVI) Limited, incorporated under the laws of the British Virgin Islands	184982

Gold Fields Ghana Holdings (BVI) Limited, continued under the laws of the British Virgin Islands	651405

PART II

THE MANDATED LEAD ARRANGERS AND BOOKRUNNERS

Names of Mandated Lead Arrangers and Bookrunners

Commonwealth Bank of Australia (ABN 48 123 123 124)

PART III

THE MANDATED LEAD ARRANGERS

Names of Mandated Lead Arrangers

Bank of America, N.A. Australian Branch

Bank of China (Hong Kong) Limited

Bank of China Limited, Sydney Branch (ABN 29 002 979 955)

Canadian Imperial Bank of Commerce

Citibank N.A., Sydney Branch

ING Bank (Australia) Limited (ABN 24 000 893 292)

MUFG Bank, Ltd. (ABN 75 103 418 882)

National Australia Bank Limited (ABN 12 004 044 937)

Royal Bank of Canada

The Bank of Nova Scotia, Australia Branch

Westpac Banking Corporation (ABN 33 007 457 14)

PART IV

THE ORIGINAL LENDERS

Name of Original Lender	Commitment (A$)
Bank of America, N.A. Australian Branch	43,750,000.00
Bank of China (Hong Kong) Limited	18,750,000.00
Bank of China Limited, Sydney Branch (ABN 29 002 979 955)	25,000,000.00
Canadian Imperial Bank of Commerce	43,750,000.00
Citibank N.A., Sydney Branch	43,750,000.00
Commonwealth Bank of Australia (ABN 48 123 123 124)	62,500,000.00
ING Bank (Australia) Limited (ABN 24 000 893 292)	43,750,000.00
MUFG Bank, Ltd. (ABN 75 103 418 882)	43,750,000.00
National Australia Bank Limited (ABN 12 004 044 937)	43,750,000.00
Royal Bank of Canada	43,750,000.00
The Bank of Nova Scotia, Australia Branch	43,750,000.00
Westpac Banking Corporation (ABN 33 007 457 14)	43,750,000.00

TOTAL	500,000,000.00

SCHEDULE 2

CONDITIONS PRECEDENT

PART I

CONDITIONS PRECEDENT TO INITIAL UTILISATION

1.	Obligors

(a)	A copy of the Constitutional Documents of each Obligor.

(b)

A copy of a good standing certificate with respect to Gold Fields Holdings Company Limited, Gold Fields Orogen Holding (BVI) Limited and Gold Fields Ghana Holdings (BVI) Limited, issued as of a recent date by the Registrar of Corporate Affairs in the British Virgin Islands.

(c)	A copy of a resolution of the board of directors (and, if necessary under the laws of its jurisdiction of incorporation, the shareholders):

(i)	of each Obligor:

(A)	approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

(B)	authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

(C)

authorising a specified person or persons, on its behalf, to sign and/or dispatch all documents and notices (including, if relevant, any Utilisation Request) to be signed and/or dispatched by it under or in connection with the Finance Documents to which it is a party;

(ii)

of the Parent, confirming that any financial assistance provided by it in terms of this Agreement has been authorised under section 45(3)(b) of the Companies Act 2008 of South Africa and any payment made under Clause 17 (Guarantee and Indemnity) of this Agreement has been authorised under section 46(1)(a)(ii) of the Companies Act 2008 of South Africa; and

(iii)	of each Obligor incorporated in Australia, including confirmations that the entry into the Finance Documents to which it is party and the transactions contemplated therein:

(A)	will not cause that Obligor to go insolvent;

(B)	are for that Obligor’s benefit; and

(C)	will not breach that Obligor’s constitution or the Corporations Act.

(d)	A specimen of the signature of each person authorised by the resolution referred to in paragraph (c) above.

(e)	A certificate of incumbency from the registered agent for Gold Fields Holdings Company Limited, Gold Fields Orogen Holding (BVI) Limited and Gold Fields Ghana Holdings (BVI) Limited.

(f)

A copy of the resolution of the shareholders of Gold Fields Holdings Company Limited, Gold Fields Orogen Holding (BVI) Limited and Gold Fields Ghana Holdings (BVI) Limited approving the relevant resolutions of the board of directors and the transactions contemplated thereby and, in the case of the Parent, any financial assistance provided by it in terms of this Agreement.

(g)

A certificate of the Obligors (signed by a director) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments and any and all accrued interest would not cause any borrowing, guaranteeing or similar limit binding on any Obligor to be exceeded and that in respect of each Obligor to whom the Companies Act 2008 of South Africa applies the requirements of section 45 of such Act has been complied with and each certificate shall have annexed to it the copies of the relevant resolutions, notices and statements.

(h)

A certificate of an authorised signatory of the relevant Obligor certifying that each copy document relating to it specified in this Part I of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

(i)	In the case of an Obligor incorporated in Australia, a certificate of a director of that Obligor confirming that:

(i)	the Obligor is solvent; and

(ii)	it is not prevented by Chapter 2E or 2J of the Corporations Act from entering into and performing the Finance Documents to which it is a party.

2.	Legal opinions

(a)

A legal opinion of Conyers Dill & Pearman, legal advisers to the Arranger and Agent in the British Virgin Islands, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

(b)

A legal opinion of Edward Nathan Sonnenbergs Inc. (trading as ENSafrica), legal advisers to the Arranger and Agent in South Africa, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

(c)	A legal opinion of Clifford Chance, legal advisers to the Arranger and Agent in Australia, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

3.	Other documents and evidence

(a)	Evidence that any agent for service of process referred to in Clause 40.2 (Service of process) has accepted its appointment.

(b)	The Original Financial Statements of the Parent.

(c)

Evidence that the fees then due from the Original Borrower pursuant to Clause 11 (Fees) have been paid or will be paid by the first Utilisation Date (it being agreed that the Original Borrower shall be able to satisfy this condition precedent by authorising the Agent to deduct these from the proceeds of the first Utilisation).

(d)

A copy of the prepayment notice issued by the Original Borrower to the agent under the Existing Facility Agreement specifying that the Existing Facility Agreement will be fully repaid or prepaid on the proposed first Utilisation Date.

(e)

Evidence that the Existing Facility Agreement will be prepaid and cancelled in full on or prior to the first Utilisation Date. The parties agree that this condition precedent will be satisfied by the Original Borrower authorising the Agent to deduct from the proceeds of the first Utilisation an amount to be applied in or towards the full prepayment of the Existing Facility Agreement.

(f)

A copy of the application submitted to and the approval obtained from the Financial Surveillance Department of the South African Reserve Bank confirming that the Parent may enter into and provide the guarantee as contemplated by this Agreement. If such approval is granted conditionally, this condition precedent shall not be considered to have been fulfilled, unless both the Lenders and the South African Obligors acknowledge in writing to each other that such conditions are acceptable.

(g)	Completion by each Lender of all applicable “know your customer” checks.

PART II

CONDITIONS PRECEDENT REQUIRED TO BE DELIVERED BY AN ADDITIONAL BORROWER

1.	An Accession Letter, duly executed by the Additional Borrower and the Parent.

2.

A copy of a good standing certificate with respect to any Additional Borrower incorporated in the British Virgin Islands, issued as of a recent date by the Registrar of Corporate Affairs in the British Virgin Islands.

3.	A copy of the Constitutional Documents of the Additional Borrower.

4.	A copy of a resolution of the board of directors (and, if necessary under the laws of its jurisdiction of incorporation, the shareholders):

(a)	of the Additional Borrower:

(i)	approving the terms of, and the transactions contemplated by, the Accession Letter and the Finance Documents and resolving that it execute the Accession Letter;

(ii)	authorising a specified person or persons to execute the Accession Letter on its behalf; and

(iii)

authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices (including, in relation to an Additional Borrower, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents; and

(b)

if the Additional Borrower is incorporated in Australia, including confirmations that the entry into the Accession Letter and the transactions contemplated by the Accession Letter and the Finance Documents:

(i)	will not cause the Additional Borrower to go insolvent;

(ii)	are for the Additional Borrower’s benefit; and

(iii)	will not breach the Additional Borrower’s constitution or the Corporations Act.

5.	A specimen of the signature of each person authorised by the resolution referred to in paragraph 4 above.

6.	A certificate of incumbency from the registered agent of each Additional Borrower incorporated in the British Virgin Islands.

7.

If appropriate, a certificate of the Additional Borrower (signed by a director) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on it to be exceeded and that in respect of each Additional Borrower to whom the Companies Act 2008 of South Africa applies the requirements of section 45 of such Act has been complied with and each certificate shall have annexed to it the copies of the relevant resolutions, notices and statements.

8.

A certificate of an authorised signatory of the Additional Borrower certifying that each copy document listed in this Part II of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of the Accession Letter.

9.

A copy of any other authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by the Accession Letter or for the validity and enforceability of any Finance Document.

10.

If appropriate, a copy of the approval of the Financial Surveillance Department of the South African Reserve Bank confirming that the Additional Borrower may enter into and provide the guarantee as contemplated by this Agreement and that the Additional Borrower may enter into and implement the provisions of this Agreement. If such approval is granted conditionally, this condition precedent shall not be considered to have been fulfilled, unless both the Lenders and the Additional Borrower acknowledge in writing to each other that such conditions are acceptable.

11.	If available, the latest audited financial statements of the Additional Borrower.

12.	A legal opinion from legal advisers to the Agent in Australia.

13.

If the Additional Borrower is incorporated in a jurisdiction other than Australia, a legal opinion of the legal advisers to the Arranger and the Agent in the jurisdiction in which the Additional Borrower is incorporated.

14.

If the proposed Additional Borrower is incorporated in a jurisdiction other than Australia, evidence that the agent for service of process specified in Clause 40.2 (Service of process) has accepted its appointment in relation to the proposed Additional Borrower.

15.	If the Additional Borrower is incorporated in Australia, a certificate of a director of the Additional Borrower confirming that:

(ii)	the Additional Borrower is solvent; and

(iii)	it is not prevented by Chapter 2E or 2J of the Corporations Act from entering into and performing the Accession Letter and the Finance Documents to which it is a party.

PART III

CONDITIONS PRECEDENT REQUIRED TO BE DELIVERED BY AN ADDITIONAL GUARANTOR

1.	An Accession Letter, duly executed by the Additional Guarantor and the Parent.

2.	A copy of the Constitutional Documents of the Additional Guarantor.

3.

A copy of a good standing certificate with respect to any Additional Guarantor incorporated in the British Virgin Islands, issued as of a recent date by the appropriate official in the British Virgin Islands.

4.	A copy of a resolution of the board of directors (and, if necessary under the laws of its jurisdiction of incorporation, the shareholders):

(i)	of the Additional Guarantor:

(A)	approving the terms of, and the transactions contemplated by, the Accession Letter and the Finance Documents and resolving that it execute the Accession Letter;

(B)	authorising a specified person or persons to execute the Accession Letter on its behalf; and

(C)

authorising a specified person or persons, on its behalf, to sign and/or dispatch all other documents and notices to be signed and/or despatched by it under or in connection with the Finance Documents;

(ii)

of the Parent, confirming that any financial assistance provided by it in terms of this Agreement has been authorised under section 45(3)(b) of the Companies Act 2008 of South Africa and any payment made under Clause 17 (Guarantee and Indemnity) of this Agreement has been authorised under section 46(1)(a)(ii) of the Companies Act 2008 of South Africa; and

(iii)

if the Additional Guarantor is incorporated in Australia, including confirmations that the entry into the Accession Letter and the transactions contemplated by the Accession Letter and the Finance Documents:

(A)	will not cause the Additional Guarantor to go insolvent;

(B)	are for the Additional Guarantor’s benefit; and

(C)	will not breach the Additional Guarantor’s constitution or the Corporations Act.

5.	A specimen of the signature of each person authorised by the resolution referred to in paragraph 4 above.

6.	A certificate of incumbency from the registered agent of each Additional guarantor incorporated in the British Virgin Islands.

7.

A copy of a resolution signed by all the holders of the issued shares of the Additional Guarantor, approving the terms of, and the transactions contemplated by, the Finance Documents to which the Additional Guarantor is a party.

8.

A certificate of the Additional Guarantor (signed by a director) confirming that guaranteeing the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on it to be exceeded and that in respect of each Additional Guarantor to whom the Companies Act 2008 of South Africa applies the requirements of section 45 of such Act has been complied with and each certificate shall have annexed to it the copies of the relevant resolutions, notices and statements.

9.

A certificate of an authorised signatory of the Additional Guarantor certifying that each copy document listed in this Part III of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of the Accession Letter.

10.

A copy of any other authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by the Accession Letter or for the validity and enforceability of any Finance Document.

11.	If available, the latest audited financial statements of the Additional Guarantor.

12.	A legal opinion from legal advisers to the Agent in Australia.

13.

If the Additional Guarantor is incorporated in a jurisdiction other than Australia, a legal opinion of the legal advisers to the Agent in the jurisdiction in which the Additional Guarantor is incorporated.

14.

If the Additional Guarantor is incorporated in a jurisdiction other than Australia, evidence that the agent for service of process specified in Clause 40.2 (Service of process) has accepted its appointment in relation to the proposed Additional Guarantor.

15.

A copy of the approval of the Financial Surveillance Department of the South African Reserve Bank confirming that any Additional Guarantor incorporated in South Africa may enter into and provide the guarantees as contemplated by this Agreement and that the Additional Guarantor may enter into and implement the provisions of this Agreement. If such approval is granted conditionally, this condition precedent shall not be considered to have been fulfilled, unless both the Lenders and the Additional Guarantor acknowledge in writing to each other that such conditions are acceptable.

16.	If the Additional Guarantor is incorporated in Australia, a certificate of a director of the Additional Guarantor confirming that:

(i)	the Additional Guarantor is solvent; and

(ii)	it is not prevented by Chapter 2E or 2J of the Corporations Act from entering into and performing the Accession Letter and the Finance Documents to which it is a party.

SCHEDULE 3

UTILISATION REQUEST

From:	[The Borrower]

To:	[•] as Agent

Dated:

Dear Sirs

Gruyere Holdings Pty Ltd – Syndicated Facility Agreement dated ___________ 2020 (the “Agreement”)

1.	We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.	We wish to borrow a Loan on the following terms:

Proposed Utilisation Date:	[•] (or, if that is not a Business Day, the next Business Day)

Currency of Loan:	Australian dollars

Amount:	[•], if less the Available Facility

Interest Period:	[•]

3.	We confirm that each condition specified in Clause 4.2 (Further conditions precedent) of the Agreement is satisfied on the date of this Utilisation Request.

4.	[This Loan is to be made in [whole]/[part] for the purpose of refinancing [identify maturing Loan]/[The proceeds of this Loan should be credited to [account].]

5.	This Utilisation Request is irrevocable.

Yours faithfully
authorised signatory for [name of relevant Borrower]

SCHEDULE 4

FORM OF TRANSFER CERTIFICATE

To:     [•] as Agent

From:    [The Existing Lender] (the “Existing Lender”) and [The New Lender] (the “New Lender”)

Dated:

Gruyere Holdings Pty Ltd – Syndicated Facility Agreement dated ___________ 2020 (the “Agreement”)

1.

We refer to the Agreement. This is a Transfer Certificate. Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

2.	We refer to Clause 23.5 (Procedure for transfer) of the Agreement:

(a)

The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation all or part of the Existing Lender’s Commitment, rights and obligations referred to in the Schedule in accordance with Clause 23.5 (Procedure for transfer) of the Agreement.

(b)	The proposed Transfer Date is [•].

(c)	The Facility Office and address, email address and attention details for notices of the New Lender for the purposes of Clause 31.2 (Addresses) of the Agreement are set out in the Schedule.

3.	The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (c) of Clause 23.4 (Limitation of responsibility of Existing Lenders).

4.	The New Lender confirms, for the benefit of the Agent and without liability to any Obligor, that it is:

(a)	[a Qualifying Lender (other than a Treaty Lender);]

(b)	[a Treaty Lender;]

(c)	[not a Qualifying Lender][1].

5.	This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

6.	This Transfer Certificate, and any non-contractual obligations arising out of or in connection with it, is governed by the laws of Western Australia.

[1]	Delete as applicable – each New Lender is required to confirm which of these three categories it falls within.

THE SCHEDULE

Commitment/rights and obligations to be transferred

[insert relevant details]

[Facility Office address, email address and attention details for notices and account details for payments,]

[Existing Lender]	[New Lender]

By:	By:

Market Entity Identifier:	Market Entity Identifier:

This Transfer Certificate is accepted by the Agent and the Transfer Date is confirmed as [•].

[•]

By:

SCHEDULE 5

FORM OF ASSIGNMENT AGREEMENT

To:	[•] as Agent and [•] as Parent, for and on behalf of each Obligor

From:	[the Existing Lender] (the “Existing Lender”) and [the New Lender] (the “New Lender”)

Dated:

Gruyere Holdings Pty Ltd – Syndicated Facility Agreement dated ___________ 2020 (the “Agreement”)

1.

We refer to the Agreement. This is an Assignment Agreement. Terms defined in the Agreement have the same meaning in this Assignment Agreement unless given a different meaning in this Assignment Agreement.

2.	We refer to Clause 23.6 (Procedure for assignment) of the Agreement:

(a)

The Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender under the Agreement and the other Finance Documents which relate to that portion of the Existing Lender’s Commitments and participations in Loans under the Agreement as specified in the Schedule.

(b)

The Existing Lender is released from all the obligations of the Existing Lender which correspond to that portion of the Existing Lender’s Commitments and participations in Loans under the Agreement specified in the Schedule.

(c)	The New Lender becomes a Party as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph (b) above.

3.	The proposed Transfer Date is [•].

4.	On the Transfer Date the New Lender becomes Party to the Finance Documents as a Lender.

5.	The Facility Office and address, electronic mail address and attention details for notices of the New Lender for the purposes of Clause 31.2 (Addresses) of the Agreement are set out in the Schedule.

6.	The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (c) of Clause 23.4 (Limitation of responsibility of Existing Lenders) of the Agreement.

7.	The New Lender confirms, for the benefit of the Agent and without liability to any Obligor, that it is:

(a)	[a Qualifying Lender (other than a Treaty Lender);]

(b)	[a Treaty Lender;]

(c)	[not a Qualifying Lender][2].

8.

This Assignment Agreement acts as notice to the Agent (on behalf of each Finance Party) and, upon delivery in accordance with Clause 23.7 (Copy of Transfer Certificate or Assignment Agreement to Parent) of the Agreement, to the Parent (on behalf of each Obligor) of the assignment referred to in this Assignment Agreement.

[2]	Delete as applicable – each New Lender is required to confirm which of these three categories it falls within.

9.	This Assignment Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Assignment Agreement.

10.	This Assignment Agreement, and any non-contractual obligations arising out of or in connection with it, is governed by the laws of Western Australia.

11.	This Assignment Agreement has been entered into on the date stated at the beginning of this Assignment Agreement.

THE SCHEDULE

Commitment/rights to be assigned

[insert relevant details]

[Facility Office address, email address and attention details for notices and account details for payments]

[Existing Lender]	[New Lender]

By:	By:

Market Entity Identifier:	Market Entity Identifier:

This Assignment Agreement is accepted by the Agent and the Transfer Date is confirmed as [•].

[•]

By:

SCHEDULE 6

FORM OF ACCESSION LETTER

To:	[•] as Agent

From:	[Subsidiary] and Gold Fields Limited

Dated:

Dear Sirs

Gruyere Holdings Pty Ltd – Syndicated Facility Agreement dated ___________ 2020 (the “Agreement”)

1.	We refer to the Agreement. This is an Accession Letter. Terms defined in the Agreement have the same meaning in this Accession Letter unless given a different meaning in this Accession Letter.

2.

[Subsidiary] agrees to become an Additional [Borrower]/[Guarantor] and to be bound by the terms of the Agreement as an Additional [Borrower]/[Guarantor] pursuant to Clause [24.2 (Additional Borrowers)]/[24.4 (Additional Guarantors)] of the Agreement. [Subsidiary] is a wholly owned Subsidiary of the Parent duly incorporated under the laws of [name of relevant jurisdiction].

3.	[Specify purpose of the Loan].

4.	[Subsidiary’s] administrative details are as follows: Address:

E-mail address:

Attention:

5.	This Accession Letter, and any non-contractual obligations arising out of or in connection with it, is governed by the laws of Western Australia.

[This Accession Letter is entered into by deed.]

Gold Fields Limited	[Subsidiary]

By:	By:

SCHEDULE 7

FORM OF RESIGNATION LETTER

To:	[•] as Agent

From:	[resigning Obligor] and Gold Fields Limited

Dated:

Dear Sirs

Gruyere Holdings Pty Ltd – Syndicated Facility Agreement dated ___________ 2020 (the “Agreement”)

1.	We refer to the Agreement. This is a Resignation Letter. Terms defined in the Agreement have the same meaning in this Resignation Letter unless given a different meaning in this Accession Letter.

2.

Pursuant to [Clause 24.3 (Resignation of an Additional Borrower)]/[Clause 24.6 (Resignation of an Additional Guarantor)] of the Agreement, we request that [resigning Obligor] be released from its obligations as a [Borrower]/[Guarantor] under the Agreement.

3.	We confirm that no Default is continuing or would result from the acceptance of this request.

4.	This Resignation Letter, and any non-contractual obligations arising out of or in connection with it, is governed by the laws of Western Australia and the Commonwealth of Australia.

Gold Fields Limited	[Subsidiary]

By:	By:

SCHEDULE 8

FORM OF COMPLIANCE CERTIFICATE

To:	[•] as Agent

From:	Gold Fields Limited

Dated:

Dear Sirs

Gruyere Holdings Pty Ltd – Syndicated Facility Agreement dated ___________ 2020 (the “Agreement”)

1.

We refer to the Agreement. This is a Compliance Certificate. Terms defined in the Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2.	We confirm that as at [•]:

(a)	Consolidated EBITDA to Consolidated Net Finance Charges the ratio of Consolidated EBITDA to Consolidated Net Finance Charges in respect of the Measurement Period ending on [•] was: [•]:1; and

(b)	Consolidated Net Borrowings to Consolidated EBITDA the ratio of Consolidated Net Borrowings to Consolidated EBITDA in respect of the Measurement Period ending on [•] was: [•]:1,

and attach calculations showing how these figures were calculated.

3.	We confirm that no Default is continuing.

Signed:

[Director]/[Executive Officer]	[Director]/[Executive Officer]

of	of

Gold Fields Limited	Gold Fields Limited

[insert applicable certification language]

[for and on behalf of

[name of auditors of the Parent]

SCHEDULE 9

TIMETABLE

“U”	=	date of utilisation

“U –X”	=	X Business Days prior to date of Utilisation

Delivery of a duly completed Utilisation Request (Clause 5.1 (Delivery of a Utilisation Request))	U-3 10.00 a.m.

Agent notifies the Lenders of the Loan in accordance with Clause 5.4 (Lenders’ participation)	U-3 3.00 p.m.

BBSY Bid is fixed	U
11:00 a.m.

SCHEDULE 10

LMA FORM OF CONFIDENTIALITY UNDERTAKING

[Letterhead of Seller]

To:	Date: [•]

[insert name of Potential

………………………………………………………………………………………………………………………………………. Purchaser]

Re:        The Agreement

Parent:    (the “Parent”)

Date:

Amount:

Agent:

Dear Sirs

We understand that you are considering acquiring an interest in the Agreement which, subject to the Agreement, may be by way of novation, assignment, the entering into, whether directly or indirectly, of a sub-participation or any other transaction under which payments are to be made or may be made by reference to one or more Finance Documents and/or one or more Obligors or by way of investing in or otherwise financing, directly or indirectly, any such novation, assignment, sub-participation or other transaction (the “Acquisition”). In consideration of us agreeing to make available to you certain information, by your signature of a copy of this letter you agree as follows:

1.	CONFIDENTIALITY UNDERTAKING

You undertake (a) to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by paragraph 2 (Permitted Disclosure) below and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to your own confidential information, and (b) until the Acquisition is completed to use the Confidential Information only for the Permitted Purpose.

2.	PERMITTED DISCLOSURE

We agree that you may disclose:

2.1

to any of your Affiliates and any of your or their officers, directors, employees, professional advisers and auditors such Confidential Information as you shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph 2.1 is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information, except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

2.2	subject to the requirements of the Agreement, to any person:

(a)

to (or through) whom you assign or transfer (or may potentially assign or transfer) all or any of your rights and/or obligations which you may acquire under the Agreement such Confidential Information as you shall consider appropriate if the person to whom the Confidential Information is to be given pursuant to this sub-paragraph 2.2(a) has delivered a letter to you in equivalent form to this letter;

(b)

with (or through) whom you enter into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to the Agreement or any Obligor such Confidential Information as you shall consider appropriate if the person to whom the Confidential Information is to be given pursuant to this sub—paragraph 2.2(b) has delivered a letter to you in equivalent form to this letter;

(c)

to whom information is required or requested to be disclosed by any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation such Confidential Information as you shall consider appropriate; and

2.3

notwithstanding paragraphs 2.1 and 2.2 above, Confidential Information to such persons to whom, and on the same terms as, a Finance Party is permitted to disclose Confidential Information under the Agreement, as if such permissions were set out in full in this letter and as if references in those permissions to Finance Party were references to you.

3.	NOTIFICATION OF DISCLOSURE

You agree (to the extent permitted by law and regulation) to inform us:

3.1

of the circumstances of any disclosure of Confidential Information made pursuant to sub-paragraph 2.2(c) above except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

3.2	upon becoming aware that Confidential Information has been disclosed in breach of this letter.

4.	RETURN OF COPIES

If you do not enter into the Acquisition and we so request in writing, you shall return or destroy all Confidential Information supplied to you by us and destroy or permanently erase (to the extent technically practicable) all copies of Confidential Information made by you and use your reasonable endeavours to ensure that anyone to whom you have supplied any Confidential Information destroys or permanently erases (to the extent technically practicable) such Confidential Information and any copies made by them, in each case save to the extent that you or the recipients are required to retain any such Confidential Information by any applicable law, rule or regulation or by any competent judicial, governmental, supervisory or regulatory body or in accordance with internal policy, or where the Confidential Information has been disclosed under sub-paragraph 2.2(c) above.

5.	CONTINUING OBLIGATIONS

The obligations in this letter are continuing and, in particular, shall survive and remain binding on you until (a) if you become a party to the Agreement as a lender of record, the date on which you become such a party to the Agreement; (b) if you enter into the Acquisition but it does not result in you becoming a party to the Agreement as a lender of record, the date falling [twelve (12)] months after the date on which all of your rights and obligations contained in the documentation entered into to implement that Acquisition have terminated; or (c) in any other case the date falling [twelve (12)] months after the date of your final receipt (in whatever manner) of any Confidential Information.

6.	NO REPRESENTATION; CONSEQUENCES OF BREACH, ETC.

You acknowledge and agree that:

6.1

neither we, nor any member of the Group nor any of our or their respective officers, employees or advisers (each a “Relevant Person”) (i) make any representation or warranty, express or implied, as to, or assume any responsibility for, the accuracy, reliability or completeness of any of the Confidential Information or any other information supplied by us or the assumptions on which it is based or (ii) shall be under any obligation to update or correct any inaccuracy in the Confidential Information or any other information supplied by us or be otherwise liable to you or any other person in respect of the Confidential Information or any such information; and

6.2

we or members of the Group may be irreparably harmed by the breach of the terms of this letter and damages may not be an adequate remedy; each Relevant Person may be granted an injunction or specific performance for any threatened or actual breach of the provisions of this letter by you.

7.	ENTIRE AGREEMENT: NO WAIVER; AMENDMENTS, ETC

7.1

This letter constitutes the entire agreement between us in relation to your obligations regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

7.2

No failure to exercise, nor any delay in exercising, any right or remedy under this letter will operate as a waiver of any such right or remedy or constitute an election to affirm this letter. No election to affirm this letter will be effective unless it is in writing. No single or partial exercise of any right or remedy will prevent any further or other exercise or the exercise of any other right or remedy under this letter.

7.3	The terms of this letter and your obligations under this letter may only be amended or modified by written agreement between us.

8.	INSIDE INFORMATION

You acknowledge that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and you undertake not to use any Confidential Information for any unlawful purpose.

9.	NATURE OF UNDERTAKINGS

The undertakings given by you under this letter are given to us and are also given for the benefit of the Parent and each other member of the Group.

10.	GOVERNING LAW AND JURISDICTION

10.1

This letter (including the agreement constituted by your acknowledgement of its terms) (the “Letter”) and any non-contractual obligations arising out of or in connection with it (including any non-contractual obligations arising out of the negotiation of the transaction contemplated by this Letter) are governed by Western Australian law.

10.2

The courts of Western Australia have non-exclusive jurisdiction to settle any dispute arising out of or in connection with this Letter (including a dispute relating to any non-contractual obligation arising out of or in connection with either this Letter or the negotiation of the transaction contemplated by this Letter).

11.	DEFINITIONS

In this letter (including the acknowledgement set out below) terms defined in the Agreement shall, unless the context otherwise requires, have the same meaning and:

“Confidential Information” means all information relating to the Parent, any Obligor, the Group, the Finance Documents, the Facility and/or the Acquisition which is provided to you in relation to the Finance Documents or the Facility by us or any of our affiliates or advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that:

(a)	is or becomes public information other than as a direct or indirect result of any breach by you of this letter; or

(b)	is identified in writing at the time of delivery as non-confidential by us or our advisers; or

(c)

is known by you before the date the information is disclosed to you by us or any of our affiliates or advisers or is lawfully obtained by you after that date, from a source which is, as far as you are aware, unconnected with the Group and which, in either case, as far as you are aware, has n ot been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality.

“Group” means the Parent and its subsidiaries for the time being (as such term is defined in the Corporations Act 2001 (Cth)).

“Permitted Purpose” means considering and evaluating whether to enter into the Acquisition.

Please acknowledge your agreement to the above by signing and returning the enclosed copy.

Yours faithfully

…................................

For and on behalf of

[Seller]

To:    [Seller]

The Parent and each other member of the Group

We acknowledge and agree to the above:

…................................

For and on behalf of

[Potential Purchaser]

SIGNATURES

THE PARENT

For and on behalf of

GOLD FIELDS LIMITED

By:	/s/ Nicholas John Holland
Nicholas John Holland

THE ORIGINAL BORROWER

Executed in accordance with section 127 of the Corporations Act 2001 by GRUYERE HOLDINGS PTY LTD ACN 615 728 491:

/s/ Cornelus W Du Toit	/s/ Kelly M Carter
Director Signature	Director/Secretary Signature

Cornelus W Du Toit	Kelly M Carter
Print Name	Print Name

THE ORIGINAL GUARANTORS

For and on behalf of

GOLD FIELDS LIMITED

By:	/s/ Nicholas John Holland
Nicholas John Holland

THE ORIGINAL GUARANTORS

For and on behalf of

GOLD FIELDS HOLDINGS COMPANY LIMITED

By:	/s/ Nicholas John Holland
Nicholas John Holland

THE ORIGINAL GUARANTORS

For and on behalf of

GOLD FIELDS OROGEN HOLDING (BVl) LIMITED

By:	/s/ Colin Bird
Colin Bird

THE ORIGINAL GUARANTORS

For and on behalf of

GOLD FIELDS GHANA HOLDINGS (BVI) LIMITED

By:	/s/ Colin Bird
Colin Bird

THE MANDATED LEAD ARRANGERS AND BOOKRUNNERS

Executed for and behalf of Commonwealth Bank of Australia ACN 123 123 124 by its attorney under power of attorney dated 24 June 2013 in the presence of:

(X)	/s/ Theresa Tran	(X)	/s/ Michelle Woolhouse
	Signature of Witness		Signature of Attorney

(X)	THERESA TRAN	(X)	Michelle Woolhouse — Executive Director
	Print name		Print name and title of Attorney

THE MANDATED LEAD ARRANGERS

EXECUTED by	)
as attorney for BANK OF AMERICA,	)
N.A. Australian Branch under power	)
of attorney dated 23 July 2020)
in the presence of:	)
)
)
)
)
/s/ Alayne Cooney	)
Signature of witness	)
	) )	By executing this deed the attorney states that the attorney has received no notice of revocation of the power of attroney
ALAYNE COONEY	)
Name of witness (block letters))

THE MANDATED LEAD ARRANGERS

For and on behalf of

BANK OF CHINA (HONG KONG) LIMITED

By:	/s/ Chan Hoi Man	/s/ Chin Lai ngan
	Chan Hoi Man	Chin Lai ngan

THE MANDATED LEAD ARRANGERS

Signed for Bank of China Limited, Sydney Branch ABN 29 002 979 955 by its attorney under power of attorney dated 1/5/18 in the presence of:

/s/ Chi Ji	/s/ Zhibin Xie
Witness Signature	Attorney Signature

Print Name	Print Name

Chi Ji	Zhibin Xie
Bank of China Limited, Sydney Branch	Assistant General Manager
Bank of China Limited,Sydney Branch

THE MANDATED LEAD ARRANGERS

For and on behalf of

CANADIAN IMPERIAL BANK OF COMMERCE

/s/ Jens Paterson	/s/ Kazim Mehdi
Jens Paterson	Kazim Mehdi
Executive Director	Executive Director

THE MANDATED LEAD ARRANGERS

SIGNED for and behalf of CITIBANK N.A.,

SYDNEY BRANCH by its authorised signatories:

/s/ BRETT HANMER	/s/ Tim Robinson
Authorised Signatory	Authorised Signatory
BRETT HANMER	Tim Robinson
MANAGING DIRECTOR	Head of GSG
Name and title of Authorised Signatory	Name and title of Authorised Signatory

THE MANDATED LEAD ARRANGERS

SIGNED for and on behalf of ING	)
BANK (AUSTRALIA) LIMITED	)
(ABN 24 000 893 292) by its Attorneys:	)

/s/ Wouter Mijnen	)	/s/ Stefan Ben
Signature of Attorney	)	Signature of Attorney
)
	)	Stefan Ben - Head of Infrastructure
Name of Attorney (block letters))		Name of Attorney (block letters)
Wouter Mijnen	)
Head or Real Estate	)

Title (block letters)		Title (block letters)

THE MANDATED LEAD ARRANGERS

Signed, sealed and delivered for and on
behalf of MUFG Bank, Ltd. ABN 75 103
418 882 by its attorney under power of
attorney in the presence of:

/s/ JIA TSENE	/s/ ARIEL WALTERS
Signature of witness	Signature of attorney

ARIEL WALTERS
Name of witness (BLOCK LETTERS)	Name of attorney (BLOCK LETTERS)

THE MANDATED LEAD ARRANGERS

Executed on behalf of the National
Australia Bank Limited by its Attorney,
PAUL SCOTT, who holds the
position of Level 2 Attorney under Power of
Attorney dated 1 March 2007 in the presence
of:

/s/ Garrick Condren	/s/ PAUL SCOTT
Witness Signature	Attorney Signature
Garrick Condren	PAUL SCOTT
Senior Associate
NAB Institutional Banking WA	DIRECTOR
Print Name	Print Name

THE MANDATED LEAD ARRANGERS

Signed Sealed and Delivered for Royal
Bank of Canada by its attorney under power
of attorney dated 25th August 2020
in the presence of:

/s/ KEVIN SCHINBEIN	/s/ MARCUS RAYMENT
Witness Signature	Attorney Signature

KEVIN SCHINBEIN	MARCUS RAYMENT
Print Name	Print Name

THE MANDATED LEAD ARRANGERS

Signed for:	)
The Bank of Nova Scotia, Australia	)
Branch	)
by its attorneys / authorised signatories in the presence of:

/s/ Antonette Hipolito	/s/ Jay Hipolito
Witness	Attorney / Authorised Signatory

Antonette Hipolito	Jay Hipolito
Name	Name

THE MANDATED LEAD ARRANGERS

SIGNED for WESTPAC BANKING

CORPORATION under power of attorney:

Trevor Connell	/s/ Trevor Connell
Full name of attorney	Signature of attorney who declares that the attorney has not received any notice of the revocation of the power of attorney
Tier 3 Attorney

THE ORIGINAL LENDERS

EXECUTED by	)
as attorney for BANK OF AMERICA,	)
N.A. Australian Branch under power	)
of attorney dated 23 July 2020)
in the presence of:	)
)
/s/ Alayne Cooney	)
Signature of witness	)
)
/s/ ALAYNE COONEY	)	By executing this deed the attorney states that the attorney has received no notice of revocation of the power of attorney
Name of witness (block letters)

THE ORIGINAL LENDERS

For and on behalf of

BANK OF CHINA (HONG KONG) LIMITED

By:	/s/ Chan Hoi Man	/s/ Chin Lai Ngan
	Chan Hoi Man	Chin Lai Ngan (8851006)

THE ORIGINAL LENDERS

Signed for Bank of China Limited, Sydney Branch ABN 29 002 979 955 by its attorney under power of attorney dated 1/5/18 in the presence of:

/s/ Chi Ji	/s/ Zhibin Xie
Witness Signature	Attorney Signature

Chi Ji Bank of China Limited, Sydney Branch	Zhibin Xie Assistant General Manager Bank of China Limited, Sydney Branch
Print Name	Print Name

THE ORIGINAL LENDERS

For and on behalf of

CANADIAN IMPERIAL BANK OF COMMERCE

/s/ Jens Paterson	/s/ Kazim Mehdi
Jens Paterson Executive Director	Kazim Mehdi Executive Director

THE ORIGINAL LENDERS

SIGNED for and behalf of CITIBANK N.A.,

SYDNEY BRANCH by its authorised signatories:

/s/ Brett Hanmer	/s/ Tim Robinson
Authorised Signatory	Authorised Signatory

BRETT HANMER MANAGING DIRECTOR	Tim Robinson Head of GSG
Name and title of Authorised Signatory	Name and title of Authorised Signatory

THE ORIGINAL LENDERS

Executed for and behalf of Commonwealth Bank

of Australia ACN 123 123 124 by its attorney

under power of attorney

dated 24 June 2013

in the presence of:

(X) /s/ Theresa Tran	(X) /s/ Michelle Woolhouse
Signature of Witness	Signature of Attorney

(X) THERESA TRAN	(X) Michelle Woolhouse, Executive Director
Print name	Print name and title of Attorney

THE ORIGINAL LENDERS

SIGNED for and on behalf of ING	)
BANK (AUSTRALIA) LIMITED	)
(ABN 24 000 893 292) by its Attorneys:	)
)
)
)
)
/s/ Wouter Mijnen	)	/s/ Stefan Ben
Signature of Attorney	)	Signature of Attorney
)
)
Name of Attorney (block letters))		Name of Attorney (block letters)
Wouter Mijnen	)	Stefan Ben - Head of Infrastructure
Head or Real Estate
Title (block letters)		Title (block letters)

THE ORIGINAL LENDERS

Signed, sealed and delivered for and on

behalf of MUFG Bank, Ltd. ABN 75 103

418 882 by its attorney under power of

attorney in the presence of:

/s/ Ariel Walters
Signature of witness	Signature of attorney

JIA TSENG	ARIEL WALTERS
Name of witness (BLOCK LETTERS)	Name of attorney (BLOCK LETTERS)

THE ORIGINAL LENDERS

Executed on behalf of the National

Australia Bank Limited by its Attorney,

PAUL SCOTT, who holds the

position of Level 2 Attorney under Power of

Attorney dated 1 March 2007 in the presence

of:

/s/ Garrick Condren	/s/ Paul Scott
Witness Signature	Attorney Signature
Garrick Condren Senior Associate NAB Institutional Banking WA	PAUL SCOTT DIRECTOR
Print Name	Print Name

THE ORIGINAL LENDERS

Signed Sealed and Delivered for Royal

Bank of Canada by its attorney under power

of attorney dated 25th August 2020

in the presence of:

/s/ kevin schinbein	/s/ marcus rayment
Witness Signature	Attorney Signature

KEVIN SCHINBEIN	MARCUS RAYMENT
Print Name	Print Name

THE ORIGINAL LENDERS

Signed for: The Bank of Nova Scotia, Australia Branch by its attorneys / authorised signatories in the presence of:	) ) )

/s/ Antonette Hipolito	/s/ Jay Hipolito
Witness	Attorney / Authorised Signatory

Antonette Hipolito	Jay Hipolito
Name	Name

THE ORIGINAL LENDERS

SIGNED for WESTPAC BANKING

CORPORATION under power of attorney:

Trevor Connell	/s/ Trevor Connell
Full name of attorney Tier 1 Attorney	Signature of attorney who declares that the attorney has not received any notice of the revocation of the power of attorney

THE AGENT

Executed for and behalf of Commonwealth Bank

of Australia ACN 123 123 124 by its attorney

under power of attorney

dated 24 June 2013

in the presence of:

DocuSigned by:	DocuSigned by:
(X) /s/Tony Di Paolo	(X)/s/ Loshitha Pather

Signature of Witness	Signature of Attorney

(X) Tony Di Paolo	(X)Loshitha Pather
Print name	Print name and title of Attorney

This document was witnessed by audio visual link in accordance with the COVID-19 Omnibus (Emergency Measures) (Electronic Signing and Witnessing) Regulations 2020 (Vic).